EXECUTION VERSION

INDENTURE

by and among

VCP RRL ABS V, LLC,
Issuer,

and

State Street Bank and Trust Company,
Trustee

Dated as of February 26, 2026

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Schedules and Exhibits

Schedule 1 List of Collateral Obligations

Exhibit A Forms of Notes

A-1 Form of Global Secured Note

A-2 Form of Global Subordinated Note

A-3 Form of Certificated Secured Note

A-4 Form of Certificated Subordinated Note

Exhibit B Forms of Transfer and Exchange Certificates

B-1 Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note

B-2 Form of Purchaser Representation Letter for Certificated Secured Notes

B-3 Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note

B-4 Form of Purchaser Representation Letter for Tax Restricted Notes

B-5 Form of Class C Note and Subordinated Note ERISA Certificate

B-6 Form of Transferee Certificate of Rule 144A Global Secured Note

B-7 Form of Transferee Certificate of Regulation S Global Secured Note

B-8 Form of Transferee Certificate of Regulation S Global Subordinated Note

B-9 Form of Transferor Certificate for Transfer of Certificated Subordinated Note or Rule 144A Global Subordinated Note to Regulation S Global Subordinated Note

B-10 Form of Transferor Certificate for Transfer of Certificated Subordinated Note or Regulation S Global Subordinated Note to Rule 144A Global Subordinated Note

B-11 Form of Transferee Certificate of Rule 144A Global Subordinated Note

Exhibit C Reserved.

Exhibit D Form of Note Owner Certificate

Exhibit E Form of NRSRO Certification

Exhibit F Form of Notice of Contribution

Exhibit G Form of Daisy Chain Letter

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INDENTURE, dated as of February 26, 2026, among VCP RRL ABS V, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and State Street Bank and Trust Company, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein and to incur the Class A-L Loans as provided herein and in the Class A-L Loan Agreement. The Issuer and the Trustee are entering into this Indenture, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Debt, the Trustee, the Class A-L Loan Agent, the Collateral Manager, the Custodian and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts (with respect to each Class A-VF Purchaser Collateral Account, only to the extent that the Issuer is entitled to amounts on deposit in such account and subject to the rights of the applicable Holder of the Class A-VF Notes set forth in the Class A-VF Purchase Agreement), and in each case any Eligible Investments purchased with funds on deposit in any of the Accounts, and, except with respect to any Class A-VF Purchaser Collateral Account, all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Master Participation Agreement (including any Lien granted by a Seller to the Issuer thereunder), the Loan Sale Agreement (including any Lien granted by a Seller to the Issuer thereunder), the Class A-L Credit Agreement and the Collateral Administration Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer; it being understood that Equity Securities may not be purchased by the Issuer but it is possible that the Issuer may receive an Equity Security in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, payment intangibles, instruments, investment property, letter-of-credit rights, securities, money, documents, goods, commercial tort claims and securities entitlements, and other supporting obligations (as such terms are defined in the UCC), (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations, Equity Securities or Eligible Investments), and

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(h) all proceeds (as defined in the UCC) with respect to the foregoing; (the assets referred to in (a) through (h), are collectively referred to as the “Assets”).

The above Grant is made in trust to secure the Secured Debt, the Issuer’s other obligations to the Secured Parties under this Indenture, the other Transaction Documents, and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XI of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Debt and any other Secured Debt by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XI of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement, the Master Participation Agreement, the Loan Sale Agreement and the Class A-L Credit Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein (collectively, the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references herein to designated “Articles,” “Sections,” “sub-sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision. For the avoidance of doubt, (i) references to the “redemption” of Secured Debt shall be understood to refer, in the case of the Class A-L Loans, to the repayment of the Class A-L Loans by the Issuer and (ii) references to the “issuances” of Secured Debt or to the “execution,” “authentication” and/or “delivery” of Secured Debt shall be understood to refer, in the case of the Class A-L Loans, to the incurrence of Class A-L Loans by the Issuer pursuant to the Class A-L Credit Agreement and this Indenture.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

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“ABL Facility”: A lending facility that (i) is subject to a formulaic borrowing base and (ii) pursuant to which the loans thereunder are principally secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Accountants’ Report”: An agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.8(b).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Custodial Account and (iv) each Class A-VF Purchaser Collateral Account.

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of the Holders”: The meanings specified in Section 14.2.

“Additional Collateral Obligations”: (i) Collateral Obligations purchased by the Issuer during the Reinvestment Period, (ii) Collateral Obligations that the Issuer acquires in connection with the substitution of Collateral Obligations permitted hereunder and (ii) Collateral Obligations that the Issuer committed to purchase during the Reinvestment Period.

“Additional Debt”: Any additional Class A-L Loans borrowed by the Issuer after the Closing Date in accordance with the Class A-L Credit Agreement as set forth in an amendment thereto and any additional Notes issued pursuant to Section 2.13.

“Additional Debt Closing Date”: The closing date for the issuance of any Additional Debt pursuant to Section 2.13 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1(a)(xii).

“Adjusted Pool Balance”: As of any date of determination, without duplication:

(a) the Pool Balance (excluding, at all times on and after the first Payment Date, any Participation Interests that have not been elevated to an assignment); plus

(b) without duplication, the Current Cash Balances; minus

(c) without duplication, the aggregate amounts by which the Aggregate Principal Balance of the Collateral Obligations exceeds any of the Concentration Limitations without duplication as applied by the Collateral Manager in its sole discretion; minus

(d) without duplication, the Aggregate Principal Balance of the Delinquent Obligations; minus

(e) without duplication, the product of (i) the Aggregate Principal Balance of the Restructured Obligations as of the relevant date of determination multiplied by (ii) the Discount Percentage; plus

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(f) at all times on and after the first Payment Date, with respect to each Participation Interest that has not been elevated to an assignment, the lesser of (i) the Market Value of such Participation Interest as of the relevant date of determination, and (ii) the product of (A) the aggregate principal balance of such Participation Interest as of the relevant date of determination multiplied by (B) the Discount Percentage, provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Delinquent Obligation, or Restructured Obligation, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Pool Balance on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses in the order of priority contained in the definition thereof paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.0225% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee and Class A-L Loan Agent pursuant to Section 6.7 and the other provisions of this Indenture and the Class A-L Credit Agreement, as applicable, second, to the Collateral Administrator pursuant to the Collateral Administration Agreement and the Bank and any of its Affiliates in any of their respective capacities under the Transaction Documents, third, to the Class A-VF Administrative Agent pursuant to the Class A-VF Purchase Agreement, fourth, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent Investment Professional, Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of any Collateral Obligations; (iii) the Collateral Manager under this Indenture, the Class A-L Credit Agreement and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral

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Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the Independent Manager for any fees or expenses due under the management agreement between the Issuer and Independent Manager; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture, the Class A-L Credit Agreement and the documents delivered pursuant to or in connection with this Indenture and the Class A-L Credit Agreement (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Debt, including but not limited to, amounts owed to the Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of the Secured Debt on any stock exchange or trading system; and fifth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the proceeds from the issuance of the Debt and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt) shall not constitute Administrative Expenses.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of an Obligor solely because such Obligor and such entity are each controlled by the same or related holders of equity capital or a common Financial Sponsor.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Advance Rate”: (a) With respect to any date of determination up to and including the last day of the Reinvestment Period, the percentage applicable on such date based upon the obligor count existing upon such date as set forth in the following table and (b) with respect to any date of determination following the last day of the Reinvestment Period, the Aggregate Advance Rate determined pursuant to clause (a) above on the last day of the Reinvestment Period, taking into account for this purpose any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but that had not settled by the last day of the Reinvestment Period:

Obligor Count	Aggregate Advance Rate
20 and lower	80.0%
21 and higher	82.0%

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“Aggregate Borrowing Base”: An amount equal to the sum of (a) the product of the Aggregate Advance Rate multiplied by the Adjusted Pool Balance excluding Current Cash Balances therefrom (for any Payment Date, as of the related Determination Date) and (b) Current Cash Balances.

“Aggregate Borrowing Base Condition”: A condition satisfied as of any date of determination on which the Aggregate Outstanding Amount of Secured Debt (including any accrued and unpaid Deferred Interest and calculated after giving effect to any acquisition or substitution of any Additional Collateral Obligations, the sale of any Collateral Obligations and/or any payment on the Secured Debt occurring on such date of determination) is not greater than the Aggregate Borrowing Base.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation, Delinquent Obligation or Restructured Obligation), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided that the stated coupon of a Step-Up Obligation and a Step-Down Obligation will be the then-current coupon.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a) in the case of each Floating Rate Obligation that bears interest at a spread over a Benchmark based index, (i) any cash interest received on such Collateral Obligation above such index as of the immediately preceding Interest Determination Date multiplied by (ii) the outstanding principal balance of such Collateral Obligation; and

(b) in the case of each Floating Rate Obligation that bears interest at a spread over an index other than a Benchmark based index, (i) the excess of the sum of such spread and such index over the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation.

For purposes of calculating the Aggregate Funded Spread, (i) such calculation shall exclude any Restructured Obligation or Delinquent Obligation until the obligor thereof has resumed the payment of cash interest in cash, and (ii) the stated interest rate of a Collateral Obligation will be excluded from such calculation to the extent the Issuer or the Collateral Manager has actual knowledge that such payment of interest will not be made by the obligor thereof during the applicable period.

“Aggregate Outstanding Amount”: The aggregate unpaid principal amount of the Class A Debt, Class B Notes and Class C Notes outstanding on such date (including any Deferred Interest previously added to the principal amount of any of the Deferred Interest Notes that remains unpaid except to the extent otherwise expressly provided herein). The Aggregate Outstanding Amount of

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the Class A-VF Notes at any time shall not include the Class A-VF Aggregate Undrawn Amount, except (1) during the Reinvestment Period, in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Class A-VF Notes have taken any applicable action, including given any request, demand, authorization, direction, notice, consent or waiver or approved any amendment, modification of waiver, the Class A-VF Aggregate Undrawn Amount shall be deemed to be part of the Aggregate Outstanding Amount of the Class A-VF Notes and (2) as otherwise provided herein.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Alternative Method”: The meaning specified in Section 7.17(l).

“Approved Foreign Jurisdiction”: Each of the United Kingdom, Japan, Germany, France, Canada, Australia, the Netherlands and each Approved Tax Jurisdiction; provided that each such country has a foreign currency borrower credit rating that is at least “AA” by S&P.

“Approved Tax Jurisdiction”: Each of Bahamas, Bermuda, Luxembourg, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands and the Marshall Islands; provided that each such country has a foreign currency borrower credit rating that is at least “AA” by S&P.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Debt or a Class of the Debt, the Person designated by the Trustee to authenticate such Debt on behalf of the Trustee pursuant to Section 6.14 hereof. The Class A-VF Administrative Agent shall be the Authenticating Agent with respect to the Class A-VF Notes.

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Accrual Period or for determining any frequency of making payments of interest calculated with reference to such Benchmark as of such date.

“Average Life”: On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of

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each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Bank”: State Street Bank and Trust Company, in its individual capacity and not as Trustee, or any successor thereto (which shall include any successor Trustee pursuant to Section 6.11 hereof).

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Benchmark”: (i) With respect to any floating rate Collateral Obligation, the applicable benchmark rate currently in effect for such floating rate Collateral Obligation and determined in accordance with the related Underlying Instruments, and (ii) with respect to any Class A-L Loans, Class A-1 Notes, Class B-1 Notes or Class C Notes, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. The Benchmark with respect to the Class A-VF Notes shall be determined as set forth in the Class A-VF Purchase Agreement.

“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Collateral Manager and the Issuer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Manager and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date”: As determined by the Collateral Manager, the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the

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administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: As determined by the Collateral Manager, the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan”: (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, and (b) any “plan” or account which is defined in and subject to 4975 of the Code (including an individual retirement account).

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“Benefit Plan Investor”: (a) any Benefit Plan and (b) any entity whose underlying assets are deemed to include “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) by reason of such an “employee benefit plan’s” or a “plan’s” investment in such entity.

“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Borrowing Base Condition”: A condition that will be satisfied as of any date of determination on which the Borrowing Base Condition is applicable, if the Class A Borrowing Base Condition, the Class B Borrowing Base Condition and the Aggregate Borrowing Base Condition are satisfied.

“Broadly Syndicated Loan”: A syndicated loan that has no financial covenant and that is underwritten based upon the Obligor’s EBITDA where such EBITDA is greater than $50,000,000.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, London, England or in the city in which the Corporate Trust Office of the Trustee, Class A-L Loan Agent or Class A-VF Administrative Agent is located or, for any final payment of principal, in the relevant place of presentation.

“Carried Defaulted Obligation”: Any Defaulted Obligation with respect to which the Issuer has delivered to the Collateral Manager an Officer’s certificate confirming that the Issuer will receive payments of principal or a Contribution either (a) in cash in an amount equal to the Principal Balance of such Defaulted Obligation or (b) of one or more Additional Collateral Obligations to substitute for such Defaulted Obligation, which Additional Collateral Obligations will have an aggregate Principal Balance no less than the Principal Balance of such Defaulted Obligation.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: The meaning specified in Section 2.2(b)(iv).

“Certificated Secured Notes”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8‑102(a)(4) of the UCC.

“Certificated Subordinated Note”: The meaning specified in Section 2.2(b)(iv).

“Class”: In the case of (x) the Secured Debt, all of the Secured Debt having the same Interest Rate, Stated Maturity and designation and (y) the Subordinated Notes, all of the Subordinated Notes. With respect to any exercise of voting rights, any pari passu Classes of Notes that are entitled to vote on a matter will vote together as a single Class; provided that,

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notwithstanding anything in this definition to the contrary, (i) except as provided in clauses (ii) and (iii) of this proviso, (a) the Class A-L Loans, the Class A-1 Notes, the Class A-VF Notes and the Class A-2 Notes shall constitute, and vote together as, a single Class and (b) the Class B-1 Notes and the Class B-2 Notes shall constitute, and vote together as, a single Class; (ii) (a) the Class A-L Loans, the Class A-1 Notes, the Class A-VF Notes and the Class A-2 Notes shall be treated as separate Classes, and shall vote separately, to the extent expressly specified in the Indenture or any other Transaction Document and for purposes of any determination as to whether a proposed supplemental indenture or amendment would directly affect the holders of any such Class exclusively and differently from the holders of any other Class and (b) the Class B-1 Notes and the Class B-2 Notes shall be treated as separate Classes, and shall vote separately, to the extent expressly specified in the Indenture or any other Transaction Document and for purposes of any determination as to whether a proposed supplemental indenture or amendment would directly affect the holders of any such Class exclusively and differently from the holders of any other Class; and (iii) (a) the Class A-L Loans, the Class A-1 Notes, the Class A-VF Notes and the Class A-2 Notes shall be treated as separate Classes for purposes of a Refinancing and (b) the Class B-1 Notes and the Class B-2 Notes shall be treated as separate Classes for purposes of a Refinancing.

“Class A Advance Rate”: (a) With respect to any date of determination up to and including the last day of the Reinvestment Period, the percentage applicable on such date based upon the obligor count existing upon such date as set forth in the following table and (b) with respect to any date of determination following the last day of the Reinvestment Period, the Class A Advance Rate determined pursuant to clause (a) above on the last day of the Reinvestment Period, taking into account for this purpose any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but that had not settled by the last day of the Reinvestment Period:

Obligor Count	Class A Advance Rate
20 and lower	64.0%
21 and higher	66.0%

“Class A Borrowing Base”: With respect to any date of determination, the sum of (a) the product of the Class A Advance Rate multiplied by the Adjusted Pool Balance excluding Current Cash Balances therefrom (for any Payment Date, as of the related Determination Date) and (b) Current Cash Balances.

“Class A Borrowing Base Condition”: A condition satisfied as of any date of determination on which the Aggregate Outstanding Amount of the Class A Debt (calculated after giving effect to any acquisition or substitution of any Additional Collateral Obligations, the sale of any Collateral Obligations and/or any payment on the Class A Debt occurring on such date of determination) is no greater than the Class A Borrowing Base.

“Class A Debt”: The Class A Notes and the Class A-L Loans, collectively.

“Class A Holders”: The Holders of the Class A Debt.

“Class A Notes”: The Class A-1 Notes, the Class A-VF Notes and the Class A-2 Notes.

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“Class A Principal Distribution Amount”: With respect to any Payment Date, the greater of (a) the excess, if any, of the Aggregate Outstanding Amount of the Class A Debt (calculated immediately prior to such Payment Date) over the Class A Borrowing Base and (b) zero.

“Class A-1 Notes”: The Class A-1 Floating Rate Term Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”: The Class A-2 Fixed Rate Term Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-L Credit Agreement”: The Class A-L Credit Agreement, dated as of the Closing Date, among the Issuer, the Trustee, the Class A-L Loan Agent and the Class A-L Lender, as amended from time to time.

“Class A-L Lender”: Each lender under the Class A-L Credit Agreement with respect to the Class A-L Loans.

“Class A-L Loans”: The Class A-L Floating Rate Loans borrowed pursuant to the Class A-L Credit Agreement.

“Class A-L Loan Agent”: State Street Bank and Trust Company, as loan agent, under the Class A-L Credit Agreement, dated as of the Closing Date.

“Class A-L Loan Register”: The register of Holders of Class A-L Loans maintained by the Class A-L Loan Agent pursuant to the Class A-L Credit Agreement and provided to the Trustee.

“Class A-VF Administrative Agent”: MUFG Bank, Ltd.

“Class A-VF Advance:” the pro rata share of each Class A-VF Note Holder’s share of a Draw.

“Class A-VF Aggregate Undrawn Amount”: At any time with respect to the Class A-VF Notes, the excess, if any, of (i) the aggregate amount of the Class A-VF Commitment in respect of all Class A-VF Notes (including, for the avoidance of doubt, without duplication, any amounts on deposit in any Class A-VF Purchaser Collateral Account) (whether or not utilized) at such time over (ii) the aggregate outstanding principal amount of the Class A-VF Notes at such time.

“Class A-VF Commitment Fee”: With respect to any Interest Accrual Period, a fee equal to (a) the sum of (i) the Aggregate Undrawn Amount as of the close of business on each day during such Interest Accrual Period that occurs prior to the end of the Reinvestment Period multiplied by (ii) the Commitment Fee Rate divided by 360, plus (b) any unpaid Commitment Fee due in respect of any prior Interest Accrual Period plus (c) interest, as determined in accordance with the Class A-VF Purchase Agreement, on any accrued and unpaid Commitment Fee due in respect of any prior Interest Accrual Period from the date such unpaid Commitment Fee was originally due and payable.

“Class A-VF Commitment Fee Rate”: A rate per annum equal to 0.50%.

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“Class A-VF Commitment Fee Shortfall”: Any unpaid Class A-VF Commitment Fees plus the amount of interest which accrues on such unpaid Class A-VF Commitment Fees.

“Class A-VF Notes”: The Class A-VF Variable Funding Notes issued pursuant to the Indenture, pursuant to which the holders of such Class A-VF Notes shall make loans to the Issuer under the Class A-VF Purchase Agreement, which loans will be evidenced by such Class A-VF Notes.

“Class A-VF Additional Amounts”: With respect to the holder of any Class A-VF Note, any purchaser under the Class A-VF Purchase Agreement and the Class A-VF Administrative Agent, any breakage costs, increased costs, Class A-VF Note gross-up amounts, indemnities and reasonable and documented fees and expenses payable in respect of such Note or otherwise to such holder under the Class A-VF Purchase Agreement or the Indenture, as applicable.

“Class A-VF Additional Amounts Cap”: $75,000 per annum.

“Class A-VF Purchase Agreement”: The Class A-VF Purchase Agreement, to be dated as of the Closing Date, among the Issuer, in its capacity as Issuer thereunder, the Class A-VF Administrative Agent and each holder of the Class A-VF Notes, in their capacity as purchasers thereunder.

“Class B Advance Rate”: (a) With respect to any date of determination up to and including the last day of the Reinvestment Period, the percentage applicable on such date based upon the obligor count existing upon such date as set forth in the following table and (b) with respect to any date of determination following the last day of the Reinvestment Period, the Class B Advance Rate determined pursuant to clause (a) above on the last day of the Reinvestment Period, taking into account for this purpose any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but that had not settled by the last day of the Reinvestment Period:

Obligor Count	Class B Advance Rate
20 and lower	73.0%
21 and higher	75.0%

“Class B Borrowing Base”: An amount equal to the sum of (a) the product of the Class B Advance Rate multiplied by the Adjusted Pool Balance excluding Current Cash Balances therefrom (for any Payment Date, as of the related Determination Date) and (b) Current Cash Balances.

“Class B Borrowing Base Condition”: A condition satisfied as of any date of determination on which the Aggregate Outstanding Amount of the Class A Debt and the Class B Notes (calculated after giving effect to any acquisition or substitution of any Additional Collateral Obligations, the sale of any Collateral Obligations and/or any payment on the Class A Debt and/or Class B Notes occurring on such date of determination) is no greater than the Class B Borrowing Base.

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“Class B Noteholders”: The Holders of the Class B Notes.

“Class B Notes”: The Class B-1 Notes and the Class B-2 Notes.

“Class B Principal Distribution Amount”: With respect to any Payment Date, the greater of (a) the excess, if any, of the Aggregate Outstanding Amount of the Class A Debt and Class B Notes (calculated immediately prior to such Payment Date) over the Class B Borrowing Base, minus the Class A Principal Distribution Amount paid on such Payment Date and (b) zero.

“Class B-1 Notes”: The Class B-1 Floating Rate Term Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B-2 Notes”: The Class B-2 Fixed Rate Term Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Noteholders”: The Holders of the Class C Notes.

“Class C Notes”: The Class C Floating Rate Term Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Principal Distribution Amount”: With respect to any Payment Date, the greater of (a) the excess, if any, of the Aggregate Outstanding Amount of the Class A Debt, the Class B Notes and the Class C Notes (calculated immediately prior to such Payment Date) over the Aggregate Borrowing Base, minus the Class A Principal Distribution Amount and the Class B Principal Distribution Amount paid on such Payment Date and (b) zero.

“Clean-Up Call Date”: The first Payment Date on which the Aggregate Outstanding Amount of the Secured Debt is less than or equal to 20% of the Initial Outstanding Amount, plus the aggregate unpaid principal amount of any additional Secured Debt issued after the Closing Date, measured, in each case, as of the applicable date of issuance of such additional Secured Debt.

“Clean-Up Call Purchase Price”: The meaning specified in Section 9.5(b).

“Clean-Up Call Redemption”: The meaning specified in Section 9.5(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8‑102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

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“Closing Date”: February 26, 2026.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: The agreement, dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: State Street Bank and Trust Company, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Balance”: With respect to any date of determination, the sum, without duplication, of (a) the Pool Balance (including, for this purpose, the principal balance of each Carried Defaulted Obligation but only until such time as the payments of principal or Contributions referred to in the definition thereof have been received by the Issuer) as of such date, plus (b) the Principal Proceeds on deposit in the Reinvestment Collection Subaccount and Principal Proceeds on deposit in the Principal Collection Subaccount available to purchase Additional Collateral Obligations (in each case, including Eligible Investments therein) and the amounts anticipated (as determined by the Collateral Manager) to be deposited into the Principal Collection Subaccount on the Payment Date immediately succeeding such date of determination.

“Collateral Management Agreement”: The agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.25% per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date, payable subject to the Priority of Payments.

“Collateral Management Fee Shortfall Amount”: To the extent the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Date, with interest at the prime rate, as specified in the Collateral Management Agreement, as certified to the Trustee by the Collateral Manager (with a copy to the Collateral Administrator), in accordance with the Priority of Payments.

“Collateral Manager”: Vista Credit Strategic Lending Corp., a Maryland corporation, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

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“Collateral Manager Debt”: Any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan or a Second Lien Loan (including, but not limited to, interests in Recurring Revenue Loans, Broadly Syndicated Loans and Middle Market Loans acquired by way of a purchase or assignment), or a Participation Interest therein, that as of the date the Issuer commits to the acquisition of such obligation:

(i) is not (A) an Equity Security or (B) by its terms convertible into or exchangeable for an Equity Security;

(ii) is not a Synthetic Security;

(iii) is an interest in a Recurring Revenue Loan, Broadly Syndicated Loan or Middle Market Loan;

(iv) is U.S. Dollar denominated and is neither convertible by the Obligor thereunder into, nor payable in, any other currency;

(v) has an original term to maturity of no more than 96 months;

(vi) is not (A) a Defaulted Obligation or (B) a Delinquent Obligation;

(vii) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(viii) has payments that do not and will not subject the Issuer to withholding tax or other similar tax (except for withholding taxes pursuant to FATCA or withholding or other similar taxes on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees) unless the related obligor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(ix) is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment);

(x) will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

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(xi) does not mature after the Stated Maturity of the Secured Debt;

(xii) in the case of a Recurring Revenue Loan, has at least one financial covenant, is not in default of any financial covenant past any applicable cure period, has an Internal Vista Risk Rating of 3 or better and has a maximum loan-to-value ratio of 50%;

(xiii) in the case of a Middle Market Loan, has at least one financial covenant, is not in default of any financial covenant past any applicable cure period, has an Internal Vista Risk Rating of 3 or better, and has a maximum loan-to-value ratio of less than 65% in the case of a First Lien Loan and 75% in the case of a Second Lien Loan;

(xiv) in the case of a Broadly Syndicated Loan, has no financial covenant, has an Internal Vista Risk Rating of 3 or better, has an EBITDA greater than $50,000,000 and has a maximum loan-to-value ratio of 65% in the case of a Senior Secured Loan and 75% in the case of a Second Lien Loan;

(xv) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate or federal funds rate, (b) a benchmark rate or (c) an interbank offered rate, commercial deposit rate or any other index;

(xvi) is not an obligation of an Obligor in which the Collateral Manager owns more than 15% of the common equity interests;

(xvii) does not pay interest less frequently than annually;

(xviii) is not an interest in a grantor trust;

(xix) is issued by a Non-Emerging Market Obligor;

(xx) is not a commodity forward contract;

(xxi) does not include or support a letter of credit;

(xxii) is not (a) an ABL Facility, (b) subject to material non-credit related risks, (c) a Real Estate Loan, (d) Margin Stock, (e) a Structured Finance Obligation, (f) a Bond (other than senior secured notes), (g) an interest-only obligation, a Step-Down Obligation or a Step-Up Obligation, (h) an obligation having a rating including an “f,” “p,” “pi,” “t” or “sf” subscript from S&P or an “sf” subscript from Moody’s, or (i) a lease (including a finance lease); and

(xxiii) in the case of a Participation Interest (other than any Participation Interest acquired by the Issuer from an Affiliate thereof), is acquired from (1)(a) a Selling Institution incorporated or organized under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution incorporated or organized outside the United States or (b) with respect to Collateral Obligations the Obligors of which are organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), a Selling Institution organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction); and (2) for so long as KBRA is a Rating Agency, a Selling Institution which satisfies the S&P Counterparty Criteria.

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For the avoidance of doubt, any Collateral Obligation that contains any financial covenants only upon the occurrence of specified triggers and/or only for so long as there are certain amounts outstanding in respect thereof, as set forth in the related Underlying Instruments, will be deemed at all times to have a financial covenant for all purposes hereunder (even if such trigger or amounts outstanding have not yet been reached).

“Collection Account”: The segregated account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount, Interest Collection Subaccount and the Reinvestment Collection Subaccount.

“Collection Period”: With respect to (i) the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the last day of the calendar month preceding the first Payment Date; and (ii) any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption (other than a Refinancing), Tax Redemption or Clean-Up Call Redemption in whole of the Debt or the Secured Debt, as applicable, on the Redemption Date and (c) in any other case, at the close of business on the last day of the calendar month preceding such Payment Date.

“Commitment Shortfall”: The amount by which:

(a) the aggregate Unfunded Amount exceeds

(b) the sum of amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds.

“Commodity Exchange Act”: The United States Commodity Exchange Act of 1936, as amended.

“Concentration Limitations”: Limitations that operate to exclude from the Pool Balance plus, without duplication, Current Cash Balances, on any date of determination on or after the Closing Date, the aggregate principal balance, without duplication, of the Collateral Obligations owned by the Issuer that is in excess of any of the requirements set forth below; provided that for purposes of calculating each Concentration Limitation, the numerator of each such calculation shall exclude (A) the Aggregate Principal Balance of any Delinquent Obligations and Defaulted Obligations, and (B) the product of (i) the Aggregate Principal Balance of the Restructured Obligations as of the relevant date of determination multiplied by (ii) the Discount Percentage, in each case fitting any of the categories specified below) owned by the Issuer that is in excess of any of the requirements set forth below, calculated in each case as required by Section 1.3 herein:

(i) not more than 5%, of the Collateral Balance may consist of obligations issued by a single Obligor and its Affiliates (provided that Obligors shall not be deemed to be Affiliates due solely to ownership or control by a common Financial Sponsor);

(ii) not more than 25% of the Collateral Balance may consist of obligations issued by the 5 Obligors and their respective Affiliates (provided that Obligors shall not

• 22015383.7	-18-	•

be deemed to be Affiliates due solely to ownership or control by a common Financial Sponsor) whose Collateral Obligations have the highest Aggregate Principal Balance;

(iii) not more than 45% of the Collateral Balance may consist of obligations issued by the 10 Obligors and their respective Affiliates (provided that Obligors shall not be deemed to be Affiliates due solely to ownership or control by a common Financial Sponsor) whose Collateral Obligations have the highest Aggregate Principal Balance;

(iv) not more than 5% of the Collateral Balance may consist of Participation Interests (provided, however, that the Participation Interests in the Initial Collateral Obligations acquired on the Closing Date shall not be included for purposes of this limitation unless and until such Participation Interests fail to be elevated to full assignments in accordance with the terms of the Master Participation Agreement);

(v) not more than 3.5% of the Collateral Balance may consist of Second Lien Loans;

(vi) not more than 15% of the Collateral Balance may consist of obligations issued by Obligors that are not Domiciled in the United States of America;

(vii) not more than 10% of the Collateral Balance may consist of obligations with scheduled payments thereunder occurring less frequently than quarterly;

(viii) not more than 0% of the Collateral Balance (including, solely for the purpose of this item (viii) the amount of any unfunded commitment under any Delayed Draw Loans or Revolving Loans) may consist of the outstanding principal balances of and unfunded commitments under Delayed Draw Loans or Revolving Loans; and

(ix) not more than 10% of the Collateral Balance may consist of Broadly Syndicated Loans.

To the extent that a single Collateral Obligation fits into more than one of the above categories, the Collateral Manager will apply the Concentration Limitations, in its discretion, to avoid reducing the Adjusted Pool Balance multiple times with respect to the same excluded portion of such Collateral Obligation.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Conforming Changes”: With respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes, timing and frequency of determining rates and timing of making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Collateral Manager decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Manager in a manner substantially consistent with market practice (or, if the Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for the

• 22015383.7	-19-	•

administration of any such rate exists, in such other manner of administration as the Collateral Manager decides is reasonably necessary in connection with the administration of this Indenture).

“Constituting Documents”: As the context requires, (i) this Indenture and/or (ii) with respect to the Class A-L Loans, the Class A-L Credit Agreement.

“Contribution”: The meaning specified in Section 11.1(e).

“Contributor”: The meaning specified in Section 11.1(e).

“Controlling Class”: The Class A Debt so long as any Class A Debt is Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Subordinated Notes.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Conversion Date”: The meaning specified in Section 2.14(a).

“Corporate Trust Office”: The designated corporate trust office of (1) the Trustee at which the Trustee administers this Indenture, currently located at (a) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, 1 Heritage Drive - Mail Stop: OHD0100, North Quincy, Massachusetts 02171, Attention: Transfer Agent, Ref: VCP RRL ABS V, LLC and (b) for all other purposes, 1776 Heritage Drive – Mail Stop: JAB0527, North Quincy, Massachusetts, 02171, Attention: Structured Trust and Analytics, Ref: VCP RRL ABS V, LLC and (2) the Class A-L Loan Agent at which the Class A-L Loan Agent administers the Class A-L Credit Agreement, the office identified in the Class A-L Credit Agreement, or such other address as the Trustee or the Class A-L Loan Agent may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee or Class A-L Loan Agent.

“Covered Audit Adjustment”: The meaning specified in Section 7.17(l).

“CP Rate”: With respect to each conduit investor, for any day during any Interest Accrual Period, for any portion of the Class A-VF Notes funded or maintained by such conduit investor, a per annum rate equal to the sum of (i) the per annum rate equivalent to the weighted average cost, as determined by the related funding agent, associated with the issuance of commercial paper, which shall include (without limitation or duplication) (a) the fees and commissions of placement agents and dealers, (b) costs, fees and expenses of any issuing and paying agent or other person(s) responsible for the administration of such conduit investor’s commercial paper programs, (c) incremental carrying costs incurred with respect to commercial paper maturing on dates other than those on which corresponding funds are received by such conduit investor, (d) other borrowings

• 22015383.7	-20-	•

by such conduit investor and any other costs, fees or expenses of or related to the issuance of commercial paper that are allocated, in whole or in part, by such conduit investor or its related funding agent to fund or maintain such Class A-VF Notes for such Interest Accrual Period (and which may also be allocated in part to the funding of other assets of the conduit investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Class A-VF Notes for such Interest Accrual Period, the related funding agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, plus (ii) 2.15%.

“Credit Risk Obligation”: Any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment exercised in accordance with the Collateral Manager Standard has a significant risk of declining in credit quality or market value.

“Cumulative Deferred Management Fee”: All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Trustee and the Collateral Administrator).

“Current Cash Balances”: As of any date of determination, the sum of the Principal Proceeds on deposit in the Reinvestment Collection Subaccount and Principal Proceeds on deposit in the Principal Collection Subaccount available to purchase Additional Collateral Obligations (in each case, including Eligible Investments therein) and the amounts anticipated to be deposited (as determined by the Collateral Manager) into the Principal Collection Subaccount on the related Payment Date immediately succeeding such date of determination.

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager (with written notice to the Trustee and the Collateral Administrator).

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the Obligor of such Collateral Obligation (a) is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, and (c) the Collateral Obligation has a Market Value of at least 80% of its par value.

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“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cutoff Date”: With respect to (i) the initial Collateral Obligations, the later of the Closing Date or the settlement date with respect to the conveyance to the Issuer of such Collateral Obligation or (ii) any substitute Collateral Obligation or Additional Collateral Obligation, the related settlement date with respect to the conveyance to or acquisition by the Issuer of such Collateral Obligation.

“Daisy Chain Letter”: The transferee representation and covenant letter for the Tax Restricted Notes in global form substantially in the form attached as Exhibit G.

“DBSI”: Deutsche Bank Securities Inc.

“Debt”: Collectively, the Notes and the Class A-L Loans.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which the earliest of the following has occurred:

(a) any payment, or any part of any payment of principal or interest (taking into account any waivers or modifications granted on such Loan) has become 90 days or more delinquent;

(b) the Collateral Manager has accelerated such Collateral Obligation, and such acceleration has not been rescinded;

(c) the related Obligor or others have instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code; or

(d) the Collateral Manager has determined in accordance with its customary practices that the Collateral Obligation is defaulted;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (c) or (d) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5% of the Pool Balance will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c) and (d) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral

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Obligation become a Defaulted Obligation. Until so notified, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

“Deferrable Interest Notes”: The Class C Notes.

“Deferred Interest”: With respect to any Deferrable Interest Notes as to which one or more Priority Classes are Outstanding, interest that shall be deferred and not due and payable on the applicable Payment Date to the extent that funds are not available on such Payment Date to pay the full amount of interest on the Deferrable Interest Notes (which failure to pay such interest will not be an Event of Default under this Indenture) and which thereafter, bears interest at the Interest Rate applicable to such Deferrable Interest Notes until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Deferrable Interest Notes (with respect to any Deferred Interest on such Deferrable Interest Notes), and (iii) the Stated Maturity of such Deferrable Interest Notes (with respect to any Deferred Interest on such Deferrable Interest Notes). To the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, the Deferrable Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default.

“Delayed Draw Loan”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the Obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; but any such Collateral Obligation shall be a Delayed Draw Loan only until all commitments by the Issuer to make advances to the Obligor expire or are terminated or are reduced to zero.

“Delinquent Obligation”: A Collateral Obligation that is more than 45 days delinquent in payment of principal or interest (taking into account any waivers or modifications granted on such Loan).

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a) causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b) causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

• 22015383.7	-23-	•

(c) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii) in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v) in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as

• 22015383.7	-24-	•

belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi) in the case of Cash or Money,

(a) causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b) if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Delivery Certificate”: An Officer’s certificate of the Collateral Manager to the effect that immediately before the Delivery of the Collateral Obligations:

(A) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C) the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

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“Determination Date”: With respect to (i) any Payment Date other than a Redemption Distribution Date, the last day of the immediately preceding Collection Period and (ii) the determination of whether Interest Proceeds and Principal Proceeds can be transferred to the Payment Account and applied pursuant to the Priority of Payments in connection with a Redemption Distribution Date, the fourth Business Day preceding such Redemption Distribution Date.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Percentage”: With respect to Middle Market Loans and Broadly Syndicated Loans, 50% and, with respect to Recurring Revenue Loans, 65%.

“Distribution Report”: The meaning specified in Section 10.6(a).

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to a Collateral Obligation:

(a) its country of organization;

(b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor); or

(c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“Draw”: A request for a loan advance pursuant to Section 2.2(a) of the Class A-VF Purchase Agreement by the Collateral Manager (on behalf of the Issuer) to the Holders of the Class A-VF Notes.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EBA”: The European Banking Authority (including any successor or replacement organization thereto).

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“EIOPA”: The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

“Eligible Investment Required Ratings”: (a) Such obligation or security has a short-term credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least “AA-” by S&P, and (b) to the extent that Fitch is rating any Debt then Outstanding, for obligations or securities (i) with remaining maturities up to 30 days, such obligation or security has a short-term credit rating of at least “F1” or a long-term credit rating of at least “A” from Fitch or (ii) with remaining maturities of more than 30 days but not in excess of 60 days, such obligation or security has a short-term credit rating of “F1+” or a long-term credit rating of at least “AA-” from Fitch.

“Eligible Investments”: Either (a) Cash or (b) any Dollar investment that is a “cash equivalent” for purposes of the loan securitization exclusion under the Volcker Rule and at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper or other short-term obligations (other than Asset-backed Commercial Paper and extendible commercial paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv) registered money market funds that have, at all times, credit ratings of “AAAm” by S&P or otherwise the highest rating assigned by any other NRSRO, respectively (provided that such equivalent ratings shall comply with S&P’s then current criteria);

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such

• 22015383.7	-27-	•

obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (a) 60 days from the date of purchase and (b) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee (or an Affiliate thereof) in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “f,” “r,” “p,” “pi,” “q,” “t” or “sf” subscript assigned to the rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or proceeds of disposition are subject to withholding taxes by any jurisdiction (other than withholding taxes pursuant to FATCA) unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or an Affiliate thereof, or for which the Bank or an Affiliate thereof or the Trustee or an Affiliate of the Bank or the Trustee is the obligor or depository institution, or provides services and receives compensation.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Equity Security”: Any security (other than any security received in connection with a restructuring or insolvency (other than common stock)) that at the time of acquisition, conversion or exchange is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“FATCA”: Sections 1471 through 1474 of the Code, any final or temporary, current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

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“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Pool Balance, (b) the Aggregate Principal Balance of all Defaulted Obligations, (c) the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds and (d) the aggregate amount of all Principal Financed Accrued Interest.

“Financial Asset”: The meaning specified in Section 8‑102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“Financing Statements”: The meaning specified in Section 9‑102(a)(39) of the UCC.

“First Interest Determination End Date”: April 20, 2026.

“Fitch”: Fitch Ratings, Inc. and any successor thereto.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“Floor”: 0.00%.

“FRB”: The meaning specified in the definition of the terms “Deliver,” “Delivered” or “Delivery”.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Notes”: The Global Secured Notes and the Global Subordinated Notes.

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Global Subordinated Note”: Any Regulation S Global Subordinated Note or Rule 144A Global Subordinated Note.

“Government Security”: The meaning specified in the definition of the terms “Deliver,” “Delivered” or “Delivery”.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets,

• 22015383.7	-29-	•

and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder”: With respect to (i) any Note, the Person whose name appears on the Register as the registered holder of such Note and (ii) with respect to any Class A-L Loan, the Person whose name such Class A-L Loan is registered on the Class A-L Loan Register.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s Affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent of the Issuer, the Collateral Manager and their respective Affiliates within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Fiduciary”: The meaning specified in Section 2.5(d).

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer, consultant, creditor, contractor or supplier (or a Person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an

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independent manager of the Issuer); (iii) affiliated with a tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in clause (i), (ii) or (iii) above (other than with respect to clause (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Agent”: The Collateral Administrator.

“Initial Outstanding Amount”: The aggregate unpaid principal amount of the Secured Debt Outstanding as of the Closing Date, treating, for this purpose, the full amount of the Class A-VF Commitment as being the aggregate unpaid principal balance of the Class A-VF Notes as of the Closing Date.

“Initial Pool Balance”: The Pool Balance of the Collateral Obligations acquired by the Issuer on the Closing Date, or with respect to which the Issuer is under a binding commitment on the Closing Date to purchase such Collateral Obligations.

“Initial Purchasers”: DBSI and MUFG, as the purchasers of the Class A-1 Notes, the Class A-2 Notes and the Class B Notes under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

“Initial Subordinated Noteholder”: The Retention Provider, in its capacity as initial Subordinated Noteholder, together with its successors and assigns.

“Institutional Accredited Investor”: An Accredited Investor identified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9‑102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date following the Closing Date (or, in the case of a Refinancing or Debt issued in connection with an additional issuance, the first Payment Date following the Refinancing or the date of such additional issuance, respectively), the period from and including the Closing Date (or, in the case of a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date (or, in the case of the Class A-VF Notes, the second Business Day preceding such Payment Date); and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date (or, in the case of the Class A-VF Notes, the second Business Day preceding such Payment Date) to but excluding such Payment Date (or, in the case of the

• 22015383.7	-31-	•

Class A-VF Notes, the second Business Day preceding such Payment Date); provided that, for purposes of determining any Interest Accrual Period in the case of any fixed rate Notes, the Payment Date will be assumed to be the 20th day of the relevant month (irrespective of whether such day is a Business Day).

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Determination Date”: (a) With respect to the first Interest Accrual Period following the Closing Date (x) for the period from and including the Closing Date to but excluding the First Interest Determination End Date, the day that is two U.S. Government Securities Business Days preceding the Closing Date and (y) for the period from and including the First Interest Determination End Date to but excluding the first Payment Date following the Closing Date, the day that is two U.S. Government Securities Business Days preceding the First Interest Determination End Date and (b) with respect to each Interest Accrual Period thereafter, the day that is two U.S. Government Securities Business Days preceding the first day of each Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(a) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments (other than Eligible Investments credited to any Class A-VF Purchaser Collateral Account), including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(b) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(c) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(d) any Principal Proceeds designated by the Collateral Manager (with notice to the Collateral Administrator) as Interest Proceeds in connection with any Refinancing pursuant to which the Secured Debt is being refinanced in whole; and

(e) any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture;

provided that any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the par value of such Collateral Obligation at the time it became a Defaulted Obligation.

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“Interest Rate”: With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to the rate specified in Section 2.3.

“Internal Vista Risk Rating”: For any Collateral Obligation, the rating assigned thereto by the Collateral Manager under the 4-level numerical rating system used by the Collateral Manager to rate the credit profile of Collateral Obligations, as described in the Collateral Manager’s credit and collection policies, applied consistently and in good faith.

“Intervening Event”: With respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Investment Criteria, in each case to the extent beyond the Issuer’s or the Collateral Manager’s control, so long as no other Collateral Obligation (or the obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any Investment Criteria since the first day of the related Trading Plan Period.

“Independent Investment Professional”: As defined in the Collateral Management Agreement.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The U.S. Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer or by a Responsible Officer of the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. An order or request provided in a facsimile, email or other electronic communication by a Responsible Officer of the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Trustee or the Class A-L Loan Agent requests otherwise.

“Issuer’s Website”: The internet website of the Issuer, initially located at www.17g5.com access to which is limited to KBRA and to NRSRO’s that have provided an NRSRO Certification.

“Junior Class”: With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

“KBRA”: Kroll Bond Rating Agency, LLC and any successor or successors thereto.

“Knowledgeable Employee”: The meaning set forth in Rule 3c-5(a)(4) promulgated under the 1940 Act.

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“Level 1 Portfolio Test”: Each of (i) the Minimum Floating Spread Test when measured against the Minimum Floating Spread specified in clause (a) of the definition thereof and (ii) the Weighted Average Life Test when measured against the Weighted Average Life specified in clause (a) of the definition of Weighted Average Life Test.

“Level 2 Portfolio Test”: Each of (i) the Minimum Floating Spread Test when measured against the Minimum Floating Spread specified in clause (b) of the definition thereof and (ii) the Weighted Average Life Test when measured against the Weighted Average Life specified in clause (b) of the definition of Weighted Average Life Test.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date, by the Retention Provider, as sole member, and the Independent Manager.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Sale Agreement”: The loan sale agreement, dated as of the Closing Date, among VCSL, the U.S. Retention Provider and the Issuer relating to the sale of Collateral Obligations from such Seller to the Issuer from time to time.

“Majority”: With respect to any Class or Classes of Debt, the holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable; provided that, during the Reinvestment Period, in determining whether the Holders of the requisite Aggregate Outstanding Amount have taken any applicable action, including given any request, demand, authorization, direction, notice, consent or waiver or approved any amendment or modification hereunder, the Class A-VF Aggregate Undrawn Amount shall be deemed to be part of the Aggregate Outstanding Amount of the Class A-VF Notes.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: The market value provided by a nationally recognized independent pricing service engaged by the Collateral Manager or, if unavailable or determined by the Collateral Manager to be unreliable, the fair value of such Collateral Obligation as of a date on or about the pricing date, reflected in the books and records of the Collateral Manager.

“Master Participation Agreement”: The master participation agreement, dated as of the Closing Date, including each assignment and acceptance agreement entered into in connection therewith, among the Issuer and the Sellers identified therein relating to the grant of a Participation Interest and sale of Collateral Obligations from such Seller to the Issuer.

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“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.

“Measurement Date” (i) Any day on which a substitution or purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Distribution Report prepared under this Indenture is calculated, and (iv) with five Business Days’ prior written notice, any Business Day requested by the Rating Agency.

“Merging Entity”: The meaning specified in Section 7.10.

“Middle Market Loan”: A Loan (other than a Broadly Syndicated Loan) underwritten based upon the Obligor’s cash flows or EBITDA.

“Minimum Floating Spread”: (a) For purposes of compliance with the Level 1 Portfolio Test 4.75% and (b) for purposes of compliance with the Level 2 Portfolio Test 4.25%.

“Minimum Floating Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the applicable level of the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: If any of the Collateral Obligations are Fixed Rate Obligations, 7.00%.

“Money”: The meaning specified in Section 1‑201(24) of the UCC.

“Monthly Report Determination Date”: With respect to any calendar month will be the last day of the preceding calendar month.

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“MUFG”: MUFG Securities Americas Inc.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the Pool Balance acquired by the Issuer, directly or indirectly from VCSL, prior to such date, calculated as of the respective Cutoff Dates of such Collateral Obligations, minus (b) the Pool Balance sold to or repurchased or substituted by, or otherwise transferred, directly or indirectly, to, VCSL prior to such date.

“Non-Call End Date”: August 26, 2027.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America, (b) any country that has a foreign currency government bond rating of at least “Aa3” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P or (c) a Tax Jurisdiction.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

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“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.4) or any supplemental indenture (and including any Additional Notes issued hereunder pursuant to Section 2.13).

“NRSRO”: A nationally recognized statistical rating organization registered with the Securities and Exchange Commission under the Exchange Act.

“NRSRO Certification”: A certification substantially in the form of Exhibit E executed by a NRSRO in favor of the Issuer that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO has access to the Issuer’s Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Offer”: The meaning specified in Section 10.7(c).

“Offering”: The offering of any Secured Debt pursuant to the relevant Offering Circular.

“Offered Notes”: The Class A-1 Notes, the Class A-2 Notes and the Class B Notes.

“Offering Circular”: Each offering circular relating to the offer and sale of the Offered Notes, including any supplements thereto.

“Officer”: (a) With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity, (b) with respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company and (c) with respect to the Collateral Manager, any manager of the Collateral Manager or any duly authorized officer of the Collateral Manager (as indicated on an incumbency certificate delivered to the Trustee) with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee or the Class A-L Loan Agent, as applicable, and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the addressee thereof (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and

• 22015383.7	-36-	•

reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the addressee thereof. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee or the Class A-L Loan Agent, as applicable (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee or the Class A-L Loan Agent, as applicable (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Secured Debt in accordance with Section 9.1.

“Other Plan Law”: Any state, local, federal, non-U.S. or other laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) (x) Debt theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 2.9 or registered in the Register on the date this Indenture is discharged in accordance with Article IV and (y) Class A-L Loans repaid by the Issuer and terminated by the Class A-L Loan Agent in accordance with the Class A-L Credit Agreement;

(ii) Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(ii) or the Class A-L Credit Agreement, as applicable; provided that if such Debt or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes in exchange for or in lieu of which other Debt has been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt is held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC);

(iv) (x) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6 and (y) notes evidencing the Class A-L Loans, if any, signed by the Issuer in its capacity as borrower under the Class A-L Credit Agreement and delivered to the Class A-L Lender that is alleged to have been lost or destroyed for which replacement Class A-L Loan notes have been issued as provided in the Class A-L Credit Agreement; and

• 22015383.7	-37-	•

(v) Class A-L Loans repaid, redeemed or converted into Class A-1 Notes pursuant to the terms of the Class A-L Credit Agreement and this Indenture;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Debt have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Debt owned by the Issuer (only in the case of a vote on (i) the removal of the Collateral Manager for “cause” and (ii) the waiver of any event constituting “cause”, in each case, unless all Debt of such Class are Collateral Manager Debt) Collateral Manager Debt shall be disregarded and deemed not to be Outstanding, except that, (x) in determining whether the Trustee or the Class A-L Loan Agent, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee or the Class A-L Loan Agent, as applicable, actually knows, based solely on the transfer certificates received pursuant to the terms of Section 2.5, to be so owned shall be so disregarded and (y) if all Debt of such Class are Collateral Manager Debt, Collateral Manager Debt shall not be so disregarded and (b) Debt so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee or Class A-L Loan Agent, as applicable, the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing in part by Class of one or more Classes of Secured Debt, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class or, in the case of a Refinancing occurring on a date other than a Payment Date (without giving effect to clause (ii) of the definition thereof), only to the extent that the Collateral Manager determines that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date.

“Participation Interest”: An undivided 100% participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of its acquisition, which may be in an amount less than the face value thereof (but shall in any case be sufficient to repay any indebtedness secured by such loan and release any lien on such loan), as agreed upon between the Issuer and the selling institution, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt a Participation Interest shall not include a sub-participation interest in any loan.

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“Partner”: The meaning specified in Section 7.17(h).

“Partnership Interest”: The meaning specified in Section 7.17(h).

“Partnership Representative”: The meaning specified in Section 7.17(k).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: (i) Each of the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July 2026, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the latest Stated Maturity, (ii) any Redemption Date (other than a Redemption Date in connection with a redemption of Secured Debt in part by Class) and (iii) after the date on which no Secured Debt is deemed or considered Outstanding, any Business Day that the Collateral Manager shall designate as a “Payment Date” pursuant to Section 11.1(f).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Use”: With respect to any amount on deposit in the Collection Account from a Contribution or from an additional issuance or incurrence of Secured Debt, any of the following uses: (i) the transfer of amounts to the Principal Collection Subaccount for application as Principal Proceeds; (ii) the transfer of amounts to the Interest Collection Subaccount for application as Interest Proceeds; (iii) the purchase of one or more Specified Equity Securities; (iv) to pay expenses or other amounts due in connection with an Optional Redemption and (v) any other application or purpose not specifically prohibited by this Indenture.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

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“Plan Asset Regulation”: The United States Department of Labor regulations, 29 C.F.R. §2510.3‑101, as modified by Section 3(42) of ERISA.

“Pool Balance”: As of any date of determination, the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer (other than Defaulted Obligations except as otherwise expressly set forth herein).

“Portfolio Tests”: (i) The Minimum Floating Spread Test and (ii) the Weighted Average Life Test.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2.

“Principal Balance”: Subject to Section 1.3, with respect to any Asset, as of any date of determination, the outstanding principal amount of such Asset (excluding any interest that becomes capitalized interest on or after the Closing Date); provided that for all purposes the Principal Balance of any Equity Security or interest only strip shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. For the avoidance of doubt, Principal Proceeds will include interest purchased with Principal Proceeds on the Closing Date.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement”: The note purchase agreement, dated as of the Closing Date, among the Issuer and the Initial Purchasers, as amended from time to time.

“Purchaser Rating Criteria”: Criteria that will be satisfied with respect to any Holder of the Class A-VF Notes on each day during the Reinvestment Period if: (i) such Holder, or the commercial paper conduit providing the funding for such Holder, has a short-term credit rating from S&P and Moody’s of at least “A-2,” or the equivalent from any other rating agency; or (ii) such Holder’s obligations are guaranteed by an entity meeting the requirements under clause (i) at such time. The Purchaser Rating Criteria will not apply after the Reinvestment Period.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt is both a Qualified Institutional Buyer and a Qualified Purchaser.

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“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the 1940 Act.

“Rapid Amortization Event”: Each of the following events:

(i) an Event of Default has occurred and either a Supermajority of the Controlling Class has declared that the principal of and accrued interest on the Secured Debt and all other amounts whatsoever payable by the Issuer to be immediately due and payable, or such acceleration has automatically occurred unless such acceleration has been rescinded by a Supermajority of the Controlling Class;

(ii) the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer that are Delinquent Obligations exceeds 10% of the greater of (a) $517,187,500 and (b) the sum of (i) the aggregate Pool Balance (including, for the purpose of this computation, Defaulted Obligations) plus (ii) Current Cash Balances, for six (6) consecutive Monthly Report Determination Dates and the amount of such excess Aggregate Principal Balance of Delinquent Obligations has not been offset by (a) an increase (including by a Contribution) in the amounts on deposit in the Principal Collection Subaccount or Reinvestment Collection Subaccount or (b) a reduction in the Aggregate Outstanding Amount of the Debt, in either case, in an amount equal to such excess;

(iii) the Aggregate Principal Balance of the Collateral Obligations owned by the Issuer that are Defaulted Obligations exceeds 5% of the greater of (a) $517,187,500 and (b) the sum of (i) the aggregate Pool Balance (including, for the purpose of this computation, Defaulted Obligations) plus (ii) Current Cash Balances, for the three (3) consecutive Monthly Report Determination Dates, and the amount of such excess aggregate outstanding principal balance of Defaulted Obligations has not been offset by an increase (including by a Contribution) in the amounts on deposit in the Principal Collection Subaccount;

(iv) the Borrowing Base Condition shall fail to have been satisfied on two (2) consecutive Payment Dates after giving effect to the distributions made on such Payment Dates;

(v) the Collateral Obligations owned by the Issuer at any time, together with any Collateral Obligations that, at such time, the Issuer is under a binding commitment to purchase, consist of obligations issued by fewer than ten (10) Obligors (solely for the purpose of the definition of “Rapid Amortization Event,” the obligations issued by any Obligor and its Affiliates shall be treated as the obligations of a single Obligor; provided that Obligors shall not be deemed to be Affiliates due solely to ownership or control by a common Financial Sponsor);and

(vi) the occurrence of a failure to be in compliance with any Level 2 Portfolio Test on any Determination Date, which failure remains uncured on the immediately succeeding Determination Date; provided that such Rapid

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Amortization Event shall cease to exist once such Level 2 Portfolio Test has been cured.

The Rapid Amortization Events described in clauses (i) through (v) above shall be un-curable. The Rapid Amortization Event described in clause (vi) above shall be curable and the effects of such Rapid Amortization Event shall cease upon the first Determination Date following such Rapid Amortization Event on which the Level 2 Portfolio Test is satisfied.

“Rating Agency”: KBRA, or, with respect to Assets generally, if at any time KBRA ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer).

“Rating Agency Condition”: With respect to any action, a condition that is satisfied if KBRA shall have provided its confirmation that such action will not result in a reduction, withdrawal or qualification of the then-current rating of any Outstanding Class of Debt then-rated by KBRA; provided, that KBRA shall be given ten (10) Business Days’ prior written notice of any such action; and provided further, that if KBRA makes a public announcement or informs the Issuer (who shall forward such notice to the Trustee and the Collateral Manager) that (i) it believes satisfaction of the Rating Agency Condition is not required with respect to an action or (ii) its practice is to not give confirmation with respect to such action, the requirement for the Rating Agency Condition will be deemed satisfied.

“Real Estate Loan”: A loan or other debt obligation that is (a) secured primarily by a mortgage, deed of trust or similar lien on commercial real estate other than hotels and casinos, residential real estate or undeveloped land or (b) made to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan or other debt obligation is secured by real estate).

“Record Date”: With respect to any applicable Payment Date, Redemption Date or Redemption Distribution Date, (i) with respect to the Global Secured Notes and the Global Subordinated Notes, the date one day prior to such Payment Date, Redemption Date or Redemption Distribution Date, as applicable, and (ii) with respect to the Certificated Secured Notes and the Certificated Subordinated Notes, the last day of the month immediately preceding such Payment Date, Redemption Date or Redemption Distribution Date, as applicable (whether or not a Business Day) (or, after the date on which no Secured Debt is deemed or considered Outstanding, the third Business Day preceding such Payment Date).

“Recurring Revenue Loan”: A Loan underwritten based on the Obligor’s revenues, whether contractual or realized.

“Redemption Date”: Any Business Day specified for a redemption of Debt or prepayment of Secured Debt pursuant to Article IX and/or with respect to the Class A-L Loans, the Class A-L Credit Agreement.

“Redemption Distribution Date”: The meaning set forth in Section 9.1(j).

“Redemption Distribution Direction”: The meaning set forth in Section 10.6(i).

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“Redemption Price”: (a) For any Secured Debt to be redeemed (i) 100% of the Aggregate Outstanding Amount of such Secured Debt, plus (ii) accrued and unpaid interest thereon (including, in the case of the Class A Debt and Class B Notes, any default interest and any accrued and unpaid interest thereon or, in the case of the Class C Notes, interest on any accrued and unpaid Deferred Interest) to the Redemption Date, plus (iii) solely with respect to each Class A-VF Note, any Class A-VF Additional Amounts in respect thereof and an amount equal to the accrued and unpaid Class A-VF Commitment Fees and any Class A-VF Commitment Fee Shortfalls and any additional amounts owed on the Class A-VF Notes and (b) for each Subordinated Note, (i) if such Subordinated Note is being redeemed in connection with a liquidation of Assets, its proportional share (based on the outstanding principal amount of such Subordinated Note) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Debt in whole or after all of the Secured Debt has been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Aggregate Collateral Management Fees and Administrative Expenses) of the Issuer or (ii) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Debt, the applicable Subordinated Note Redemption Price; provided that, in connection with any Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Debt in whole, Holders of 100% of the Aggregate Outstanding Amount of the Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of the Secured Debt, and such price shall be the “Redemption Price”.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Debt in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in Section 163(f)(2)(A) of the Code).

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Regulation S Global Subordinated Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Collection Subaccount”: The meaning specified in Section 10.2(a).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Reinvestment Period End Date, (ii) the occurrence and continuance of a Rapid Amortization Event that is not waived by a Majority of the Controlling Class, (iii) an Optional Redemption in connection with which all Collateral Obligations are sold or (iv) the date on which notice is provided by the Collateral Manager certifying that it can no longer reinvest in Collateral Obligations in accordance with the terms of this Indenture or the Collateral Management Agreement.

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“Reinvestment Period End Date”: January 20, 2028, or, upon satisfaction of the Specified Rating Condition, January 20, 2029.

“Reset Amendment”: The meaning specified in Section 8.2.

“Resolution”: With respect to the Issuer, a resolution of the manager of the Issuer.

“Responsible Officer”: With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party (which may contain contact information including an email address) as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restructured Obligation”: A Collateral Obligation that has been modified, restructured or extended due to underperformance of the Obligor and that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon for six (6) consecutive months; provided that, if such obligation is paying an amount at least equal to, in the case of a Floating Rate Obligation, the Benchmark plus 1.00% as of such date of determination, and, in the case of a Fixed Rate Obligation, the zero coupon swap rate in a fixed/floating interest rate swap with a term equal to 5 years, it shall not be a Restructured Obligation.

“Retention Provider”: The U.S. Retention Provider.

“Revolving Loan”: Any Collateral Obligation (other than a Delayed Draw Loan) that is a Loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the Obligor by the Issuer; provided that any such Collateral Obligation shall be a Revolving Loan only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”: An additional issuance of Debt directed by the Collateral Manager in connection with compliance with the U.S. Risk Retention Rules.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Global Subordinated Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

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“S&P”: S&P Global Ratings, an S&P Global Ratings Inc. business, and any successor or successors thereto.

“S&P Counterparty Criteria”: With respect to any Participation Interest acquired or committed to be acquired by the Issuer, criteria that will be met if, immediately after giving effect to such acquisition, (a) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower S&P Rating does not exceed the “Aggregate Percentage Limit” set forth below for such S&P Rating and (b) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with any single Selling Institution that has the S&P Rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such S&P Rating:

S&P Rating of Selling Institution or Participant (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20.0%	20.0%
AA+	10.0%	10.0%
AA	10.0%	10.0%
AA-	10.0%	10.0%
A+	5.0%	5.0%
A	5.0%	5.0%
A- and below	0%	0%

provided that a Selling Institution with an S&P Rating of “A” must also have a short-term S&P rating of at least “A-1,” otherwise its “Aggregate Percentage Limit” shall be 0%.

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3

• 22015383.7	-45-	•

hereof) after the related Cutoff Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (i) (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the Obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral or which is (ii) a first-lien, last-out loan as certified by the Collateral Manager.

“Secured Debt” Collectively, the Secured Notes and the Class A-L Loans.

“Secured Notes”: The Class A Notes, Class B Notes, and Class C Notes.

“Secured Obligations”: The meaning specified in the Granting Clauses.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Trustee and the Bank, as Securities Intermediary and as custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8‑102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8‑102(a)(17) of the UCC.

“Seller”: VCSL, the U.S. Retention Provider, VCSL Funding 1 LLC, VCSL Funding 2 LLC and/or one or more other affiliates of, or vehicles managed by, the Collateral Manager.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any Loan or any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, customary super senior revolving facilities, customary capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan; and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow or revenue available for debt service and other demands for that cash flow or revenue) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms

• 22015383.7	-46-	•

and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral. For the avoidance of doubt, a Senior Secured Loan shall not include traditional corporate or high yield bonds.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be deemed to include the assets of the investor in any Debt (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate as identified by the Collateral Manager to the Trustee and the Collateral Administrator).

“Specified Equity Securities”: The securities or interests resulting from the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an equity security or interest received in connection with the workout or restructuring of a Collateral Obligation, in each case to the extent such security or interest does not constitute Margin Stock.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“Specified Rating Condition”: The condition that will be satisfied if, upon request by the Issuer (or the Collateral Manager on its behalf) prior to the second anniversary of the Closing Date, the Rating Agency Condition shall have been satisfied with respect to an extension of the last day of the Reinvestment Period from January 20, 2028 to January 20, 2029. For the avoidance of doubt, the Issuer and the Collateral Manager shall have no obligation to cause the satisfaction of the Specified Rating Condition.

“Specified Recurring Revenue Loan”: A Recurring Revenue Loan that, as of the date of the most recent Distribution Report, satisfies each of the following conditions, in each case based on the most recently reported relevant financial information with respect to such Obligor and as certified by the Collateral Manager: (a) the net revenue retention for the Obligor of such Recurring Revenue Loan is at least 90.0%; (b) the trailing twelve-month annualized revenue for the Obligor of such Recurring Revenue Loan is at least $50,000,000; (c) the loan-to-value ratio for such Recurring Revenue Loan is less than or equal to 35.0%; (d) the trailing twelve-month annualized revenue for the Obligor minus the prior trailing twelve-month period annualized revenue for the Obligor for the immediately preceding trailing twelve-month period is at least $0; and (e) if the Obligor of such Recurring Revenue Loan has (i) less than $75,000,000 in recurring revenue, the loan-to-recurring revenue multiple for such Obligor is less than or equal to 3.0x and (ii) at least $75,000,000 in recurring revenue, the loan-to-recurring revenue multiple for such Obligor is less than or equal to 4.0x.

“STAMP”: The meaning specified in Section 2.5.

• 22015383.7	-47-	•

“Standby Directed Investment”: Initially, Goldman Sachs Treasury Instr MMF #506 (VP5000972) (which for the avoidance of doubt, is an Eligible Investment) or such other Eligible Investment designated by the Issuer (or the Collateral Manager on behalf of the Issuer) by written notice to the Trustee.

“Stated Maturity”: January 20, 2038.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a reduction in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities; provided that any ABL Facility and loans directly to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subordinated Note Purchase Agreement”: The agreement, dated as of the Closing Date, between the Issuer and the Initial Subordinated Noteholder, as amended from time to time in accordance with the terms thereof.

“Subordinated Note Redemption Price”: An amount equal to any remaining Interest Proceeds and Principal Proceeds payable under the Priority of Payments on each Redemption Date for the Subordinated Notes.

“Subordinated Notes”: The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class of Debt, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

• 22015383.7	-48-	•

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding, or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if either (i) (x) one or more Collateral Obligations that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Collateral Obligations that were subject to withholding tax when the Issuer committed to purchase them and (y) in any Collection Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not “grossed-up” (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Collection Period; or (ii) taxes, fees, assessments, or other similar charges are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$7,000,000, other than any deduction or withholding for or on account of any tax described in (i)(x) of this definition.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example, the Cayman Islands, Ireland, Bermuda, Curaçao, St. Maarten and the Channel Islands).

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Tax Restricted Notes”: As of the relevant time of determination, the Class C Notes, the Subordinated Notes, and any other Debt if the Issuer (upon its issuance or incurrence for U.S. federal income tax purposes) has not received an opinion in respect of such Debt from nationally recognized U.S. tax counsel experienced in such matters and reasonably acceptable to the Issuer to the effect that such Debt will be treated as debt for U.S. federal income tax purposes.

“Term SOFR”: For any Interest Accrual Period, the greater of (x) zero and (y) the Term SOFR Reference Rate for a three-month tenor, as such rate is published by the Term SOFR Administrator on the related Interest Determination Date; provided that if as of 5:00 p.m. (New York City time) on any Interest Determination Date, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator, then Term SOFR will be (a) the Term SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (b) if Term SOFR cannot be determined in accordance with clause (a) of this proviso, Term SOFR shall be Term SOFR as determined on the previous Interest Determination Date.

• 22015383.7	-49-	•

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Total Capitalization”: An amount equal to, without duplication (i) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), plus (ii) the Principal Proceeds on deposit in the Collection Account.

“Trading Plan”: The meaning specified in Section 12.2(a).

“Trading Plan Period”: The meaning specified in Section 12.2(a).

“Transaction Documents”: This Indenture, the Class A-L Credit Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Class A-VF Purchase Agreement, the Subordinated Note Purchase Agreement, the Purchase Agreement, the Master Participation Agreement and the Loan Sale Agreement.

“Transaction Parties”: The meaning specified in Section 2.5(d).

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination.

“Treasury Regulations”: The United States Department of Treasury regulations promulgated under the Code.

“Trust Officer”: When used with respect to the Trustee or the Class A-L Loan Agent, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Class A-L Loan Agent) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

• 22015383.7	-50-	•

“Uncertificated Security”: The meaning specified in Section 8‑102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unfunded Amount”: As of any date means all amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but has not yet settled.

“United States Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends on its website that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” and “U.S. person”: The meanings specified in Regulation S.

“U.S. Retention Provider”: On the Closing Date, VCP RRL ABS V Investor, LLC, a Delaware limited liability company, as a “majority owned affiliate” of the “sponsor” of this transaction (as such terms are defined in the U.S. Risk Retention Rules in effect on the Closing Date), in its capacity as U.S. Retention Provider and thereafter any successor, assignee or transferee thereof or any Person permitted under the U.S. Risk Retention Rules to hold the U.S. retention interest.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. part 246.

“VCSL”: Vista Credit Strategic Lending Corp., a Maryland corporation.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing:

• 22015383.7	-51-	•

(a) the amount equal to the Aggregate Funded Spread; by

(b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: On any date of determination with respect to any Collateral Obligation (other than any Delinquent Obligation or Defaulted Obligation), the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding principal balance of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (excluding any Delinquent Obligation or Defaulted Obligation).

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to (a) for purposes of compliance with the Level 1 Portfolio Test 6.0 years and (b) for purposes of compliance with the Level 2 Portfolio Test 6.5 years.

Section 1.2 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Portfolio Tests.

(c) For purposes of calculating the Borrowing Base Condition, except as otherwise specified in the definitions related thereto, such calculations will not include

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scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(d) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in Additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(e) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(a) and Article XII, the expected interest on the Secured Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(f) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g) Reserved.

(h) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an Additional Collateral Obligation and, in accordance with the definitions of the Class A Advance Rate, the Class B Advance Rate and the Aggregate Advance Rate, such Eligible Investment shall be deemed to constitute an Obligor until all or a portion thereof is reinvested in an Additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will

• 22015383.7	-53-	•

be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(i) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(j) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(k) Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the aggregate face amount of the Assets as of the first day of the Collection Period.

(l) To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Manager may direct the Collateral Administrator or the Collateral Administrator may request direction from the Collateral Manager, as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(m) To the fullest extent permitted by applicable law and notwithstanding anything to the contrary contained herein, whenever in this Indenture the Collateral Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Collateral Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Issuer, Holders or any other Person. The intent of granting authority to act in its “discretion” to the Collateral Manager is that no other express consent of another party is required to be obtained by the Collateral Manager when acting pursuant to such grant of authority hereunder; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Collateral Manager.

(n) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(o) For all purposes where expressly used in this Indenture, the “principal balance” and “outstanding principal balance” shall exclude capitalized interest, if any.

(p) Reserved.

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(q) Reserved.

(r) For purposes of the definition of Collateral Obligation, the reference to the “purchase” of an obligation shall include the purchase of an obligation with cash, the receipt of an obligation by the Issuer in connection with a Contribution and the receipt of a new obligation in connection with the redemption and re-issuance of an obligation in a cashless roll where the redemption proceeds with respect to the Collateral Obligation being redeemed are “rolled” into the new obligation.

(s) For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(t) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication) from the Collateral Manager on which the Trustee and Collateral Administrator may rely without any responsibility or liability therefor.

ARTICLE II

The Notes

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Issuer may assign one or more CUSIPs or similar identifying numbers to Notes for administrative convenience.

Section 2.2 Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes, Rule 144A Global Secured Notes, Rule 144A Global Subordinated Notes and Regulation S Global Subordinated Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b) Secured Notes and Subordinated Notes.

(i) The Notes of each Class sold to persons who are not U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a “Regulation S Global Secured Note”) and in the form of one permanent

• 22015383.7	-55-	•

global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a “Regulation S Global Subordinated Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(ii) The Notes of each Class sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a “Rule 144A Global Secured Note”) and in the form of one permanent global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a “Rule 144A Global Subordinated Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii) The Secured Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors (that are not Qualified Institutional Buyers) and Qualified Purchasers in reliance on Rule 144A shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-3 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iv) The Subordinated Notes sold to U.S. Persons that are Accredited Investors (that are not Qualified Institutional Buyers) and either Qualified Purchasers, Knowledgeable Employees with respect to the Issuer, Collateral Manager, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser or a Knowledgeable Employee with respect to the Issuer or the Collateral Manager and shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-4 hereto (each, a “Certificated Subordinated Note” and, together with the Certificated Secured Notes, “Certificated Notes”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(v) The aggregate principal amount of the Regulation S Global Secured Notes, the Rule 144A Global Secured Notes, the Rule 144A Global Subordinated Notes and the Regulation S Global Subordinated Notes may from time to time be

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increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes and Regulation S Global Subordinated Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes and the Global Subordinated Notes insofar as interests in such Global Secured Notes and Global Subordinated Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Secured Notes or Global Subordinated Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of (i) Secured Notes (including the amount of the Class A-1 Notes upon the conversion of the Class A-L Loans) and Subordinated Notes that may be authenticated and delivered under this Indenture and (ii) Class A-L Loans incurred under the Class A-L Credit Agreement, is limited to U.S.$517,187,500 (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (ii) Additional Debt issued in accordance with Sections 2.13 and 3.2).

Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

DeBT

Class Designation	Class A-L Loans(1)	Class A-1 Notes	Class A-VF Notes	Class A-2 Notes	Class B-1 Notes	Class B-2 Notes	Class C Notes	Subordinated Notes
Original Principal Amount	$80,000,000	$7,000,000	$75,000,000(2)	$179,350,000	$25,000,000	$21,540,625	$36,203,125	$93,093,750
Stated Maturity	January 20, 2038	January 20, 2038	January 20, 2038	January 20, 2038	January 20, 2038	January 20, 2038	January 20, 2038	N/A
Interest Rate	Benchmark + 2.15%	Benchmark + 2.15%	(3)	5.49%	Benchmark + 3.90%	7.24%	Benchmark + 7.00%	N/A
Initial Rating(s): KBRA	A(sf)	A(sf)	A(sf)	A(sf)	BBB(sf)	BBB(sf)	BB(sf)	N/A
Priority Classes	None	None	None	None	A-L, A-1, A-VF, A-2	A-L, A-1, A-VF, A-2	A-L, A-1, A-VF, A-2, B-1, B-2	A-L, A-1, A-VF, A-2, B-1, B-2, C
Pari Passu Classes	A-1, A-VF, A-2	A-L, A-VF, A-2	A-L, A-1, A-2	A-L, A-1, A-VF	B-2	B-1	None	None
Junior Classes	B-1, B-2, C, Subordinated	B-1, B-2, C, Subordinated	B-1, B-2, C, Subordinated	B-1, B-2, C, Subordinated	C, Subordinated	C, Subordinated	Subordinated	None

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(1) To account for the option to convert Class A-L Loans into Class A-1 Notes after the Closing Date, the Class A-1 Notes issued in the form of global notes will be issued in an amount up to $87,000,000 on the Closing Date. For the avoidance of doubt, the original principal amount of Class A-1 Notes set forth in this table represents the principal amount of the Class A-1 Notes as of the Closing Date.

(2) Reflects 100% of the Class A-VF Commitment.

(3) The Interest Rate for the Class A-VF Notes will be a per annum rate equal to (a) with respect to a conduit investor, to the extent funded through Asset-backed Commercial Paper, the CP Rate or (b) in any other case, the Benchmark, in each case, plus 2.15%. The Benchmark with respect to the Class A-VF Notes will be determined as set forth in the Class A-VF Purchase Agreement

The Class A Debt and the Class B Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of $1,000 in excess thereof. The Class C Notes shall be issued in minimum denominations of U.S.$1,500,000 and integral multiples of $1,000 in excess thereof. The Subordinated Notes will be issued in minimum denominations of U.S.$1,500,000 and integral multiples of $1,000 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which shall be deemed to be provided upon delivery of such executed Notes), shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual

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(or, in the case of a Global Note, electronic or facsimile) signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchasers or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchasers may request a list of Holders from the Trustee (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent).

In addition, the Issuer, the Trustee, the Class A-VF Administrative Agent and the Collateral Manager shall be entitled to rely conclusively upon any certificate of ownership provided to the Trustee (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) by a beneficial owner of a Note (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager or the Initial Purchasers, the Trustee (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Trustee has received; provided, however, the Trustee shall have no obligation or duty to verify information with respect to such Beneficial Ownership Certificate or certificate in the form of Exhibit D and shall only be required to retain copies of such documents presented to it.

• 22015383.7	-59-	•

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Debt, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b) No Debt may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c) No transfer of any Class C Note or Subordinated Note (or any interest therein) will be effective if such transfer would result in after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Class C Notes and/or Subordinated Notes being held by Persons who have represented that they are Benefit Plan Investors as determined in accordance with the Plan Asset Regulation and this Indenture, assuming, for this purpose, that all the representations made by such Persons are true. For purposes of these calculations and all other calculations required by this sub‑section, (A) any Debt of the Issuer held by a Person (other than a Benefit Plan Investor) who is a Controlling Person, the Trustee, the Collateral Manager, the Retention Provider, the Initial Purchasers or any of their respective affiliates (other than those interests held by a Benefit Plan Investor) shall be disregarded and not treated as Outstanding and (B) an “affiliate” of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Trustee shall be entitled to

• 22015383.7	-60-	•

rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Debt that a Trust Officer of the Trustee actually knows to be so held shall be so disregarded. In addition, no Global Subordinated Notes (other than Global Subordinated Notes purchased from the Issuer as part of the initial offering or on the Closing Date) may be held by or transferred to a Benefit Plan Investor or Controlling Person and each beneficial owner of a Global Subordinated Note acquiring its interest in the Subordinated Notes in the initial offering or on the Closing Date shall provide to the Issuer a written certification in the form of Exhibit B-5 attached hereto. No transfer of a beneficial interest in any Note will be effective, and the Trustee and the Issuer will not recognize any such transfer, if the transferee’s acquisition, transfer, holding and disposition of such interest would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Other Plan Law or other applicable law), unless an exemption is available and all conditions have been satisfied.

(d) If the purchaser or transferee of any Debt or beneficial interest therein is a Benefit Plan Investor, or is purchasing or holding such Debt or interest on behalf of any Benefit Plan Investor, then such purchaser or transferee, and any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”) in such Debt or interest therein shall each acknowledge and agree that, on each date on which it purchases or holds any Debt or any interest therein: (i) none of the Issuer, the Collateral Manager, the Retention Provider, the Trustee, the Class A-L Loan Agent, the Collateral Administrator, the Initial Purchasers (“Transaction Parties”) or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment advice on which such purchaser, transferee or the Plan Fiduciary has relied or will rely as a primary basis in connection with its decision to invest in the Debt, and the Transaction Parties are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Debt, and (ii) the Benefit Plan Investor or the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in such Debt.

(e) Each subsequent transferee of Debt, by acceptance of such Debt or an interest in such Debt, shall be deemed to have agreed to comply with Section 2.12.

(f) Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

• 22015383.7	-61-	•

(g) For so long as any of the Debt is Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons.

(h) Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(h).

(i) Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder; provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii) Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation

• 22015383.7	-62-	•

S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(iii) Global Secured Note to Certificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in

• 22015383.7	-63-	•

accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(i) Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(i).

(i) Certificated Secured Notes to Global Secured Notes. If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

(ii) Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the

• 22015383.7	-64-	•

transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(j) Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(j).

(i) Rule 144A Global Subordinated Note to Regulation S Global Subordinated Note. If a holder of a beneficial interest in a Rule 144A Global Subordinated Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Subordinated Note for an interest in the corresponding Regulation S Global Subordinated Note, or to transfer its interest in such Rule 144A Global Subordinated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Subordinated Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S)) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Subordinated Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Subordinated Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-9 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Subordinated Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-8 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Subordinated Note and to increase the principal amount of the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Subordinated Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Subordinated Note equal to the reduction in the principal amount of the Rule 144A Global Subordinated Note.

• 22015383.7	-65-	•

(ii) Regulation S Global Subordinated Note to Rule 144A Global Subordinated Note. If a holder of a beneficial interest in a Regulation S Global Subordinated Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Subordinated Note for an interest in the corresponding Rule 144A Global Subordinated Note or to transfer its interest in such Regulation S Global Subordinated Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Subordinated Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Subordinated Note in an amount equal to the beneficial interest in such Regulation S Global Subordinated Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-10 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Subordinated Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Subordinated Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-11 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Subordinated Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Subordinated Note equal to the reduction in the principal amount of the Regulation S Global Subordinated Note.

(iii) Certificated Subordinated Note to Certificated Subordinated Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for

• 22015383.7	-66-	•

transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(iv) Global Subordinated Note to Certificated Subordinated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Subordinated Note deposited with DTC wishes at any time to transfer its interest in such Global Subordinated Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Subordinated Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibits B-4 and B-5 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Global Subordinated Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Subordinated Note transferred by the transferor), and in authorized denominations.

(v) Certificated Subordinated Notes to Regulation S Global Subordinated Notes. If a holder of a Certificated Subordinated Note wishes at any time to transfer such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Regulation S Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in a corresponding Regulation S Global Subordinated Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-9 attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-8 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Regulation S Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance

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with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(vi) Certificated Subordinated Notes to Rule 144A Global Subordinated Notes. If a holder of a Certificated Subordinated Note wishes at any time to transfer such Certificated Subordinated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Rule 144A Global Subordinated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Subordinated Note for a beneficial interest in a corresponding Rule 144A Global Subordinated Note (provided that no Accredited Investors may hold an interest in a Rule 144A Global Subordinated Note). Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-10 attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-11 attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(k) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

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(l) Each Person who becomes a beneficial owner of Debt represented by an interest in a Global Secured Note or a Global Subordinated Note will be deemed to have represented and agreed as follows:

(i) In connection with the purchase of such Debt: (A) none of the Issuer, the Collateral Manager, the Initial Purchasers, the Trustee, the Collateral Administrator, the Retention Provider or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchasers, the Retention Provider or any of their respective Affiliates other than any statements in the final Offering Circular for such Debt, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchasers, the Retention Provider or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note or Rule 144A Global Subordinated Note) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or (2) not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Debt; (I) such beneficial owner is a sophisticated investor and is purchasing such Debt with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii) Each Person who acquires Class A Debt, a Class B Note or a Class C Note or any interest therein will be required or deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor or

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a Controlling Person, its acquisition, transfer, holding and disposition of such interest do not and will not constitute, cause or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if such Person is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan which is subject to any Other Plan Law, such Person’s acquisition, transfer, holding and disposition of such Class A Debt, a Class B Note or a Class C Note will not be subject to Similar Law or constitute or result in a non-exempt violation of any such Other Plan Law.

(iii) With respect to a Class C Note in the form of a Global Secured Note or a Global Subordinated Note or any interest therein (i) (1) if it is a purchaser or transferee of Class C Notes in the form of Global Secured Notes or of Global Subordinated Notes from the Issuer as part of the initial offering on the Closing Date, it will be required to represent and warrant (a) whether or not it is, or is acting on behalf of, a Benefit Plan Investor, (b) whether or not it is a Controlling Person and (c) (i) if it is, or is acting on behalf of, a Benefit Plan Investor or Controlling Person, that its acquisition, transfer, holding and disposition of such Class C Notes or Subordinated Notes will not constitute, cause or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. plan or other plan, (x) it is not, and for so long as it holds such Class C Notes or Subordinated Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, transfer, holding and disposition of such Class C Notes or Subordinated Notes will not constitute, cause or result in a non-exempt violation of any Other Plan Law and (2) each purchaser or subsequent transferee, as applicable, of an interest in a Class C Note in the form of a Global Secured Note or a Global Subordinated Note other than from the Issuer as part of the initial offering on the Closing Date, on each day from the date on which such beneficial owner acquires its interest in such Class C Notes or Subordinated Notes through and including the date on which such beneficial owner disposes of its interest in such Class C Notes or Subordinated Notes, will be deemed to have represented and agreed that (a) it is not, and is not acting on behalf of, a Benefit Plan Investor or a Controlling Person and (b) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan, (x) it is not, and for so long as it holds such Class C Notes or Subordinated Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, transfer, holding and disposition of such Class C Notes or Subordinated Notes, as applicable, will not constitute, cause or result in a non-exempt violation of any Other Plan Law and (ii) it will be required or deemed to represent, warrant and agree to certain transfer restrictions regarding its interest in such Notes.

(iv) It understands that the representations made in clauses (ii) and (iii) directly above will be deemed made on each day from the date of its acquisition of an interest in such Debt through and including the date on which it disposes of such interest. If any such representation becomes untrue, or if there is a change in its status as a Benefit Plan Investor or a Controlling Person, it will promptly notify the Issuer and the Trustee.

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(v) Such beneficial owner understands that such Debt is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Debt has not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Debt, such Debt may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the Class A-L Credit Agreement, as applicable, and the legend on any applicable Debt. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Debt. Such beneficial owner understands that the Issuer has not been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(vi) Such beneficial owner is aware that, except as otherwise provided herein, any Debt being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes or Regulation S Global Subordinated Notes, as applicable, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vii) Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Secured Debt of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein and in the case of any Subordinated Notes issued in global form, the Daisy Chain Letter.

(viii) Such beneficial owner agrees, acknowledges and represents as to the transfer restrictions set forth in Section 2.12.

(ix) Such beneficial owner agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings, or other similar proceedings under U.S. federal or state bankruptcy or similar laws.

(x) Such beneficial owner understands and agrees that the Debt is from time to time and at any time a limited recourse obligation of the Issuer; payable solely from the Collateral Obligations and all other Assets pledged by the Issuer to the Trustee for the benefit of the Holders of the Debt and other Secured Parties available at such time pursuant to this Indenture.

(m) Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2. Each Person who purchases an interest in a Class C or Global Subordinated Note from the Issuer as part of the initial offering on the Closing Date will be required to make the representations and agreements set forth in Exhibit B-5. Each Person who becomes an owner of a Certificated Subordinated Note (including a transfer of an interest in a Global Subordinated Note to a

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transferee acquiring a Subordinated Note in certificated form) will be required to make the representations and agreements set forth in Exhibit B-4 and Exhibit B-5.

(n) Any purported transfer of Debt not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(o) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Debt to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Debt to make representations to the Issuer in connection with such compliance.

(p) The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(q) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchasers may each hold a position in a Regulation S Global Note prior to the distribution of the applicable Debt represented by such position.

(r) Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

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If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Trustee or the Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt shall accrue interest during each Interest Accrual Period at the Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided that, for the avoidance of doubt, with respect to any payment of interest on a Redemption Date, such interest shall be determined in accordance with the calculation above solely for the period from, and including, the first day of such Interest Accrual Period through, but excluding, such Redemption Date. Payments of available Interest Proceeds to the Holders of the Subordinated Notes will be subordinated to the payment of interest on the Secured Debt as provided in Section 11.1.

(b) The principal of each Secured Debt of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Debt (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Debt, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on

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any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Debt or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Debt will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee, the Class A-L Loan Agent and any Paying Agent (or, in the case of the Class A-VF Notes, the Class A-VF Administrative Agent) to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Debt or the Holder or beneficial owner of such Debt under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including, without limitation, any cost basis reporting obligations) and the delivery of any information required under FATCA to prevent the Issuer from being subject to withholding and to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Debt (including any amounts deducted on account of FATCA). Nothing herein shall be construed to obligate the Trustee or the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Debt and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to (i) DTC or its designee with respect to a Global Secured Note or Global Subordinated Note, (ii) to the Holder or its nominee with respect to a Certificated Note and (iii) to the Class A-L Loan Agent for distribution by the Class A-L Loan Agent to the Class A-L Lender under the Class A-L Credit Agreement, in each case by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note or a Global Subordinated Note and to the Holder or its nominee with respect to a Certificated Note and Class A-L Loans; provided that (a) in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to

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the address of the Holder specified in the Register and (b) in the case of the Class A-VF Notes, such payments shall be made to the Class A-VF Administrative Agent on behalf of the Holders of the related Class A-VF Notes. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note or Global Subordinated Note. In the case where any final payment of principal and interest is to be made on any Secured Debt (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Debt, original principal amount of Subordinated Notes and the place where such Secured Debt may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Debt shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Debt registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Debt on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g) Interest with respect to any floating rate Note (other than the Class A-VF Notes) will be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest with respect to any fixed rate Note will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Collateral Administrator will determine the Benchmark on each Interest Determination Date. The Collateral Administrator will also notify the Issuer and the Collateral Manager before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining the Benchmark, together with its reasons therefor. Such determination of the Benchmark for any Interest Determination Date will (in the absence of manifest error) be final and binding upon all parties.

(h) All reductions in the principal amount of Debt (or any predecessor Notes, as applicable) effected by payments of installments of principal made on any Payment Date

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or Redemption Date shall be binding upon all future Holders of such d Debt and of any Debt issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on any related Note or in the Class A-L Loan Register or this Register, as applicable.

(i) Notwithstanding any other provision of this Indenture or the Class A-L Credit Agreement, the obligations of the Issuer in respect of the Debt or otherwise under this Indenture, the Class A-L Credit Agreement and the other Transaction Documents are from time to time and at any time limited recourse obligations of the Issuer, payable solely from the Collateral Obligations and all other Assets available at such time and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager, the Retention Provider or their respective Affiliates, successors or assigns for any amounts payable under the Debt or otherwise under this Indenture or the Class A-L Credit Agreement. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt issued under the Constituting Documents or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Constituting Documents, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and Class A-L Loans made under the Class A-L Credit Agreement, as applicable, and upon registration of transfer of or in exchange for or in lieu of any other Debt shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Debt.

Section 2.8 Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of any Debt the Person in whose name such Debt is registered on the Register or the Class A-L Loan Register on the applicable Record Date (in the case of Notes) for the purpose of receiving payments of principal of and interest on such Debt and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Cancellation. All Notes surrendered for registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, gift, donation or other cause or event) except for payment as provided herein, for

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registration of transfer, exchange or redemption in accordance with Article IX hereof, or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10 DTC Ceases to be Depository. (a) A Global Secured Note or Global Subordinated Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Secured Note or Global Subordinated Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Secured Note or Global Subordinated Note.

(b) Any Global Secured Note or Global Subordinated Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note or Global Subordinated Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note or Global Subordinated Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note or Global Subordinated Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in clause (B) of sub‑section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Secured Notes or Global Subordinated Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note or Global Subordinated Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Secured Note or Global Subordinated Note) as if

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corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, (x) any transfer of a beneficial interest in any Secured Debt to a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser) and (y) any transfer of a beneficial interest in any Subordinated Note to a U.S. person that is not (A) a Qualified Institutional Buyer or an Accredited Investor and (B) a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer, Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Knowledgeable Employee with respect to the Issuer or Collateral Manager shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b) If (w) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser) shall become the beneficial owner of an interest in any Debt or (x) any U.S. person that is not a Qualified Institutional Buyer or an Accredited Investor and a Qualified Purchaser, a Knowledgeable Employee with respect to the Issuer, Collateral Manager or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Knowledgeable Employee with respect to the Issuer or Collateral Manager shall become the beneficial owner of an interest in any Subordinated Note (any such Person a “Non-Permitted Holder”), the acquisition of Debt by such holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer or the Trustee or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Debt held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer its Debt, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Debt or interest in such Debt to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt and sell such Debt to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of any Debt, the Non-Permitted

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Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Debt, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Secured Debt sold as a result of any such sale or the exercise of such discretion.

(c) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Subordinated Note to a Person who has made an ERISA-related representation required by Section 2.5(c) that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d) If any Person that is or becomes the beneficial owner of an interest in any Debt has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes Benefit Plan Investors to hold 25% or more of the Aggregate Outstanding Amount of the Class C Notes or the Subordinated Notes as determined in accordance with the Plan Asset Regulation and this Indenture (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Debt held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Debt, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Debt or interest in such Debt to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt and selling such Debt to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of any Debt, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Debt, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee, the Class A-L Loan Agent or the Collateral Manager shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

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Section 2.12 Treatment and Tax Certification. (a) Each Holder (which includes, for purposes of this Section 2.12, any beneficial owner of an interest in any Debt) of Secured Debt (or any interest therein) will be deemed to have represented and agreed to treat the Secured Debt as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b) Each Holder of a Subordinated Note will be deemed to have represented and agreed to treat the Subordinated Notes as equity for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(c) Each Holder of any Debt will be deemed to agree and understand that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a United States Tax Person) may result in withholding from payments in respect of such Debt, including U.S. federal withholding or back-up withholding.

(d) Each Holder of a Tax Restricted Note (or any interest therein) represents and warrants, and will be deemed to have represented and warranted, that it is a United States Tax Person, agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form) and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Note shall be void ab initio.

(e) Each Holder of Debt (or any interest therein) will (i) provide the Issuer, the Trustee and their respective agents with any correct, complete and accurate information that the Issuer may be required to request to comply with FATCA and will take any other actions that the Issuer, the Trustee or their respective agents deem necessary to comply with FATCA and (ii) update any such information provided in clause (i) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. In the event the Holder fails to provide such information, take such actions or update such information, (a) the Issuer is authorized to withhold amounts otherwise distributable to the Holder if required to do so, and/or as compensation for any cost, loss or liability suffered as a result of such failure and (b) the Issuer will have the right to compel the Holder to sell its Debt or, if such Holder does not sell its Debt within 10 Business Days after notice from the Issuer, to sell such Debt in the same manner as if such Holder were a Non-Permitted Holder, and to remit the net proceeds of such sale (taking into account any taxes incurred in connection with such sale) to the Holder as payment in full for such Debt. Each such Holder agrees, or by acquiring the Debt or an interest in the Debt will be deemed to agree, that the Issuer may provide such information and any other information regarding its investment in the Debt to the IRS or other relevant governmental authority.

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(f) Each Holder of Class A Debt or any Class B Note (or any interest therein) that is not a United States Tax Person represents and will be deemed to have represented that either (A) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a “10 percent shareholder” with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, or (iii) a “controlled foreign corporation” that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code, (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (C) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Debt are effectively connected with the conduct of a trade or business in the United States.

(g) Each Holder of a Tax Restricted Note (or any interest therein) represents, acknowledges, and agrees, and will be deemed to have represented, acknowledged and agreed that:

(i) It is a United States Tax Person and agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form).

(ii) For so long as the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not acquire any Tax Restricted Notes (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(iii) For so long as the Issuer is disregarded as separate from it for U.S. federal income tax purposes, a Tax Restricted Note (or any interest therein) may not be transferred by it (except to a person that is disregarded as separate from such holder or beneficial owner for U.S. federal income tax purposes), unless it has received written advice of Winston & Strawn LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not result in the Issuer becoming classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not cause the Issuer to be subject to U.S. federal income tax on a net basis.

(iv) It shall not transfer any Tax Restricted Note (or any interest therein) (except to a Person that is disregarded as separate from it for U.S. federal income tax purposes) if at any time prior to such transfer the Issuer was disregarded as separate from such holder for U.S. federal income tax purposes, unless it shall have received written advice of Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that, immediately following such transfer, such Tax Restricted Note and other outstanding Tax Restricted Notes of the same Class (other than any Tax Restricted

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Notes that it holds immediately after such transfer) will be fungible for U.S. federal income tax purposes.

(v) A Tax Restricted Note (or any interest therein) may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (i) (a) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Tax Restricted Notes and any other equity interests in the Issuer, and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Tax Restricted Notes or any other equity interests of the Issuer to permit any partnership to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such person obtains written advice of Winston & Strawn LLP, or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(vi) A Tax Restricted Note (or any interest therein) may not be acquired, and no Holder of such Tax Restricted Note may directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) such Note (or any interest therein) (i) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”), (2) cause any of such Notes or any interest therein to be marketed on or through an Exchange or (3) allow its Tax Restricted Notes (or any interest therein that is described in Treasury Regulations section 1.7704-1(a)(2)(i)(B)) to be “readily tradable on a secondary market or the substantial equivalent thereof” within the meaning of Treasury Regulations section 1.7704-1(c)or (ii) if such acquisition or Transfer would cause the combined number of holders of Tax Restricted Notes and any other equity interests in the Issuer to be more than 90.

(vii) It will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer’s assets, or the results of the Issuer’s operations or the Tax Restricted Notes).

(viii) It acknowledges and agrees to the other tax-related provisions set forth in this Indenture, including the transfer restrictions, the exhibits referenced therein and, in the case of any Tax Restricted Notes issued in global form, the Daisy Chain Letter.

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(ix) Any Transfer of a Tax Restricted Note (or any interest therein) that would violate any of the eight preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void ab initio and of no force or effect, and it will not transfer any interest in the Tax Restricted Note to any person that does not agree to be bound by the eight preceding paragraphs above or by this paragraph. However, notwithstanding the immediately preceding sentence, a transfer in violation of the eight preceding paragraphs above or by this paragraph shall be permitted if the Issuer receives written advice from Winston & Strawn LLP or receives the opinion of another nationally recognized tax counsel experienced in such matters to the effect that the transfer will not cause the Issuer to be classified as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(h) Each Holder of a Secured Note represents and acknowledges, and will be deemed to have represented and acknowledged, that it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a “controlled partnership” (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(i) Each holder or beneficial owner of a Tax Restricted Note (or any interest therein) acknowledges and agrees, and will be deemed to have acknowledged and agreed, that, for so long as the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not acquire any Tax Restricted Notes (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(j) Each Holder that owns more than 50% of the Subordinated Notes by value or is otherwise treated as a member of the Issuer’s “expanded affiliated group” (as defined in Treasury regulations section 1.1471-5(i) (or any successor provision)) will represent, or will be deemed to represent, that it will (A) confirm that any member of such expanded affiliated group (assuming that the Issuer is a “participating FFI” or a “deemed-compliant FFI” within the meaning of Treasury regulations section 1.1471-1(b)(111) (or any successor provision)) that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is either a “participating FFI,” a “deemed-compliant FFI” or an “exempt beneficial owner” within the meaning of Treasury regulations section 1.1471-4(e) (or any successor provision), and (B) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Code and any Treasury regulations promulgated thereunder is not either a “participating FFI,” a “deemed-compliant FFI” or an “exempt beneficial owner” within the meaning of Treasury regulations section 1.1471-4(e) (or any

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successor provision), in each case except to the extent that the Issuer or its agents have provided it with an express waiver of this requirement.

(k) Each Holder of Debt (or any interest therein) agrees that it will indemnify the Issuer, the Trustee, and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such Holder to comply with FATCA or its obligations under the Debt. The indemnification will continue with respect to any period during which the Holder held the Debt (or any interest therein), notwithstanding the Holder ceasing to be a Holder of the Note.

(l) Each Holder of Tax Restricted Notes (or any interest therein) hereby agrees to take any and all actions, and to furnish any and all information, reasonably requested by the Issuer to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if reasonably requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (A) establish the amount of any tax liability resulting from any such adjustment and (B) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Holder to take any such adjustment into account directly. Each such Holder will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

Section 2.13 Additional Issuance. (a) At any time within the Reinvestment Period, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell or incur, as applicable, Additional Debt of any Class and use the net proceeds to purchase Additional Collateral Obligations or as otherwise permitted under this Indenture (including Permitted Uses) or the Class A-L Credit Agreement; provided that the following conditions are met:

(i) the Collateral Manager and the Retention Provider each consent to such issuance and, unless the Collateral Manager has determined in its sole discretion that it is an issuance required to comply with the U.S. Risk Retention Rules, such issuance is consented to by a Supermajority of the Subordinated Notes;

(ii) the aggregate principal amount of Additional Debt of any Class issued in all additional issuances shall not exceed 100% of the respective original outstanding principal amount of the Debt of such Class;

(iii) the terms of the Debt issued must be identical to the respective terms of previously issued Debt of the applicable Class (except that the interest due on additional Secured Debt will accrue from the issue date of such additional Secured Debt and that the interest rate and prices of such may be lower (but not higher) than

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those of the initial Debt of that Class) and such additional issuance shall not be considered a Refinancing hereunder;

(iv) the net proceeds of the issuance of any additional Subordinated Notes shall be deposited in the Principal Collections Subaccount and employed in connection with any Permitted Use; provided that this subclause (iv) shall only apply if such additional Subordinated Notes are the only Debt included in such additional issuance;

(v) the proceeds of any Additional Debt (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase Additional Collateral Obligations or as another Permitted Use;

(vi) to the extent such issuance would be of additional Secured Debt (other than in connection with a Risk Retention Issuance), the prior written consent of a Majority of the Controlling Class of the Secured Debt has been obtained;

(vii) the Borrowing Base Condition is satisfied after giving effect to such issuance, and Rating Agency Condition shall be satisfied immediately prior to such issuance;

(viii) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Issuer (with a copy to the Trustee) to the effect that (1) such additional issuance will not result in the Issuer being treated as an association or a publicly traded partnership, in each case, taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis and (2) any additional Class A Debt or Class B Notes will, and any additional Class C Notes should, be characterized as indebtedness for U.S. federal income tax purposes (other than any Debt held by a holder (or its affiliates or persons related thereto) of the equity of the Issuer); provided, however, that such opinion described in this clause (2) will not be required with respect to any Additional Debt that bears a different CUSIP number (or equivalent identifier) from the Secured Debt of the same Class that are outstanding at the time of the additional issuance; provided further that if an opinion to the effect that any additional Secured Notes will be debt is not delivered, such additional Secured Notes will be subject to tax-related transfer restrictions applicable to the Tax Restricted Notes;

(ix) such issuance is accomplished in a manner that allows the independent accountants of the Issuer to accurately provide the tax information relating to original issue discount required to be provided to the holders of Secured Debt; and

(x) an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.13(a) have been satisfied.

(b) The terms and conditions of the Additional Debt of each Class issued pursuant to this Section 2.13 shall be identical to those of the initial Debt of that Class

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(except that the interest due on the Additional Debt that is Secured Debt shall accrue from the issue date of such Additional Debt and the interest rate and price of such Additional Debt may be lower (but not higher) than those of the initial Secured Debt). Interest on the Additional Debt that is Secured Debt shall be payable commencing on the first Payment Date following the issue date of such Additional Debt (if issued prior to the applicable Record Date). The Additional Debt shall rank pari passu in all respects with the initial Debt of that Class.

(c) In addition, Additional Debt may be issued in connection with any Refinancing of the Secured Debt in whole without regard to the restrictions in this Section 2.13, other than the restrictions under clauses (a)(viii) and (ix) of Section 2.13.

(d) For the avoidance of doubt, at any time the Holders of the Subordinated Notes may make additional capital contributions to the Issuer.

Section 2.14 Conversion of Class A-L Loans to Class A-1 Notes.

(a) Upon written notice of any Holders of the Class A-L Loans to the Trustee, the Loan Agent, the Rating Agency and the Issuer, such Holder may elect a Business Day (such date, the “Conversion Date”) upon which all or a portion (as applicable) of the Aggregate Outstanding Amount of such Holder’s Class A-L Loans shall be converted into Class A-1 Notes subject to and in accordance with the provisions of the Class A-L Credit Agreement and clause (b) below; provided that (x) the Conversion Date shall be no earlier than the Payment Date following the date such notice is delivered (or such earlier date as may be reasonably agreed to by such Holder, the Loan Agent, the Trustee and the Collateral Manager), (y) any Class A-1 Notes issued upon the conversion from Class A-L Loans into Class A-1 Notes that are not fungible for U.S. federal income tax purposes with the outstanding Class A-1 Notes will be identified with separate CUSIP numbers, and (z) Class A-1 Notes issued upon the conversion from Class A-L Loans into Class A-1 Notes will be subject to Section 2.13(a)(viii) above; provided, further, that notwithstanding the actual Conversion Date selected by a Holder for conversion of its Class A-L Loans into Class A-1 Notes pursuant to this Section 2.14(a), the amount of principal and interest payable to such Holder pursuant to Section 11(a)(i) and Section 11(a)(ii), as applicable, on the first Payment Date following such conversion shall be calculated as if such conversion occurred on the first day of the immediately preceding Interest Accrual Period, and such Holder shall receive its pro rata share of interest and principal payments made to Holders of the Class A Debt pursuant to Section 11(a)(i) and Section 11(a)(ii), as applicable, as though such Holder held the converted portion of its Class A Debt in the form of Class A-1 Notes for the full duration of such immediately preceding Interest Accrual Period.

(b) Upon receipt by the Registrar on or prior to the Conversion Date of (A) a certificate substantially in the form of Exhibit B-6 or Exhibit B-7, as applicable, attached hereto executed by the Class A-L Lender effecting such conversion, (B) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Note and/or Regulation S Global Note in an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount of the Class A-L Loans

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being converted and (C) a written order given in accordance with DTC’s procedures containing information regarding each applicable participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase and the Trustee shall approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of each applicable Person specified in such instructions a beneficial interest in the applicable Class A-1 Note equal to the Aggregate Outstanding Amount of the Class A-L Loans converted.

(c) Upon satisfaction of the requirements specified above, all or such portion of the Class A-L Loans so converted will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under this Indenture and the Class A-L Credit Agreement and no further interest shall accrue on such Class A-L Loans. For the avoidance of doubt, once exercised, the conversion option may not be exercised again and Class A-1 Notes may not be converted into Class A-L Loans.

ARTICLE III

Conditions Precedent

Section 3.1 Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, and in the case of the Issuer, the Collateral Management Agreement, the Collateral Administration Agreement, the Master Participation Agreement, the Loan Sale Agreement, the Class A-L Credit Agreement, the Securities Account Control Agreement and related transaction documents and in each case the execution, authentication and (with respect to the Issuer only) delivery of the Secured Notes and the delivery of the Class A-L Loans applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of the Secured Debt to be authenticated and delivered and the Stated Maturity and principal amount of Subordinated Notes to be authenticated and delivered, as applicable, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other approval or consent of any governmental body is required for the valid issuance or incurrence, as applicable, of the Debt or (B) an Opinion of Counsel of the Issuer that no such

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approval or consent of any governmental body is required for the valid issuance or incurrence, as applicable, of such Debt except as has been given.

(iii) U.S. Counsel Opinions. Opinions of (A) Winston & Strawn LLP, U.S. counsel to the Issuer, the Collateral Manager, the Retention Provider and Special U.S. Tax Counsel to the Issuer, (B) Nixon Peabody LLP, counsel to the Trustee, Collateral Administrator and Class A-L Loan Agent, each dated the Closing Date and (C) Venable LLP, Maryland counsel to the Collateral Manager.

(iv) Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture or the Class A-L Credit Agreement and the issuance and incurrence, as applicable, of the Debt applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Debt applied for by it or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein and in the Class A-L Credit Agreement are true and correct as of the Closing Date.

(v) Transaction Documents. An executed counterpart of each Transaction Document.

(vi) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(C) the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding

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commitments to purchase, or identified for purchase on or prior to the Closing Date is approximately U.S.$517,187,500.

(vii) Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI) (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(vii) have been satisfied;

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(VII) upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is approximately U.S.$517,187,500.

(ix) Rating Letter. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by the Rating Agency and confirming that each Class of Secured Debt has been assigned the Initial Rating and that such rating is in effect on the Closing Date.

(x) Accounts. Evidence of the establishment of the Accounts.

(xi) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of (x) U.S.$311,590,625 from the proceeds of the issuance of the Debt into the Payment Account to acquire the Initial Collateral Obligations, (y) to pay fees and expenses and (z) for other uses identified in accordance with the Closing Date flow of funds.

(xii) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2 Conditions to Additional Issuance. Additional Debt to be issued on an Additional Debt Closing Date pursuant to Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(i) Officers’ Certificates of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1(a)(xi) and the execution, authentication and delivery of the Additional Debt applied for by it, and specifying the Stated Maturity, the principal amount and Interest Rate of such Additional Debt that is Secured Debt and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of such Resolution is a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Additional Debt Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

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(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Debt or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Debt except as have been given (provided that the opinion delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii) U.S. Counsel Opinions. Opinions of Winston & Strawn LLP, special U.S. counsel to the Issuer or other counsel acceptable to the Trustee, dated the Additional Debt Closing Date, in form and substance satisfactory to the Issuer and the Trustee. An opinion of Special Tax Counsel or tax counsel of nationally recognized standing in the United States experienced in such matters delivered pursuant to Section 2.13(a)(ix).

(iv) Reserved.

(v) Officers’ Certificates of Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that the Issuer is not in default under this Indenture or the Class A-L Credit Agreement and that the issuance of the Additional Debt applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1(a)(xi) relating to the authentication and delivery of the Additional Debt applied for have been complied with and that the authentication and delivery of the Additional Debt is authorized or permitted under this Indenture and/or the Class A-L Credit Agreement, as applicable, and the supplemental indenture entered into in connection with such Additional Debt; and that all expenses due or accrued with respect to the offering of the Additional Debt or relating to actions taken on or in connection with the Additional Debt Closing Date have been paid or reserved. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Additional Debt Closing Date.

(vi) Accountants’ Report. An Accountants’ Report in form and content satisfactory to the Issuer (A) if applicable, comparing the issuer, Principal Balance, coupon/spread, Stated Maturity and country of Domicile with respect to each Collateral Obligation pledged in connection with the issuance of such Additional Debt and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, if additional Assets are pledged directly in accordance with such Additional Debt

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issuance and (B) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement; provided that if only additional Subordinated Notes are being issued, no such Accountants’ Report shall be required.

(vii) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Debt Closing Date, the Trustee and the Class A-L Loan Agent (for the Holders of the Class A-L Loans) shall provide to the Holders notice of such issuance of Additional Debt as soon as reasonably practicable but in no case less than 15 days prior to the Additional Debt Closing Date; provided that the Trustee shall receive such notice at least five Business Days prior to the 15th day prior to such Additional Debt Closing Date. On or prior to any Additional Debt Closing Date, the Trustee or the Class A-L Loan Agent, as applicable, shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be State Street Bank and Trust Company. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a credit risk assessment or senior unsecured rating of at least “BBB-” by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the purchase of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the

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funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and the obligations set forth in Section 4.2, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) either:

(i) all Notes theretofore authenticated and delivered to Holders or other Debt incurred by the Issuer under the Class A-L Credit Agreement (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Secured Debt for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Holder of such Secured Debt or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation or fully repaid in accordance with the terms of the Class A-L Credit Agreement, and notes evidencing the Class A-L Loans, if any (other than notes for whose payment funds have theretofore irrevocably been deposited in trust thereafter repaid to the applicable Class A-L Lender) have been delivered to the Class A-L Loan Agent for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation and notes evidencing Class A-L Loans, if any, not delivered to the Class A-L Loan Agent and all Class A-L Loans incurred under the Class A-L Credit Agreement (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption (or prepayment, as applicable) pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of

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America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as recalculated in an Accountants’ Report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Debt not theretofore delivered to the Trustee or Class A-L Loan Agent, as applicable, for cancellation, for principal and interest to the date of such deposit (in the case of Debt which has become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7;

(b) the Issuer has paid or caused to be paid all other sums then due and payable hereunder and under the Class A-L Credit Agreement (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c) the Issuer has delivered to the Trustee and the Class A-L Loan Agent Officers’ certificates and an Opinion of Counsel, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, 14.12 and 14.17 shall survive.

Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in

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accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4 Liquidation of Assets. (a) In the event of the liquidation of the Assets as specified in accordance with Article V and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Class A-VF Additional Amounts (without regard to the Class A-VF Additional Amounts Cap), accrued and unpaid Class A-VF Commitment Fees and any Class A-VF Commitment Fee Shortfalls, Aggregate Collateral Management Fees and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid in full, the Subordinated Notes will become the Controlling Class and the Holders of the Subordinated Notes will have all rights of the Holders of the Controlling Class under this Indenture. In addition, the Holders of the Subordinated Notes, as the Holders of the Controlling Class, would be able to cause the satisfaction and discharge of this Indenture.

(b) To the extent the Assets are liquidated as specified in Article V in herein in any way and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), Class A-VF Additional Amounts (without regard to the Class A-VF Additional Amounts Cap), accrued and unpaid Class A-VF Commitment Fees and any Class A-VF Commitment Fee Shortfalls, Aggregate Collateral Management Fees, and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid in full, any excess amounts shall be paid on the Subordinated Notes pursuant to Section 11.1(a) and if such amounts are insufficient to pay the Subordinated Notes in full or there are no excess amounts to pay on the Subordinated Notes, the Subordinated Notes shall be deemed to be redeemed and paid in full, unless such Subordinated Notes were previously redeemed or repaid prior thereto as otherwise described herein.

ARTICLE V

Remedies

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A Debt or the Class B Notes, or if no Class A Debt or Class B Notes are Outstanding, the Class C Notes (other than previously accrued Deferred Interest), which such default continues for two Business Days (subject, with respect to any administrative error or omission, to the proviso below) after a Trust Officer of the Trustee has actual knowledge or receives written notice from any holder of Secured Debt of such payment default, (ii) any principal of, or interest (including Deferred Interest) on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date (excluding for

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the avoidance of doubt any Optional Redemption that is withdrawn in accordance with this Indenture) or (iii) any Class A-VF Commitment Fees; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, the Class A-L Loan Agent, Collateral Administrator, the Class A-VF Administrative Agent or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) any of the Issuer or the Assets become an investment company required to be registered under the 1940 Act and such requirement has not been eliminated after a period of 45 days;

(c) except as otherwise provided in this Section 5.1, a material breach of any other covenant of the Issuer herein or the Class A-L Credit Agreement (other than any failure to satisfy any of the Concentration Limitations, Portfolio Tests or Borrowing Base Condition, or other covenants or agreements for which a specific remedy has been provided hereunder), or the failure of any material representation or warranty of the Issuer made herein or the Class A-L Credit Agreement, or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made or which breach or failure has a material adverse effect on the Holders of the Debt, and in each case the continuation of such breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by the Trustee (at the direction of a Supermajority of the Controlling Class) or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least a Supermajority of the Controlling Class in each case, by registered or certified mail or overnight delivery service, specifying such breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy clause (a) of the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure;

(d) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable bankruptcy law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

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(e) the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable bankruptcy law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.

Upon a Responsible Officer’s (or a Trust Officer’s, in the case of the Trustee) obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Noteholders (as their names appear on the Register and by posting to the Trustee internet website), each Paying Agent and the Rating Agency (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(d) or (e)), the Trustee (subject to its rights under this Indenture) may, and shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of all the Secured Debt and all other amounts whatsoever payable by the Issuer (including any Class A-VF Additional Amounts) to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon (including accrued and unpaid Deferred Interest), and other amounts payable hereunder, shall become immediately due and payable and, unless such declaration is subsequently rescinded, the Reinvestment Period shall terminate. If an Event of Default specified in Section 5.1(d) or (e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Supermajority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Debt (other than any principal amounts due to the occurrence of an acceleration); and

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(B) all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement, the Class A-L Credit Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees.

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Debt or the Class B Notes the Holders of at least a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(II) in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class), in each case, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Trustee shall promptly give written notice of any such rescission to the Rating Agency.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon

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the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of Secured Debt allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Secured Debt upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of Secured Debt to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Holders of Secured Debt to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor

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Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of Secured Debt, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Secured Debt, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture or the Class A-L Credit Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; provided that the Trustee shall promptly give written notice of any such sale of Assets to the Rating Agency;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Debt hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

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provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Debt, which may be the Initial Purchasers, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(c) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(c), and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, or each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties, the Noteholders or the beneficial owners of any Debt may, prior to the date which is one year and one day (or if longer, any applicable preference period and one day) after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties

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any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5 Optional Preservation of Assets. (a) Subject to Section 2.7(i) but notwithstanding any other provision to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including accrued and unpaid Deferred Interest) and all other amounts payable prior to payment of principal on the Secured Debt (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap), Class A-VF Additional Amounts (without regard to the Class A-VF Additional Amounts Cap) and due and unpaid Aggregate Collateral Management Fees) and a Supermajority of the Controlling Class agrees with such determination; or

(ii) the Holders of at least a Supermajority of the Controlling Class direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist. In the event that a liquidation of the Assets is effected pursuant to clause (i) or (ii) above, the Trustee shall use reasonable efforts to notify KBRA.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Debt if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one

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bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

(d) The Trustee shall deliver to the Holders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

(e) Prior to the sale of any Assets in connection with an exercise of remedies described in Section 5.5(a), the Trustee will notify the Collateral Manager or an affiliate thereof designated by the Collateral Manager of the right to purchase such Collateral Obligation at a price at least equal to the sum of the Redemption Prices of a ratable share of the Class A Debt in accordance Section 5.5(c), which ratable share of Class A Debt for any Collateral Obligation shall be calculated by the Collateral Manager (and certified to the Trustee) based on its ratable share of such Redemption Price. The Collateral Manager and its affiliates will have 10 Business Days following such offer to exercise such right to purchase. The Collateral Manager or an affiliate thereof shall have the right to bid on any Collateral Obligation sold pursuant to an acceleration or other exercise of remedies. The Trustee shall have no liability for (i) selling a Collateral Obligation to the Collateral Manager (or any of its related parties described above) in the manner described above or (ii) any delay, failure or loss of value in liquidating a Collateral Obligation as a result of the requirements above.

Section 5.6 Trustee May Enforce Claims Without Possession of Debt. All rights of action and claims in respect of this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Trustee without the possession of any of the Secured Debt, if any, or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV. Furthermore, upon such liquidation and final distribution, the Subordinated Notes shall be deemed to be redeemed and paid in full, even if amounts paid pursuant to Section 11.1(a) are insufficient to pay the Subordinated Notes in full as set forth in Section 4.4(b).

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Section 5.8 Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, the Class A-L Credit Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Class A-L Credit Agreement, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture or the Class A-L Credit Agreement to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture or the Class A-L Credit Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Secured Debt Holders to Receive Principal and Interest. to Section 2.7(i), but notwithstanding any other provision of this Indenture or the Class A-L Credit Agreement, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

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Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Holder of Debt has instituted any Proceeding to enforce any right or remedy under this Indenture or the Class A-L Credit Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or any Holder of Debt, then and in every such case the Issuer, the Trustee and any Holder of Debt shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and any Holder of Debt shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13 Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance, of an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of

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the Controlling Class may on behalf of the Holders of all the Debt waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b) in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of all Outstanding Secured Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

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Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired (subject to Section 5.5(e) in the case of sales pursuant to Section 5.5) until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Holders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including reasonable costs and expenses of its attorneys and agents) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including reasonable costs and expenses of its attorneys and agents) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18 Action on the Debt. The Trustee’s right to seek and recover judgment on the Debt or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

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ARTICLE VI

The Trustee

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-section shall not be construed to limit the effect of sub‑section (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to

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the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including mailing of notices under this Indenture;

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action;

(vi) the Trustee shall have no obligation to determine or verify whether any asset constitutes Margin Stock, a Restructured Obligation or Specified Equity Security; and

(vii) the Trustee will have no obligation to determine or verify if the Borrowing Base Condition or Aggregate Borrowing Base Condition has been satisfied, whether a Rapid Amortization Event has occurred or whether a Class A-VF Commitment Fee Shortfall exists.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(b), (c), (d), or (e), unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Holders of the Debt (as their names appear in the Register or Class A-L Loan Register, as applicable) and post such notice to the Trustee internet website.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g) None of the Trustee, the Collateral Administrator, the Class A-L Loan Agent or the Paying Agent shall be under any obligation (i) to monitor, determine or verify

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the unavailability or cessation of Term SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, the Collateral Administrator, the Class A-L Loan Agent or the Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or other Transaction Document as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Class A-VF Administrative Agent or the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or other Transaction Document and reasonably required for the performance of such duties. In connection with each Floating Rate Obligation, the Trustee shall have no obligation to (i) monitor the status of the applicable Benchmark, (ii) determine whether a substitute index should or could be selected, (iii) determine the selection of any such substitute index, and (iv) exercise any right related to the foregoing on behalf of the Issuer or any other Person. For the avoidance of doubt, all references in this Indenture and the Collateral Administration Agreement to (i) the right of the Trustee and the Collateral Administrator to rely upon notices, instructions and other information provided by the Collateral Manager and (ii) protections afforded to the Trustee and the Collateral Administrator in respect of any acts or omissions of the Collateral Manager, shall in each case also apply to the same extent in respect of the Class A-VF Administrative Agent.

(h) The Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Collateral Manager.

(i) The Trustee is hereby authorized and directed to enter into the Class A-L Credit Agreement. In connection with its execution and delivery of such agreements, and the performance of its duties thereunder, the Trustee shall be entitled to all rights, benefits, protections, immunities and indemnities provided to it under this Indenture, mutatis mutandis.

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Rating Agency, and all Holders, as their names and addresses appear on the Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

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(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication, or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. Any electronically signed document delivered via email (including, without limitation, an Issuer Order) from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise, enforce or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication, or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the

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Debt and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager or the Class A-VF Administrative Agent (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, any Paying Agent (other than the Trustee), the Class A-VF Administrative Agent, any Class A-VF Noteholder, the Seller, VCSL, DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine (i) whether the Collateral Manager has the authority to provide an instruction hereunder or under another Transaction Document or (ii) the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets; or the Class A-VF Noteholder with respect to Advances under the Class A-VF Purchase Agreement; provided that, in the event of a discrepancy between the books and records of any Class A-VF Noteholder or the Class A-VF Administrative

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Agent and the records maintained by the Trustee pursuant to this Indenture, such discrepancy shall be resolved by such Class A-VF Noteholder or Class A-VF Administrative Agent, as applicable, and the Trustee, and such resolution shall control in the absence of manifest error; provided further that the finding that a notation is incorrect in any such records shall not limit or otherwise affect the obligations of the Issuer under the Class A-VF Purchase Agreement or this Indenture;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Class A-L Loan Agent, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank (or one of its Affiliates) is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank (or such Affiliate) acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in any other Transaction Document to which the Bank (or such Affiliate) in such capacity is a party; provided further however, that the foregoing shall not be construed to impose upon the Paying Agent, Registrar, Transfer Agent, Custodian or Securities Intermediary any of the duties or standards of care (including without limitation any duties of a prudent person) of the Trustee;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o) to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer responsible for the Administration of this Indenture has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities,

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computer (hardware or software) or communications services, any provision of any present or future law or regulation or act of any governmental authority, natural disaster, terrorism, civil unrest, labor dispute, disease, epidemic or pandemic, quarantine, national emergency, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system);

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. Nothing herein shall be construed to impose any liability or obligation on the part of the Trustee to monitor AML Compliance by any person;

(s) to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Bank and its Affiliates in each of their respective capacities under the Transaction Documents and also to the Collateral Administrator; provided that, with respect to the Collateral Administrator, such rights, protections, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, that the protections afforded to the Collateral Administrator under Section 4(f) of the Collateral Administration Agreement shall also be afforded to the Trustee hereunder. The foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including without limitation any duties of a prudent person) of the Trustee;

(t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any

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such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w) unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to Holders within 90 days of Holders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Trustee, no further obligations in connection thereof;

(x) the Trustee will be under no obligation to (i) confirm or verify whether the conditions to the Delivery of the Assets have been satisfied or to determine whether or not a Collateral Obligation is eligible for purchase hereunder or meets the criteria in the definition thereof or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Underlying Instruments, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Obligation;

(y) the Trustee shall have no obligation to verify or monitor whether the U.S. Risk Retention Rules have been or will be complied with. Nothing herein shall be construed to impose any liability or obligation on the part of the Trustee, the Collateral Administrator or the Paying Agent to monitor compliance by any Person with FATCA; and

(z) for purposes hereunder, the Trustee’s services under this Indenture shall be conducted through its Corporate Trust Services Division (including, as applicable, any agents or Affiliates utilized thereby).

Section 6.4 Not Responsible for Recitals or Issuance of Debt. The recitals contained herein and in the Debt, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Class A-L Credit Agreement, the Master Participation Agreement, the Loan Sale Agreement, the Assets or the Debt. The Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Debt. The Trustee, the Class A-L Loan Agent, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, the Class A-L Loan Agent, Paying Agent, Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank (or one of its Affiliates) in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

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Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (in each of its capacities) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Bank, the Custodian and the Trustee (in each of its capacities) and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses and fees and expenses of its experts) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim (whether brought by or involving the Issuer or any third party) or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto and of enforcing this Indenture and the other Transaction Documents (including any indemnification rights hereunder and thereunder); and

(iv) to pay the Trustee reasonable additional compensation together with its reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of outside counsel) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders

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shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing against the Issuer or any of its subsidiaries, of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Debt issued under this Indenture.

(d) The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(d) or Section 5.1(e), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer rating of at least “BBB-” by S&P and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Debt and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of each Class of Secured Debt or, at any time when an Event of

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Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days written notice by Act of a Majority of each Class of Debt or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to the Rating Agency and to the Holders of the Debt as their names and addresses appear in the Register or the

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Class A-L Loan Register, as applicable. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer. If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Paying Agent, Collateral Administrator, Registrar and any other capacity in which the Bank or one of its Affiliates is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Controlling Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to written notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have the power to make such appointment.

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Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee

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under the related Underlying Instrument or a paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an Additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any Additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Debt. For all purposes of this Indenture, the authentication of Debt by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Debt by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. Each of the Trustee and the Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee or the Paying Agent from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the

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outcome of such Proceedings) or may be withheld because of a failure by a Holder to provide any information required under FATCA or otherwise and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee or the Paying Agent. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee or the Paying Agent shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee or the Paying Agent for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16 Representative for Holders of Secured Debt only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of Secured Debt, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar and transfer agent.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent and Registrar under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder and as Class A-L Loan Agent under the Class A-L Credit Agreement.

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(d) No Conflict. Neither the execution, delivery and performance of this Indenture and the Class A-L Credit Agreement, nor the consummation of the transactions contemplated by this Indenture and the Class A-L Credit Agreement, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank.

ARTICLE VII

Covenants

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Secured Debt, the Class A-L Credit Agreement and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment in respect of any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Debt, and appoints the Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints CT Corporation System as its agent, upon whom process or demands may be served in any action arising out of or based on this Indenture, the Class A-L Credit Agreement or the transactions contemplated hereby in the Borough of Manhattan, the City of New York.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Debt and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no paying agent shall be appointed in a jurisdiction which subjects payments on the Debt to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the

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Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Debt Payments to be Held in Trust. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent (or, in the case of the Class A-L Loans, the Class A-L Loan Agent) with respect to payments on the Debt.

When the Issuer shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers (as applicable) of any individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents (other than a successor Trustee who shall automatically become the Paying Agent hereunder pursuant to this Section 7.3) shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Debt of any Class are rated by the Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent has a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A‑1” by S&P. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P or a short-term debt rating “A‑1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of any Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

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(b) hold all sums held by it for the payment of amounts due with respect to the Debt in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Debt has been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Class A-L Credit Agreement, the Debt, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to

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the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and to the Rating Agency, and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b) The Issuer (i) shall ensure that all limited liability company, organizational or other formalities regarding its existence (including, if required, holding regular meetings of the managers and members, as applicable, or other similar meetings) are followed and (ii) shall not have any employees (other than its respective officers and managers to the extent they are employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (A) the Issuer shall not have any subsidiaries and (B) except to the extent contemplated in the Limited Liability Company Agreement, (x) the Issuer shall not (1) except as contemplated by the Collateral Management Agreement or the Limited Liability Company Agreement, engage in any transaction with any member or other equity holder that would constitute a conflict of interest or (2) pay dividends other than in accordance with the terms of this Indenture and the Limited Liability Company Agreement and (y) the Issuer shall (1) maintain books and records separate from any other Person, (2) maintain its accounts separate from those of any other Person, (3) not commingle its assets with those of any other Person, (4) conduct its own business in its own name, (5) maintain separate financial statements (if any), (6) pay its own liabilities out of its own funds, (7) maintain an arm’s length relationship with its Affiliates, (8) use separate stationery, invoices and checks, (9) hold itself out as a separate Person, and (10) correct any known misunderstanding regarding its separate identity.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any opinion delivered on the Closing Date to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Debt hereunder and to:

(i) grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

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(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Debt in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired,” as the Assets in which the Trustee has a Grant.

(b) The Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6 Opinions as to Assets. Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), so long as any Secured Debt remains Outstanding, the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken (including without limitation with respect to the filing of any Financing Statements and continuation statements) as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) describing the filing of any Financing Statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

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Section 7.7 Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Issuer shall notify KBRA within 10 Business Days after it has received notice from any Holder or the Trustee or the Collateral Manager of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. (a) The Issuer shall not, in each case from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or any applicable laws of any applicable jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture, the Class A-L Credit Agreement and the transactions contemplated hereby or (B)(1) issue any additional class of Debt except in accordance with Sections 2.13 and 3.2 and the Class A-L Credit Agreement or (2) issue any additional limited liability company membership interests;

(iv) (A) permit the validity or effectiveness of this Indenture, the Class A-L Credit Agreement or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Class A-L Credit Agreement or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

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(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries;

(ix) conduct business under any name other than its own;

(x) have any employees (other than its respective officers and managers to the extent they are employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii) fail to maintain an Independent Manager under the Issuer’s Limited Liability Company Agreement; and

(xiii) elect, or take any other action, to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

(b) Reserved.

(c) The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(d) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Secured Debt; provided that this Section 7.8(d) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.

(e) The Issuer shall not acquire or hold any Collateral Obligation or Eligible Investment that is a debt obligation in bearer form unless the Collateral Obligation or Eligible Investment is not required to be in registered form under Section 163(f)(2)(A) of the Code.

Section 7.9 Statement as to Compliance. On or before December 31st in each calendar year commencing in 2026, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Debt pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, each Holder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having

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made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a) the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Debt, the payments of the Subordinated Notes and the performance and observance of every covenant of this Indenture, the Class A-L Credit Agreement and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b) the Rating Agency Condition shall be satisfied;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub‑section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of

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such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Debt and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Trustee or any Holder of Secured Debt may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f) the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g) the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that (i) after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act and (ii) such transaction will not cause the Issuer (or, if applicable, the Successor Entity) to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis;

(h) after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the 1940 Act by any U.S. Person; and

(i) the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and

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liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker (or borrower, as applicable) on all the Debt and from its obligations under this Indenture, the Class A-L Credit Agreement and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its respective officers and managers to the extent they are employees) and shall not engage in any business or activity other than issuing, selling, paying and redeeming the Debt and any Additional Debt issued pursuant to this Indenture or the Class A-L Credit Agreement, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party.

Section 7.13 Reserved.

Section 7.14 Annual Rating Review. So long as any Class of Secured Debt remains Outstanding, on or before February 26th in each year commencing in 2027, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from the Rating Agency. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3 ‑ 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note or Class A-L Loan, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note or Class A-L Loan designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note or Class A-L Loan. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Reserved.

Section 7.17 Certain Tax Matters. (a) The Issuer shall treat itself either as a disregarded entity, for so long as its equity is owned by a single owner for U.S. federal income tax purposes, or as a partnership (other than a publicly traded partnership), for so long as its equity is owned by more than a single person for U.S. federal income tax purposes, and shall not take a position that is inconsistent with the foregoing treatment for U.S. federal, state and local income and franchise tax purposes.

(b) The Issuer shall treat (i) the Secured Debt as indebtedness of the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise

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required by law and (ii) the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes.

(c) The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority; and shall provide (or cause its Independent accountants to provide), upon reasonable request, a Holder (which includes, for purposes of this Section 7.17, any beneficial owner of an interest in a Note) of a Subordinated Note any information necessary for such Holder to comply with its U.S. federal, state or local tax filing obligations arising as a result of its ownership of the Subordinated Notes.

(d) If the Issuer has purchased an interest and the Issuer is aware that such interest is a “reportable transaction” within the meaning of Section 6011 of the Code, and a Holder of a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e) Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchasers, the Retention Provider, the Holders and beneficial owners of the Debt and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchasers, the Retention Provider or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f) Upon the Issuer’s receipt of a request of a Holder of any Secured Debt or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Debt (including, in each case, Holders and beneficial owners of any Additional Debt issued in accordance with the Constituting Documents) for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Debt, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such Debt all of such information. Upon request by the Independent accountants, the Trustee shall provide to the Independent accountants information reasonably available to it as reasonably requested by the Independent accountants to comply with this Section 7.17, including information contained in the Register.

(g) If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered

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its own IRS Form W-9 or, for so long as the Issuer is treated as a disregarded entity for U.S. federal income tax purposes, an IRS Form W-9 (or applicable successor form) certifying as to the United States Tax Person status of the equity owner of the Issuer, together with any other tax certifications or agreements, to the issuer or Obligor of or counterparty with respect to an Asset at the time such Asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form. The Issuer shall take any and all actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment and filing obligations under the Code. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it or any advisor required by the Trustee on its behalf determines is required to be withheld from any amounts otherwise payable to any Person.

(h) This Section 7.17(h) and sub-sections (i) through (l) below shall apply for so long as the Issuer is treated as a partnership for U.S. federal income tax purposes. For purposes of this Section 7.17: (i) “Partnership Interest” shall mean a Subordinated Note (or an interest therein) or any interest that is treated as equity in the Issuer for U.S. federal income tax purposes and (ii) “Partner” shall mean any Holder of a Partnership Interest. Each Partner shall treat the Issuer as a partnership and this Indenture as part of the Issuer’s partnership agreement for purposes of Subchapter K and any related provisions of the Code and Treasury Regulations.

(i) If so requested by a Majority of the Subordinated Notes, and if such Holders agree to reimburse the Issuer for all costs associated with such election, the Issuer is authorized to make (or hire accountants to make) an election under Section 754 of the Code.

(j) (i) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).

(ii) For capital account purposes, all items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, if the Issuer were dissolved, its affairs wound up, its assets sold for their respective “book values” (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)) and its liabilities satisfied in full (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the book value of such asset) and its assets distributed to the Partners in accordance with their respective capital account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to the provisions of this Indenture. Any special allocations provided for in Section 7.17(j)(iv)-(vii) shall be taken into account for capital account purposes. For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(j), except those items with respect to which there is a difference between tax and book basis will be allocated in

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accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i).

(iii) The provisions of this Section 7.17(j) relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. The Partnership Representative shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.17(j) if necessary in order to comply with Section 704 of the Code or the appropriate provisions of Treasury Regulations.

(iv) Notwithstanding any other provision set forth in this Section 7.17(j), no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in the Partner’s capital account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Issuer pursuant to this Indenture or under applicable law. In the event some but not all of the Partners would have such excess capital account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 7.17(j)(iv) shall be applied on a Partner-by-Partner basis so as to allocate the maximum permissible deduction or loss to each such Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In the event any loss or deduction is specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Issuer shall be specially allocated to such Partner prior to any allocation pursuant to Section 7.17(j)(ii).

(v) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Issuer income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its capital account in excess of that permitted under Section 7.17(j)(iv) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 7.17(j)(v) shall be taken into account in computing subsequent allocations pursuant to this Section 7.17(j)(v) so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Section 7.17(j)(v) shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 7.17(j) if such unexpected adjustments, allocations or distributions had not occurred.

(vi) In the event the Issuer incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.

(vii) The capital accounts of the Partners may be adjusted or revalued to reflect the fair market value of Issuer property in accordance with Treasury

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Regulations Section 1.704-1(b)(2)(iv)(f), to the extent such adjustment or revaluation is permitted thereunder.

(k) The Initial Subordinated Noteholder will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Partnership Representative”) and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes (including itself and any of its Affiliates) with respect to any taxable year of the Issuer during which the Initial Subordinated Noteholder or any of its Affiliates holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided, that during any other period or if the Initial Subordinated Noteholder declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (excluding the Initial Subordinated Noteholder and its Affiliates) (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney-in-fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Partners. Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(l) If the IRS, in connection with an audit governed by Sections 6221 through 6241 of the Code, proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code, together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative

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method provided by Section 6226 of the Code, together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code, together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules similar to Sections 6221 through 6241 of the Code. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Sections 6221 through 6241 of the Code) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. Each Partner agrees to (a) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative in connection with a Covered Audit Adjustment; (b) comply with the Partnership Representative’s reasonable request to file accurate and timely amended returns to reflect a Covered Audit Adjustment; and (c) be liable for and economically bear (and indemnify and hold the Issuer and each other Partner harmless from), all taxes and related interest, penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share of the tax items affected by the Covered Audit Adjustment. This clause shall survive the transfer or termination of a Partner’s interest in the Issuer, as well as the termination, dissolution, liquidation and winding up of the Issuer.

(m) Reserved.

(n) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer shall at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code. The Issuer may not acquire or hold title to any real property or a controlling interest in any entity that holds title to real property.

Section 7.18 Reserved.

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Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9‑102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9‑102(a)(42) of the UCC), uncertificated securities (as defined in Section 8‑102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC and related “deposit accounts” over which the Collateral Trustee has control (within the meaning of Section 9-104 of the UCC).

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1 ‑ 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement

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from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8‑102(a)(9) the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order (as defined in Section 8-102(a)(8) of the UCC) of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

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(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.19.

ARTICLE VIII

Supplemental Indentures

Section 8.1 Supplemental Indentures Without Consent of Holders of Debt. (a) Without the consent of the Holders of any Debt (unless otherwise specified below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3 and, except as provided below, without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Debt would be materially and adversely affected thereby, the Issuer and the Trustee (in the case of this Indenture) and the Class A-L Loan Agent (in the case of the Class A-L Credit Agreement), as applicable, may enter into one or more indentures supplemental hereto or amendments to the Constituting Documents, as applicable, in form satisfactory to the Trustee, and, as applicable, the Class A-L Loan Agent, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer in the Constituting Documents and in the Debt;

(ii) to add to the covenants of the Issuer, the Class A-L Loan Agent or the Trustee for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer in the Constituting Documents;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv) to evidence and provide for (x) the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof and (y) the acceptance of appointment under the Class A-L Credit Agreement by a successor Class A-L Loan Agent and to add to or change

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any of the provisions of the Class A-L Credit Agreement as shall be necessary to facilitate the administration of the Class A-L Credit Agreement by more than one Class A-L Loan Agent, pursuant to the requirements of the Constituting Documents;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Debt to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of Debt to the extent not required under clause (vi) above;

(viii) to correct or supplement any inconsistent or defective provisions herein or in the Class A-L Credit Agreement, to cure any ambiguity, omission or errors herein or in the Class A-L Credit Agreement; provided that, notwithstanding anything herein or in the Class A-L Credit Agreement to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture or amendments to the Constituting Documents to be entered into pursuant to this clause (viii) may also provide for any corrective measures or ancillary amendments to this Indenture or the Class A-L Credit Agreement, as applicable, to give effect to such supplemental or amended Constituting Document as if it had been effective as of the Closing Date;

(ix) to conform the provisions of this Indenture or the Class A-L Credit Agreement to the Offering Circular; provided that, notwithstanding anything herein or in the Class A-L Credit Agreement to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture or amendment to the Class A-L Credit Agreement to be entered into pursuant to this clause (ix) may also provide for any corrective measures or ancillary amendments to this Indenture or the Class A-L Credit Agreement, as applicable, to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(x) to take any action necessary, advisable, or helpful to prevent the Issuer, the Trustee or the Class A-L Loan Agent from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments, or to reduce the risk that the Issuer will be subject to tax (including as a result of being classified as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes);

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(xi) (A) subject to the requirements of Section 2.13 to permit the Issuer to issue Additional Debt of any one or more existing Classes of Debt; or (B) to permit the Issuer to issue a replacement loan or securities or other indebtedness in connection with a Refinancing, including any modification necessary to (I) reflect the Refinancing of fixed rate Debt with floating rate Debt or vice versa, (II) establish a non-call period and, if applicable, prohibit future Refinancing of any class of refinancing obligations, or (III) in the case of a Refinancing in full of the Class A-VF Notes, replace such variable funding Notes with term secured notes or increase the maximum principal amount of the Class A-VF Notes or (IV) in the case of a Refinancing of the Secured Debt (a) to modify the Weighted Average Life Test or (b) extend the Reinvestment Period, and to make such other changes as shall be necessary to facilitate a Refinancing;

(xii) to modify the procedures herein relating to compliance with Rule 17g‑5 of the Exchange Act;

(xiii) in connection with the transition to any Benchmark Replacement, to make any Conforming Changes proposed by the Collateral Manager in connection therewith;

(xiv) subject to the approval of all of the Holders of the Class A-VF Notes as described in the immediately succeeding paragraph, for so long as such Notes are Outstanding, to amend any provision of this Indenture relating solely to the manner, timing and conditions of borrowings under the Class A-VF Notes;

(xv) to accommodate the issuance of the Debt in book-entry form through the facilities of the depository or otherwise;

(xvi) to take any action necessary or advisable to prevent the Issuer or the pool of Assets from being required to register under the 1940 Act, or to avoid any requirement that the Collateral Manager or any Affiliate consolidate the Issuer on its financial statements for financial reporting purposes (provided that no Holders are materially adversely affected thereby);

(xvii) to reduce the permitted minimum denomination of the Debt;

(xviii) to change the date on which reports are required to be delivered under the Constituting Documents;

(xix) to modify Section 3.3 or Section 7.19 to conform with applicable law;

(xx) with the consent of a Majority of the Controlling Class, to evidence any waiver or elimination by the Rating Agency of any requirement or condition of the Rating Agency set forth herein;

(xxi) to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a

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contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxii) to amend, modify or otherwise accommodate changes to the Constituting Documents to comply with any rule or regulation enacted by regulatory agencies of the United States federal government, exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Debt;

(xxiii) to amend, modify or otherwise change the provisions of the Constituting Documents so that (A) the Issuer is not a “covered fund” under the Volcker Rule, (B) the Secured Debt is not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Secured Debt will otherwise be exempt from the Volcker Rule;

(xxiv) to modify the definition of “Credit Risk Obligation” in a manner not materially adverse to any holders of any Class of Debt as evidenced by a certificate of the Collateral Manager delivered to the Trustee and the Holders of Secured Debt;

(xxv) to permit the Issuer to enter into any additional agreements not expressly prohibited by the Constituting Documents as well as any amendment, modification or waiver thereof if the Issuer determines that such additional agreement, amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of any Class of Debt; provided that (A) any such additional agreement shall include customary limited recourse and non-petition provisions and (B) the Trustee receives an opinion of counsel with respect to whether the interests of holders of any Class of Debt would be materially and adversely affected (which opinion may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion);

(xxvi) with the consent of the Majority of the Class A Debt, to modify (A) the Portfolio Tests or the definitions related thereto, (B) any of the Investment Criteria or (C) the Borrowing Base Condition or the definitions related thereto or the calculation thereof so long as the Rating Agency Condition is satisfied and no Secured Debt would be materially and adversely effected thereby;

(xxvii) with the consent of the Majority of the Class A Debt, to modify or amend any component of the Concentration Limitations and the definitions related thereto which affect the calculation thereof so long as the Collateral Manager certifies that no Class of Secured Debt would be materially and adversely effected thereby and the Rating Agency Condition is satisfied; or

(xxviii) to make any modification determined by the Collateral Manager necessary or advisable to comply with U.S. Risk Retention Rules, including (without limitation) in connection with a Refinancing, Optional Redemption,

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additional issuance of Debt or material amendment to any of the Transaction Documents.

For the avoidance of doubt, Reset Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described in this Section 8.1 or amendments to the Constituting Documents described elsewhere herein. In the case of any proposed supplemental indenture described in clause (xv) of the immediately preceding paragraph, the Issuer and the Trustee shall not enter into such proposed supplemental indenture without the written consent of all of the Holders of the Class A-VF Notes.

In addition, in the event that any or all restrictions and/or limitations under the U.S. Risk Retention Rules are withdrawn, repealed or modified to be less restrictive on the Retention Provider, at the request of the Retention Provider, the Issuer, the Initial Purchasers or the Trustee (at the instruction of the Issuer) or the Collateral Manager will enter into one or more supplemental indentures to modify any corresponding terms of this Indenture to reflect any such withdrawal, repeal or modification, without consent of the Holders of any Debt.

Section 8.2 Supplemental Indentures with Consent of Holders of Debt. Subject to the provisions of Section 8.1 and the provisions in this Section 8.2, with the consent of a Majority of the Secured Debt of each Class materially and adversely affected thereby, and if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, the Trustee (in the case of this Indenture) and the Class A-L Loan Agent (in the case of the Class A-L Credit Agreement) and the Issuer may execute one or more supplemental indentures (or, in the case of the Class A-L Credit Agreement, amendments) to add provisions to, or change in any manner or eliminate any provisions of the Constituting Documents or modify in any manner the rights of the Holders of the Debt of any Class under the Constituting Documents; provided that without the consent of each Holder of Outstanding Debt of each Class materially and adversely affected thereby, no such supplemental indenture described above may:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt or any Class A-VF Additional Amounts, reduce the principal amount thereof or the rate of interest thereon (or, in the case of the Class A-VF Notes, the Class A-VF Commitment Fee Rate), or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Debt or Class A-VF Additional Amounts with respect to any Class A-VF Note, or change the earliest date on which Debt of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Debt or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon or any Class A-VF Additional Amount is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such

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supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or the Class A-L Credit Agreement or certain defaults hereunder or their consequences provided for herein or in the Class A-L Credit Agreement;

(iii) impair or adversely affect the Assets except as otherwise permitted herein or in the Class A-L Credit Agreement;

(iv) except as otherwise permitted by this Indenture or the Class A-L Credit Agreement, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture or the Class A-L Credit Agreement with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture or the Class A-L Credit Agreement;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Debt whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of (x) this Section 8.2 or the Class A-L Credit Agreement, except to increase the percentage of Outstanding Class A Debt, Class B Notes, Class C Notes or Subordinated Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of the Constituting Documents cannot be modified or waived without the consent of the Holder of each Class A Debt Outstanding, Class B Note Outstanding, Class C Note Outstanding or Subordinated Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii) modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange; provided that no such supplemental indenture or amendment to the Class A-L Credit Agreement shall be required to facilitate any exchanges of one obligation for another obligation in accordance with Article XII hereof;

(viii) modify the definition of the terms “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(ix) modify any of the provisions of this Indenture or the Class A-L Credit Agreement in such a manner as to affect the calculation of the amount of any payment of interest or Class A-VF Commitment Fee or principal on any Secured Debt or any Class A-VF Additional Amount, or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of the Secured Debt to the benefit of any provisions for the redemption of the Secured Debt contained herein.

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provided that, with respect to any supplemental indenture or amendments to the Constituting Documents which, by its terms, (x) provides for an Optional Redemption by Refinancing of all, but not less than all, of the Secured Debt in whole, but not in part, and (y) is consented to by the Holders of at least a Majority of the Subordinated Notes, notwithstanding anything to the contrary contained or implied elsewhere in this Indenture or in the Class A-L Credit Agreement, the Collateral Manager may, without regard to any other consent requirement specified above or elsewhere in this Indenture, cause such supplemental indenture or amendment to be entered into, and the Trustee or the Class A-L Loan Agent, as applicable, and the Issuer shall enter into such supplemental indenture or amendment, as applicable, which supplemental indenture may (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans issued to replace such Secured Debt or prohibit a future refinancing of such replacement securities, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of such replacement notes or loans that is later than the Stated Maturity of the Secured Debt, (e) effect an extension of the Stated Maturity of the Subordinated Notes, and/or (f) make any other supplements or amendments to this Indenture or the Class A-L Credit Agreement that would otherwise be subject to the consent rights set forth above (a “Reset Amendment”).

Unless the Trustee and the Issuer are notified within 10 days after notice by the Trustee to the Holders of a proposed supplemental indenture or amendment to the Constituting Documents by a Majority of any Class from whom consent is not being requested that the Holders of such Class giving such notice believe that they will be materially and adversely affected by the proposed supplemental indenture or amendment, the interests of such Class will be deemed for all purposes to not be materially and adversely affected by such proposed supplemental indenture or amendment.

Neither the Issuer nor the Trustee shall have any responsibility or liability for any failure or delay on the part of a Holder to provide written objection in response to any such notice, including without limitation in respect of any reliance on such failure to object for purposes of any supplemental indenture or amendment.

Notwithstanding any other provision relating to supplemental indentures or amendments to the Constituting Documents herein, at any time, if any Class of Debt has been or contemporaneously with the effectiveness of any supplemental indenture or amendment to the Constituting Documents will be paid in full in accordance with the Constituting Documents as so supplemented or amended, the written consent of any Holder of any Debt of such Class will not be required with respect to such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator or the Class A-L Loan Agent if such amendment would adversely affect the Collateral Administrator or the Class A-L Loan Agent, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator or the Class A-L

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Loan Agent, unless the Collateral Administrator or the Class A-L Loan Agent, as applicable, otherwise consents in writing.

(b) Reserved.

(c) Reserved.

(d) The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any holder of Debt would be materially and adversely affected by the modifications set forth in any supplemental indenture or amendment to the Class A-L Credit Agreement, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate; provided that if a Majority of any Class of Debt has provided written notice to the Trustee at least one Business Day prior to the execution of such supplemental indenture or amendment to the Constituting Documents that such Class would be materially and adversely affected thereby, the Trustee shall not be entitled to rely on an Opinion of Counsel or a Responsible Officer’s certificate of the Collateral Manager as to whether or not the Holders of such Class would be materially and adversely affected by such supplemental indenture or amendment, as applicable, and shall not enter into such supplemental indenture or amendment, as applicable, without the consent of a Majority (or Supermajority or each Holder, as applicable) of such Class. Such determination by such Class as to whether the interests of any Holder have been materially and adversely affected shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee as described herein.

(e) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

(f) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

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(g) At the request and cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 10 days prior to the execution of any proposed supplemental indenture or amendment pursuant to Section 8.1 and not later than 7 days prior to the execution of any proposed supplemental indenture or amendment pursuant to Section 8.2, the Trustee shall send to the Collateral Manager, the Collateral Administrator and the Holders of Debt a copy of such proposed supplemental indenture or amendment; provided that, for any party entitled to receive notice, this provision will be deemed satisfied (1) upon the written waiver of such party to receipt of such notice and (2) in the case of the Holders, the simultaneous payment in full of the Debt held by such holders pursuant to the proposed supplemental indenture or amendment. At the cost of the Issuer, for so long as the Secured Debt shall remain Outstanding and rated by the Rating Agency, the Trustee shall provide to the Rating Agency a copy of any proposed supplemental indenture or amendment at least 7 days prior to the execution thereof by the Trustee (unless such period is waived by the Rating Agency). Following such deliveries by the Trustee, if any changes are made to such proposed supplemental indenture or amendment other than to correct typographical errors or to adjust formatting, then at the request and cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 3 days prior to the execution of such proposed supplemental indenture or amendment (provided that the execution of such proposed supplemental indenture or amendment shall not in any case occur earlier than the date 10 days or 7 days, as applicable, after the initial distribution of such proposed supplemental indenture or amendment pursuant to the first sentence of this Section 8.3(g)), the Trustee shall send to the Collateral Manager, the Collateral Administrator, the Holders of Debt and the Rating Agency a copy of such supplemental indenture or amendment as revised, indicating the changes that were made. Any failure of the Trustee to publish or deliver such notices, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture or amendment. In the case of a supplemental indenture or amendment to be entered into pursuant to Section 8.1(a)(xi)(B), the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture or amendment shall be included in the notice of Optional Redemption given to each holder of Debt under Section 9.1; and, upon execution of the supplemental indenture or amendment, at the cost of the Issuer, a copy thereof shall be delivered to the Rating Agency and each Holder of Debt.

(h) It shall not be necessary for any Act of the Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(i) At any time during or after the Reinvestment Period, at the written direction of any Holder or Holders of Subordinated Notes, substantially in the form of Exhibit F (solely for Contributions of Cash or Eligible Investments), but without any amendment to this Indenture or the consent of any other Holder of Debt (i) such Holder may make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely with respect to Holders of Certificated Subordinated Notes, such Holder may designate (prior to the Determination Date) all or a specified portion of amounts that would otherwise be distributed on such Payment Date to such Holder or Holders of Subordinated Notes be deposited in the Collection Account as a Contribution and be available for reinvestment in

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Additional Collateral Obligations and other Permitted Uses as directed by the applicable Contributor, so long as the Collateral Manager consents to such Permitted Use(s) (or if no direction is given by the Contributor, at the Collateral Manager’s reasonable discretion).

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture and/or the Class A-L Credit Agreement, as applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6 Hedge Agreements. The Issuer and the Trustee shall not enter into any supplemental indenture or amendment to the Constituting Documents that permits the Issuer to enter into a hedge agreement unless the Issuer obtains (and provides a copy to the Trustee) (a) a certification from the Collateral Manager that (i) the written terms of the derivative directly relate to the Collateral Obligations and the Debt and (ii) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Debt, (b) written advice of counsel that such hedge agreement will not cause any Person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer and (c) the consent of a Majority of the Controlling Class. The Issuer shall provide KBRA with written notice of any supplemental indenture or amendment to the Constituting Documents that permits the Issuer to enter into a hedge agreement (including the strike rate and notional detail of the proposed hedge agreement), and the Issuer shall only enter into such hedge agreement with a counterparty that has the minimum ratings required by KBRA at the time the Issuer enters into such hedge agreement, unless KBRA provides written confirmation that such counterparty is not required to have such minimum ratings.

ARTICLE IX

Redemption Of DEBT

Section 9.1 Optional Redemption. (a) From and after the Non-Call End Date, one or more Classes of the Secured Debt may be redeemed (or the Class A-L Loans may be prepaid) by the Issuer at the written direction of a Majority of the Subordinated Notes (and in the case of a Refinancing, with the consent of the Collateral Manager and the Retention Provider) on any Business Day as follows: (i) the Secured Debt shall be redeemed in whole but not in part from Sale Proceeds, Contributions of Cash and/or Refinancing Proceeds and (ii) the Secured Debt may be redeemed in part by Class from Refinancing Proceeds, Contributions of cash and/or Partial Refinancing Interest Proceeds. In connection with any such redemption, the Secured Debt shall

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be redeemed at the applicable Redemption Prices and a Majority of Subordinated Notes must provide the above described written direction (and the Collateral Manager and Retention Provider the above described consent in the case of a Refinancing) to the Issuer and the Trustee not later than 10 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Debt to be redeemed must be redeemed simultaneously. To effect an Optional Redemption, the Issuer shall furnish notice of such Optional Redemption to the Trustee, KBRA and the holders of the Secured Debt not later than four Business Days prior to the Optional Redemption Date in accordance with Section 9.3. For the avoidance of doubt, the Class A-L Loans and the Class A Notes will be treated as one Class for purposes of an Optional Redemption.

(b) Upon receipt of a notice of any redemption of the Secured Debt (other than a redemption entirely out of proceeds from a Refinancing) pursuant to Section 9.1(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Aggregate Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Debt and to pay such fees and expenses, the Secured Debt may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation, merger or other arrangement.

(c) The Subordinated Notes may be redeemed, for the relevant Redemption Price, on any Business Day on or after the redemption (including in connection with a Refinancing of the Secured Debt) or repayment in full of all of the Secured Debt, at the written direction of a Majority of the Subordinated Notes delivered to the Trustee and the Collateral Manager on behalf of the Issuer at least five Business Days prior to the designated Business Day on which the Subordinated Notes are to be redeemed (which direction may be given in connection with a direction to redeem the Secured Debt or at any time after the Secured Debt has been redeemed or repaid in full).

(d) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), one or more Classes of the Secured Debt may be redeemed on any Business Day in whole from Refinancing Proceeds, Contributions of Cash and/or Sale Proceeds or in part by Class from Refinancing Proceeds, Contributions of cash and/or Partial Refinancing Interest Proceeds; in each case through a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager, the Retention Provider and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

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(e) In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.1(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(J), all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, Contributions of Cash and all other available funds will be at least sufficient to redeem simultaneously the Secured Debt then required to be redeemed, in whole but not in part at the Redemption Price (subject to any election to receive less than 100% of Redemption Price as noted below), and to pay all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Refinancing Proceeds, all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(J), all Sale Proceeds, if any, Contributions of Cash and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i) and (iv) the Collateral Manager and the Retention Provider each consents to such Refinancing.

(f) In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.1(a)(ii), such Refinancing will be effective only if: (i) the Issuer has provided notice thereof to the Rating Agency, (ii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of cash and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(J) will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of cash and all or a specified (as directed by Holders of Certificated Subordinated Notes entitled to receive such Interest Proceeds and as determined by the Issuer, or the Collateral Manager on behalf of the Issuer) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(J) are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in this Indenture, (v) the aggregate principal amount of any obligations providing the Refinancing is not less than the aggregate principal amount of the Secured Debt (including, in the case of Class C Notes, any accrued and unpaid Deferred Interest) being redeemed with the proceeds of such obligations plus, if so directed by a Majority of the Subordinated Notes, an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced, (vii) the reasonable fees, costs,

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charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with this Indenture; provided that any such fees and expenses due to the Trustee and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced, (ix) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Debt being refinanced (except that, at the Issuer’s election, the earliest date, if any, on which the obligations providing the Refinancing may be redeemed at the option of the Issuer may be different than the earliest date on which the Secured Debt redeemed in connection with such Refinancing were subject to redemption at the option of the Issuer), (x) each of the Collateral Manager and the Retention Provider consents to such Refinancing, (xi) the Issuer has received written advice from Winston & Strawn LLP or an opinion of counsel of nationally recognized standing that (A) such Refinancing will not result in the Issuer being treated as an association or a publicly traded partnership, in each case, taxable as a corporation for U.S. federal income tax purposes and (B) such Refinancing will not result in the Issuer being subject to U.S. federal income tax on a net basis other than by operation of Chapter 63 of the Code, (xii) if the maximum principal balance of any Priority Class that is senior to a Class of Secured Debt that is not included in such Refinancing is increased in connection with such Refinancing and the Rating Agency is not providing a rating with respect to such Priority Class, the Rating Agency Condition is satisfied, (xiii) the Issuer (or the Collateral Manager on behalf of the Issuer) has provided an officer’s certificate to the Trustee certifying that the conditions to such refinancing have been satisfied, (xiv) the Borrowing Base Condition is satisfied after giving effect to such Refinancing and (xv) the periodic yield payable on the obligations providing the Refinancing (inclusive of any margins and fees, and amounts payable in cash or in kind) is not greater than the periodic yield payable on the Secured Debt being redeemed with the proceeds of such obligations. In the case of a Refinancing of the Class A-VF Notes, if the foregoing conditions are satisfied, the Issuer may replace the maximum commitment amount of the Class A-VF Notes with term secured notes with an equivalent principal amount and/or increase the maximum principal amount of the Class A-VF Notes.

(g) The Holders of the Subordinated Notes will not have any cause of action against any of the Issuer, the Collateral Manager, the Collateral Administrator, the Class A-L Loan Agent or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer, the Trustee and/or the Class A-L Loan Agent (at the direction of the Issuer) shall amend this Indenture and/or the Class A-L Credit Agreement, as applicable to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Debt other than a Majority of the Subordinated Notes directing the redemption. The Trustee nor the Class A-L Loan Agent shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections under the Constituting Documents, and the

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Trustee and the Class A-L Loan Agent will be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment and the Refinancing meets the requirements specified above and is permitted under the Constituting Documents (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Report required under the Constituting Documents).

(h) In the event of any redemption pursuant to this Section 9.1, the Issuer shall, at least 4 Business Days (in the case of an Optional Redemption of the Secured Debt) (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) or 5 Business Days (in the case of an Optional Redemption of the Subordinated Notes) (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed on such Redemption Date and the applicable Redemption Price (which Redemption Price shall be the Redemption Price to be paid in the event no Redemption Distribution Date occurs and which may be decreased as a result of payments on Redemption Distribution Dates to the extent that such payment reduces the amount of interest that accrues on the Secured Debt).

(i) In connection with any Optional Redemption of the Secured Debt in whole, Holders of 100% of the Aggregate Outstanding Amount of the Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of the Secured Debt.

(j) In connection with an Optional Redemption of all Classes of Secured Debt, a Majority of the Subordinated Notes may direct the Issuer (who shall give written notice to the Trustee, KBRA and the Holders of the Secured Debt no less than 4 Business Days prior to such date) to distribute amounts on deposit in the Collection Account to pay a portion of the Redemption Price pursuant to the Priority of Payments on one or more Business Days prior to the Redemption Date (any such date a “Redemption Distribution Date”). The Collateral Manager may elect to distribute Interest Proceeds, Principal Proceeds or both on such Redemption Distribution Date pursuant to the applicable Priority of Payments. To the extent the Collateral Manager does not elect to distribute amounts pursuant to Section 11.1(a)(i), holders of Debt shall not be entitled to receive any amounts on account of accrued and unpaid interest on such date.

Section 9.2 Tax Redemption. (a) The Secured Debt shall also be repaid or redeemed, as applicable, in whole but not in part on any Business Day (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (v) a Majority of the Class A Debt if, as a result of the occurrence of a Tax Event, the Class A Holders have not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable on the Class A Debt on any Payment Date (w) a Majority of the Class B Notes if, as a result of the occurrence of a Tax Event, the Class B Noteholders have

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not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable on the Class B Notes on any Payment Date, (x) a Majority of the Class C Notes if, as a result of the occurrence of a Tax Event, the Class C Noteholders have not received 100% of the aggregate amount of principal and interest (including Deferred Interest and interest on accrued and unpaid Deferred Interest) that would otherwise be due and payable on the Class C Notes on any Payment Date, or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(a) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

(b) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(c) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Secured Debt and the Rating Agency thereof.

Section 9.3 Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.1, the written direction of a Majority of the Holders of the Subordinated Notes (and in the case of a Refinancing, the consent of the Collateral Manager and the Retention Provider) required thereby shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 10 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.1, a notice of redemption shall be given by the Issuer by overnight delivery service (or through the applicable procedures of DTC), postage prepaid, mailed not later than 4 Business Days prior to the applicable Redemption Date, to the Trustee, the Rating Agency and each Holder of Debt, at such Holder’s address in the Register or Class A-L Loan Register, as applicable.

(a) All notices of redemption delivered pursuant to Section 9.3(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Debt to be redeemed;

(iii) all of the Secured Debt that is to be redeemed are to be redeemed in full and that interest on such Secured Debt shall cease to accrue on the Business Day specified in the notice;

(iv) the place or places where Notes or notes evidencing the Class A-L Loans, if any, are to be surrendered for payment of the Redemption Prices, which

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shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v) if all Secured Debt is being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(b) The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.1 up to the Business Day prior to the proposed Redemption Date by written notice to the Trustee. The Issuer shall provide KBRA notice of any withdrawal.

(c) Notice of redemption pursuant to Section 9.1 or 9.2 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Debt selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

Section 9.4 Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.3 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.3(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt that is Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on any Debt to be so redeemed, the Holder shall present and surrender any Notes (or notes evidencing the Class A-L Loans, if any) at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender any Notes (or notes evidencing the Class A-L Loans, if any), then, in the absence of notice to the Issuer or the Trustee that the applicable Debt has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Debt so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Debt, or any predecessor Secured Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Secured Debt called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remains Outstanding; provided that the reason for such non-payment is not the fault of such Holder of Secured Debt.

Section 9.5 Clean-Up Call Redemption.

(a) At the written direction of either a Majority of the Subordinated Notes or the Collateral Manager (on behalf of the Issuer) in its sole discretion (which direction shall be

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given so as to be received by the Issuer, the Trustee, the Rating Agency and, in the case of such direction delivered by a Majority of the Subordinated Notes, the Collateral Manager not later than 10 days prior to the proposed Redemption Date specified in such direction), the Secured Debt will be subject to redemption by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Business Day on or after the Clean-Up Call Date if the Aggregate Outstanding Amount of the Debt is equal to or less than 20% of the Initial Outstanding Amount, plus the amount of any additional Debt issued after the Closing Date.

(b) Upon receipt of notice directing the Issuer to effect a Clean-Up Call Redemption and subject to any transfer restriction, the Issuer (or, at the written direction and expense of the Issuer, the Trustee on behalf of the Issuer) will offer to the Collateral Manager, the Holders of the Subordinated Notes and any other Person identified by the Issuer or the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder therefor (it being understood that any such sale of Collateral Obligations may consist of multiple transactions in which Collateral Obligations are sold in groups or on an individual basis, or any combination of the two, or as an entire pool, as determined by the Collateral Manager) on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price in cash (the “Clean-Up Call Purchase Price”) payable prior to or on the Redemption Date at least equal to the sum of (a) the sum of the Redemption Prices of the Secured Debt, plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions in respect of the Subordinated Notes, minus (c) the fair market value (as determined by the Collateral Manager) of all other Assets available for application in accordance with the Priority of Payments on the Redemption Date. The Issuer shall take all actions necessary to sell, assign and transfer the Assets to the applicable holder of Subordinated Notes, the Collateral Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager.

(c) Upon receipt from a Majority of the Subordinated Notes or the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in the direction delivered pursuant to clause (a) above) and the Record Date for any redemption pursuant to this Section 9.5 and give written notice thereof to the Trustee (which shall forward such notice to the Holders), the Collateral Administrator, the Collateral Manager and the Rating Agency not later than 5 Business Days prior to the proposed Redemption Date.

(d) Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to one Business Day prior to the related scheduled Redemption Date by written notice to the Trustee, the Rating Agency and the Collateral Manager. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Debt to be redeemed at such Holder’s address in

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the Register, by overnight courier guaranteeing next day delivery not later than one Business Day prior to the related scheduled Redemption Date.

(e) On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price shall be distributed pursuant to the Priority of Payments.

ARTICLE X

Accounts, Accountings And Releases

Section 10.1 Collection of Money. (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided herein. Each Account shall be established and maintained (I) with a federal or state-chartered depository institution having a long-term issuer credit rating of at least “A” and or a short-term issuer credit rating of at least “A-1” by S&P (or long-term issuer credit rating of at least “A+” by S&P if such institution has no short-term rating) or (II) in segregated accounts with the corporate trust department of a federal or state-chartered deposit institution having a long-term issuer credit rating of at least “BBB-” by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b); and, in all cases, the Assets credited to each Account shall be deposited with and held by an institution that meets such ratings. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. Each of the Accounts shall be a “securities account” under Section 8-501(a) of the UCC and all Cash deposited in the Accounts shall be capable of being invested at the direction of the Issuer, or the Collateral Manager on its behalf; provided that all Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations or other Assets in accordance with the terms of this Indenture. Any Account established under this Indenture may include any number of subaccounts deemed necessary or advisable by the Trustee in the administration of the Accounts.

(b) If any institution described in Section 10.1(a) above falls below the requirements specified in Section 10.1(a)(I) or (II), the assets held in such Account shall be moved by the Issuer within 30 calendar days to another institution that has ratings that satisfy such requirements.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian three segregated subaccounts, one of which will be designated the “Interest Collection Subaccount,” and one of which will be designated the “Principal Collection Subaccount” and one of which will be designated the “Reinvestment Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Issuer, subject to the lien of the Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Collection Account (and each subaccount thereof) shall be comprised of a “securities account” (as

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defined in Section 8-501 of the UCC) as to which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), and a “deposit account” over which the Trustee shall have control (within the meaning of Section 9-104 of the UCC). The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a) and any interest earned on Eligible Investments from amounts on deposit in the Class A-VF Purchaser Collateral Account pursuant to Section 10.3(c), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in Additional Collateral Obligations in accordance with Article XII or Eligible Investments). All amounts received in connection with sales of Collateral Obligations and all proceeds received in connection with final payments with respect to Collateral Obligations, shall be credited to the Reinvestment Collection Subaccount. All other amounts received by the Trustee will be deposited in the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in Additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer, and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw (i) funds on deposit in the Reinvestment Collection Subaccount and/or (ii) funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in Additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order and the purchase price for such

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Collateral Obligations (including accrued interest and other accrued amounts for such Additional Collateral Obligations) may be paid on or following the settlement thereof as directed in an Issuer Order.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets; in accordance with such Issuer Order; provided that, so long as any Debt Outstanding is rated by KBRA, (A) if such payment is made from Interest Proceeds, in the reasonable judgment of the Collateral Manager, such payment will not cause an Event of Default due to a default in the payment, when due and payable, of any interest on any Secured Debt and after giving effect to such payment, Interest Proceeds on deposit in the Collection Account shall be sufficient to pay the amounts set forth in clauses (A) through (C)(1) of Section 11.1(a)(i) on the subsequent Payment Date, (B) if such payment is made from Principal Proceeds, unless such Principal Proceeds were designated as such pursuant to a Contribution, (x) after giving effect to such payment, the aggregate amount of all payments made pursuant to this clause (i) shall not exceed 5% of the Initial Pool Balance and (y) the Borrowing Base Condition is satisfied after giving effect to such payment and (C) notice thereof is provided to the Rating Agency, (ii) any amount required to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment) as may be required by the Issuer as a lender under the Underlying Instruments and (iii) from Interest Proceeds only, (1) any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date and (2) any Class A-VF Additional Amounts (such payments to be counted against the Class A-VF Additional Amounts Cap for the applicable period); provided that the aggregate Class A-VF Additional Amounts paid as described in this paragraph during any Collection Period shall not exceed the Class A-VF Additional Amounts Cap; provided further that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e) In connection with a Refinancing in part by Class of one or more Classes of Secured Debt, the Collateral Manager on behalf of the Issuer may direct the Trustee to apply Partial Refinancing Interest Proceeds from the Interest Collection Subaccount on the date of a Refinancing of one or more classes of Secured Debt to the payment of the Redemption Price(s) of the Class or Classes of Secured Debt subject to Refinancing without regard to the Priority of Payments.

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(f) The Trustee shall transfer to the Payment Account, from the Collection Account (other than (x) amounts to be applied in connection with a Refinancing in part by Class of one or more Classes of Secured Debt, which amounts may be retained in the Collection Account for application to the redemption of such Secured Debt and (y) amounts in the Principal Collection Subaccount that the Issuer is entitled to reinvest in accordance with the Investment Criteria described herein, and other than amounts in the Reinvestment Collection Subaccount, which amounts, in either case, may be retained in the Collection Account for subsequent reinvestment) for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and on any Redemption Date or Redemption Distribution Date and, in the case of proceeds received in connection with a Refinancing of the Secured Debt in whole, on the date of receipt thereof, the amount set forth to be so transferred in the Distribution Report for such Payment Date or the Redemption Distribution Direction for such Redemption Distribution Date.

(g) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(c).

(h) During the Reinvestment Period, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay amounts on deposit in the Principal Collection Subaccount and the Reinvestment Collection Subaccount to the Class A-VF Administrative Agent, for the benefit of the Class A-VF Noteholders, in connection with a Class A-VF Prepayment (as defined in the Class A-VF Purchase Agreement) pursuant to Section 2.5 of the Class A-VF Purchase Agreement.

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Payment Account shall be comprised of a “securities account” (as defined in Section 8-501 of the UCC) as to which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), and a “deposit account” over which the Trustee shall have control (within the meaning of Section 9-104 of the UCC). Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Secured Debt in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities

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Account Control Agreement. Amounts in the Payment Account shall remain uninvested. The Collateral Manager on behalf of the Issuer shall direct the Trustee in writing to, and upon receipt of such written instructions, the Trustee shall, cause the transfer to the Payment Account, on the Business Day preceding each date of payment and principal of the Class A-VF Notes that does not fall on a Payment Date, from the Collection Account an amount equal to the principal amount of Class A-VF Notes that will be repaid on such date.

(b) Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Custodial Account shall be comprised of a “securities account” (as defined in Section 8-501 of the UCC) as to which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), and a “deposit account” over which the Trustee shall have control (within the meaning of Section 9-104 of the UCC). All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c) Class A-VF Purchaser Collateral Accounts. (i) In accordance with this Indenture and the Class A-VF Purchase Agreement, if and to the extent that any Holder of Class A-VF Notes is required to secure its obligations with respect to its Class A-VF Commitment, including at any time it does not satisfy the Purchaser Rating Criteria, the Trustee shall establish a segregated, non-interest bearing account, which shall be held in the name of the Issuer and subject to control by the Trustee, for the benefit of the Issuer, which shall be designated as Class A-VF Purchaser Collateral Accounts, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Each Class A-VF Purchaser Collateral Account shall be comprised of a “securities account” (as defined in Section 8-501 of the UCC) as to which the Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), and a “deposit account” over which the Trustee shall have control (within the meaning of Section 9-104 of the UCC). The Trustee (as directed by the Collateral Manager on behalf of the Issuer) will deposit into each Class A-VF Purchaser Collateral Account all amounts that it receives from such Holder as are required to secure the obligations of the Holder in accordance with the terms of the Class A-VF Purchase Agreement. Amounts in the Class A-VF Purchaser Collateral Accounts will, at the direction of the Collateral Manager, be released to the Issuer or the related Holder in accordance with the Class A-VF Purchase Agreement and applicable law and as provided herein. The Trustee agrees to give the Issuer immediate

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notice if (to the actual knowledge of a Trust Officer of the Trustee) any Class A-VF Purchaser Collateral Account or any assets or securities on deposit therein, or otherwise to the credit of such Class A-VF Purchaser Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. On behalf of the Issuer, the Collateral Manager will direct the Trustee to, from time to time invest amounts on deposit in the Class A-VF Purchaser Collateral Accounts in Eligible Investments. In the absence of such instructions, such funds will remain uninvested. Investment earnings received during each Interest Accrual Period with respect of such Eligible Investments will be transferred to the Interest Collection Subaccount for payment to the Class A-VF Administrative Agent on behalf of the Class A-VF Noteholders pursuant to the Priority of Payments.

(ii) If any Holder of Class A-VF Notes fails to satisfy the Purchaser Rating Criteria and defaults in its obligation to fund any portion of its Class A-VF Advance and does not within two Business Days thereafter deposit cash to the applicable Class A-VF Purchaser Collateral Account in an amount equal to the undrawn amount of such Holder’s Class A-VF Commitment, then the Issuer will have the right, subject to the terms of the Class A-VF Purchase Agreement, to replace such Holder with an Eligible Assignee (as defined in the Class A-VF Purchase Agreement) that satisfies the Purchaser Rating Criteria.

Section 10.4 Ownership of the Accounts. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer, for federal income tax purposes. The Issuer is required to provide to the Trustee (i) an IRS Form W-9 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Trustee accurately updated and complete versions of such IRS forms or other documentation. None of the Bank, both in its individual capacity and in its capacity as Trustee, or any of its Affiliates shall have any liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 10.5 Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee

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shall seek instructions from the Collateral Manager within three Business Days after the Closing Date. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after the Closing Date, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Cash as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

(b) The Trustee agrees to give the Issuer prompt notice if any Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.6 Accountings.

(a) Payment Date Accounting. The Collateral Administrator (subject to approval by the Collateral Manager on behalf of the Issuer) shall render an accounting (each, a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Class A-L Loan Agent, the Initial Purchasers, the Rating Agency and to any Holder shown on the Register or Class A-L Loan Register, as applicable, of Debt and any beneficial owner of Debt who has delivered a Beneficial Ownership

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Certificate to the Trustee (or with respect to the Class A-L Loans, the Class A-L Loan Agent) not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the amount of interest on the Secured Debt due and payable on such Payment Date;

(ii) the amount of Class A-VF Commitment Fees due and payable on such Payment Date;

(iii) (A) the amount of Class A-VF Additional Amounts due and payable on such Payment Date, (B) the amount of Class A-VF Advances Outstanding, (C) the outstanding principal balance of the Class A-1 Notes and (D) the outstanding principal balance of the Class A-2 Notes;

(iv) the amount of principal payments to be made on the Secured Notes on such Payment Date in accordance with the Priority of Payments;

(v) the Collateral Management Fee payable to the Collateral Manager on such Payment Date, including any Current Deferred Management Fee;

(vi) an itemized description of any Administrative Expenses payable on such Payment Date;

(vii) the Aggregate Outstanding Amount of each Class as of such Payment Date, in each case after giving effect to all payments of principal on such Class to be made on such Payment Date;

(viii) the Aggregate Principal Balance of the Collateral Obligations as of the last day of the related Collection Period;

(ix) calculation of the Adjusted Pool Balance of the Collateral Obligations and the Class A Borrowing Base, the Class B Borrowing Base and Aggregate Borrowing Base;

(x) the number and Aggregate Principal Balance of Collateral Obligations that were Credit Risk Obligations, Delinquent Obligations and Defaulted Obligations as of the last day of the related Collection Period and related calculations in connection with the determination as to the occurrence of a Rapid Amortization Event (including Current Cash Balances);

(xi) the number and Aggregate Principal Balance of each Recurring Revenue Loan and Specified Recurring Revenue Loan as of the last day of the related Collection Period, including for each Specified Recuring Revenue Loan, the calculation of each of the following, based on the data points provided by the Collateral Manager:

(A) the net revenue retention for the related Obligor

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(B) the trailing twelve-month annualized revenue for the related Obligor;

(C) the loan-to-value ratio for such Recurring Revenue Loan;

(D) the trailing twelve-month annualized revenue for the Obligor minus the prior trailing twelve-month period annualized revenue for the Obligor for the immediately preceding trailing twelve-month period; and

(E) the loan-to-recurring revenue multiple for such Obligor;

(xii) the balance of each Account as of such Determination Date;

(xiii) the purchase price of each Additional Collateral Obligation acquired since the last Distribution Report;

(xiv) the percent of the Collateral Balance that:

(A) consists of Participation Interests; and

(B) consists of Current Pay Obligations;

(xv) the calculation of each of the following:

(A) the Level 1 Portfolio Test;

(B) the Level 2 Portfolio Test;

(C) the Minimum Floating Spread Test;

(D) the Weighted Average Life Test; and

(E) the Concentration Limitations;

(xvi) the maturity date, interest rate and classification of each Collateral Obligation;

(xvii) the purchase and sale history with respect to each Collateral Obligation, including the applicable trade date and price;

(xviii) the sale price of any Asset that was sold or has matured since the last Distribution Report, including the amount of cash received as Principal Proceeds; and

(xix) the cumulative amount of any substitutions, purchases and sales of Collateral Obligations.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report

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in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(b) Monthly Report. With respect to each month in which a Payment Date does not occur, the Collateral Administrator (subject to approval by the Collateral Manager on behalf of the Issuer) shall make available to the Rating Agency, the Trustee, the Class A-L Loan Agent, Initial Purchasers and to any Holder of Debt shown on the Register or Class A-L Loan Register, as applicable, and any beneficial owner of Debt who has delivered a Beneficial Ownership Certificate to the Trustee (or with respect to the Class A-L Loans, the Class A-L Loan Agent), a report, setting forth certain information with respect to the Collateral Obligations (the “Monthly Report”) no later than the 20th calendar day or if such day is not a Business Day, the next succeeding Business Day) of such month, commencing in July 2026. The Monthly Report shall be completed with, the items described above in the description of the Distribution Report (other than as related to a specific Payment Date), and such other information agreed to by Collateral Manager and the Collateral Administrator, in each case as of the Monthly Report Determination Date for such calendar month.

(c) Notice of Events of Default. Promptly, but in any case no later than within two Business Days of discovery (or receipt of notice thereof) by the Collateral Manager or the Issuer, as applicable, such party will be required to provide to the Trustee (with a copy to the other party) (i) in the case of any proposed or pending litigation or investigation relating to it by any governmental authority or any legal proceeding which involve or may involve the possibility of materially and adversely affecting the Issuer, a written notice specifying the nature of such litigation, investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits, (ii) notice of the existence of any condition or event which constitutes an Event of Default, including a description of its nature and period of existence and what action the Collateral Manager or Issuer is taking or proposes to take with respect thereto, and (iii) notice of any event or occurrence (including changes in applicable law) of which the Collateral Manager or Issuer (as applicable) has knowledge that may reasonably affect, materially and adversely, the ability of the Collateral Manager to service the Collateral Obligations or to otherwise perform and carry out its duties, responsibilities and obligations under the Transaction Documents. The Trustee shall make available to Holders any notice delivered pursuant to (i), (ii) and (iii) above (including by posting to its website) but shall not be under any obligation to review or evaluate any such notice, or to investigate or inquire further into any matter described therein.

(d) Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by

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the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Initial Purchaser Information. The Issuer, the Initial Purchasers or any successors to the Initial Purchasers, may post the information contained in a Distribution Report to a password-protected internet site accessible only to the Holders of the Debt and to the Collateral Manager.

(f) Distribution of Reports. The Trustee will make the Distribution Report, each Monthly Report, any Redemption Distribution Direction and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website shall initially be located at www.mystatestreet.com. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Distribution Report or Monthly Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(g) In the event that the Trustee receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that, upon its written request and at no additional cost, it has the right to receive notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b), the Issuer agrees that, absent a specific request, such notification shall not be provided by the Trustee hereof and, in lieu of such notifications, the Trustee shall make available each Distribution Report in the manner required by this Indenture.

(h) The Trustee is hereby authorized and directed to make available to Intex Solutions, Inc. each Distribution Report and each Monthly Report by granting access to the Trustee’s internet website containing the Distribution Report and Monthly Report and such reports and all other data files posted on the Trustee’s internet website, it being understood that the Trustee shall have no liability for providing such reports, documents or other data or for granting such access, including for use of such information by Intex Solutions, Inc. or its subscribers, and the Issuer consents to such reports, documents and other data files being made available by Intex Solutions, Inc. to its subscribers.

(i) “Fair Value” Report. The Issuer authorizes and directs the Trustee to make available to Holders via the Trustee’s internet website any “fair value” report provided to the Trustee by the Issuer for posting in connection with the U.S. Risk Retention Rules and provided to the Trustee for posting to the website. Notwithstanding anything herein to the contrary, it is understood and agreed that the Trustee (i) has not participated in the preparation of any such report or the information contained therein and (ii) is not responsible for, and is not making any representation concerning, the accuracy or completeness of such report or the information contained therein, including, without limitation, in respect of the fair value of any Debt identified

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therein or any assumptions, discount factors or other variables used to determine any such fair value.

(j) Redemption Distribution Direction. The Issuer shall render an accounting (each a “Redemption Distribution Direction”), determined as of the close of business on each Determination Date preceding a Redemption Distribution Date, and shall make available such Redemption Distribution Direction available to the Collateral Manager and the Trustee setting forth the amounts payable pursuant to each applicable clause of Section 11.1(a)(i) and Section 11.1(a)(ii), as applicable, on the related Redemption Distribution Date. Each Redemption Distribution Direction shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Redemption Distribution Direction in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. No Redemption Distribution Direction will be required to be reviewed by the Independent accountants appointed pursuant to this Indenture.

Section 10.7 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 hereof and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 (which certification shall be deemed to be made upon delivery of such Issuer Order or trade continuation in respect of such sale) (provided that if an Enforcement Event has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1 unless the sale of such Asset is permitted pursuant to Section 12.3(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of

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acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of Additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.

(g) Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

(h) Any Retained Interest (as defined in the Master Participation Agreement) received by the Issuer shall be released from the lien of this Indenture in accordance with Section 8.2 of the Master Participation Agreement.

Section 10.8 Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee and/or the Collateral Administrator to so agree, which acknowledgment or

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agreement may include, among other things, (i) acknowledgment of the responsibility for the sufficiency of the procedures to be performed by the Independent accountants for its purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent accountants and acknowledgement of other limitations of liability in favor of the Independent accountants and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). It is understood and agreed that the Trustee and/or the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. The Trustee and the Collateral Administrator shall not be required to make any such agreements that adversely affect the Bank in its individual capacity.

(b) On or before December 31st of each year commencing in 2026, the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Holder of Debt upon written request therefor and subject to the execution of an agreement with the Independent certified public accountants, a report from a firm of Independent certified public accountants for each Distribution Report occurring in April and October of each year (i) indicating that such firm has performed agreed-upon procedures to recalculate certain of the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Debt as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive.

(c) Upon the written request of the Trustee, or any Holder of a Subordinated Note (and subject to the execution of an agreement with the firm of Independent certified public accountants), the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.9 Reports to the Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any accountants’ reports or any Accountants’ Report) and such additional information as the Rating Agency may from time to time reasonably request (including notification to the Rating Agency via CorporateAssessmentTeam@kbra.com of (i) any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and (ii) any material modifications to any Collateral Obligation, in each case, excluding any accountants’ reports or any Accountants’ Report). On or before December 31 of each calendar year, commencing in 2026, the Issuer shall provide KBRA via CorporateAssessmentTeam@kbra.com with (i) the financial statements of each Obligor of a Collateral Obligation and (ii) financial information with respect to any new Collateral Obligations.

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On each Payment Date, the Issuer shall cause to be provided to the Rating Agency, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof and the CUSIP number thereof (if applicable). In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form will be provided by the Independent accountants to the Issuer and the Information Agent who will post such Form 15-E, except for the redaction of any sensitive information by the Issuer, on the 17g-5 website.

Section 10.10 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank or one of its Affiliates, shall cause the Bank, or such Affiliate, to comply with the provisions of such securities account control agreement; provided that nothing herein shall prohibit the transfer of the Accounts to an institution other than the Bank, including any agent or sub-custodian of the Bank, provided that such institution satisfies the eligibility requirements as set forth in Section 10.1 hereof. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.11 Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a) Notification. Each Distribution Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer that are U.S. persons (as defined in Regulation S) be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities that are “U.S. persons” (as defined in Regulation S), including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes in the United States or to “U.S. persons” (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Secured Note in the United States who is a “U.S. person” (as defined in Regulation S) (such Note a “Restricted Secured Note”) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Secured Notes may

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only be transferred to another Qualified Purchaser and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above. Each purchaser of a Subordinated Note in the United States who is a “U.S. person” (as defined in Regulation S) (such Note a “Restricted Subordinated Note”) will be required to represent at the time of purchase that: (a) the purchaser is a Qualified Purchaser who is either (x) an accredited investor (“AI”) within the meaning of Rule 501 under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/AI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified herein; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Subordinated Notes may only be transferred to another Qualified Purchaser and QIB/AI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Restricted Secured Note or a Restricted Subordinated Note is a “U.S. person” (as defined in Regulation S) who is determined not to have been a Qualified Purchaser at the time of acquisition of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Secured Note or a Restricted Subordinated Note, as applicable, (or any interest therein) to a Person that is either (x) in the case of the Secured Notes, not a “U.S. person” (as defined in Regulation S) or (y) a Qualified Purchaser who is either an IAI (or, in the case of the Subordinated Notes, another AI) or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Restricted Secured Note or Restricted Subordinated Note, as applicable, or beneficial interest therein held by such holder or beneficial owner.”

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(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Secured Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Secured Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Secured Notes.

(iv) In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Secured Notes. Without limiting the foregoing, the Initial Purchasers will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7,” to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Secured Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Secured Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined

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in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D) a statement on the “Disclaimer” page for the Global Secured Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Secured Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

Section 10.12 No Further Reporting Following the Redemption of the Secured Debt. Notwithstanding any other provision of this Indenture to the contrary, except with respect to (i) Section 4.1 or the satisfaction and discharge of this Indenture and (ii) Article VIII if at such time 100% of the Aggregate Outstanding Amount of the Subordinated Notes are not owned by the Retention Provider or any Affiliate thereof, from and after the date on which no Secured Debt is deemed or considered Outstanding, all requirements herein that the Issuer, Collateral Manager or Trustee deliver or cause to be delivered any reports, compliance certificates or opinions to any party shall be deemed deleted and have no further force or effect.

ARTICLE XI

Application Of Monies

Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date and, if elected by the Collateral Manager, on each Redemption Distribution Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

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(i) On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that, in each case, are transferred into the Payment Account, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees and registered office fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B) to the payment to the Collateral Manager of (i) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and (ii) any Cumulative Deferred Management Fee requested to be paid at the option of the Collateral Manager; provided that Interest Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to this clause (B) to the extent such Interest Proceeds are not needed to pay the amounts referred to in any of clauses (C) through (I) below (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Management Fee);

(C) to the payment of (1) first, pro rata and pari passu based on amounts due, accrued and unpaid interest on the Class A Debt (including, without limitation, default interest, if any, and interest thereon), the Class A-VF Commitment Fee (including any Class A-VF Commitment Fee Shortfall), the Class A-VF Additional Amounts up to the Class A-VF Additional Amount Cap and (2) second accrued and unpaid interest on the Class B Notes (including, without limitation, default interest, if any, and interest thereon);

(D) (i) prior to the occurrence of a Rapid Amortization Event, if the Class A Borrowing Base Condition is not satisfied, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), the Class A Principal Distribution Amount to the payment of principal of the Class A Debt and (ii) from and after the occurrence of a Rapid Amortization Event until the Aggregate Outstanding Amount of the Class A Debt is reduced to zero, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), to the Principal Collection Subaccount for application as Principal Proceeds to the payment of principal of the Class A Debt, in each case, pro rata and pari passu based on their respective Aggregate Outstanding Amounts;

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(E) (i) prior to the occurrence of a Rapid Amortization Event, if the Class B Borrowing Base Condition is not satisfied, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), the Class B Principal Distribution Amount to the payment of principal of the Class B Notes and (ii) from and after the occurrence of a Rapid Amortization Event until the Aggregate Outstanding Amount of the Class B Notes is reduced to zero, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (B) of Section 11.1(a)(ii), to the Principal Collection Subaccount for application as Principal Proceeds to the payment of principal of the Class B Notes;

(F) to the payment of (1) first, accrued and unpaid interest on the Class C Notes (excluding Deferred Interest and accrued and unpaid interest on Deferred Interest) and (2) second, any Deferred Interest and accrued and unpaid interest on Deferred Interest on the Class C Notes;

(G) (i) prior to the occurrence of a Rapid Amortization Event, if the Aggregate Borrowing Base Condition is not satisfied, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (D) of Section 11.1(a)(ii), the Class C Principal Distribution Amount to the payment of principal of the Class C Notes and (ii) from and after the occurrence of a Rapid Amortization Event until the Aggregate Outstanding Amount of the Secured Debt is reduced to zero, on a pro forma basis, after giving effect to all distributions of Principal Proceeds pursuant to clause (D) of Section 11.1(a)(ii), to the Principal Collection Subaccount for application as Principal Proceeds to the payment of principal of the Secured Debt;

(H) to the payment of any Class A-VF Additional Amounts due and not paid pursuant to clause (C) above;

(I) to the payment to the Collateral Manager of any Cumulative Deferred Management Fee not paid pursuant to clause (B)(ii) above due to the limitations contained therein (in the same manner and order of priority stated therein);

(J) to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein (in the same manner and order of priority stated therein) and (2) second any additional accrued and unpaid expenses of the Collateral Manager or the Issuer;

(K) during the Reinvestment Period, if so directed by the Collateral Manager, in its sole discretion, (i) to the Principal Collection Subaccount for application as Principal Proceeds or (ii) to make a prepayment of the principal of the Class A Debt; and

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(L) any remaining Interest Proceeds to be paid to or otherwise at the direction of the Holders of the Subordinated Notes.

(ii) On each Payment Date other than any Stated Maturity, unless an Enforcement Event has occurred and is continuing and, if elected by the Collateral Manager, on each Redemption Distribution Date, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date, and that, in each case, are transferred to the Payment Account (which will not include during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Principal Collection Subaccount in the amount needed to eliminate such Commitment Shortfall):

(A) to pay the amounts referred to in clauses (A) through (C) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided that Principal Proceeds shall only be used to make payments with respect to the Cumulative Deferred Management Fee pursuant to Section 11.1(a)(i)(B) to the extent such Principal Proceeds are not needed to pay amounts referred to in clauses (B) through (D) below;

(B) (1) during the Reinvestment Period, to the Principal Collection Subaccount for application for any purpose permitted herein with respect to amounts on deposit in such subaccount and (2) following the Reinvestment Period, (i) if no Rapid Amortization Event has occurred and, if applicable, is continuing, (A) to the Class A Holders, the Class A Principal Distribution Amount to the payment of principal of the Class A Debt, pro rata and pari passu based on their respective Aggregate Outstanding Amounts and then (B) to the Class B Noteholders, the Class B Principal Distribution Amount to the payment of principal of the Class B Notes, pro rata and pari passu based on their respective Aggregate Outstanding Amounts and (ii) if a Rapid Amortization Event has occurred and is continuing, (A) to the Class A Holders, to the payment of principal of the Class A Debt, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, until the Aggregate Outstanding Amount of the Class A Debt is reduced to zero and then (B) to the Class B Noteholders, to the payment of principal of the Class B Notes, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, until the Aggregate Outstanding Amount of the Class B Notes is reduced to zero;

(C) to pay the amounts referred to in Section 11.1(a)(i)(F) (and in the same manner and order of priority stated therein) but only to the extent not paid in full thereunder;

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(D) following the Reinvestment Period, (i) if no Rapid Amortization Event has occurred and, if applicable, is continuing, to the Class C Noteholders, the Class C Principal Distribution Amount to the payment of principal of the Class C Notes, and (ii) if a Rapid Amortization Event has occurred and is continuing, to the Class C Noteholders, to the payment of principal of the Class C Notes until the Aggregate Outstanding Amount of the Class C Notes is reduced to zero;

(E) to pay the amounts referred to in clauses (I) and (J) of Section 11(a)(i) (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder; and

(F) any remaining proceeds to be paid to or otherwise at the direction of the Holders of the Subordinated Notes.

On any Stated Maturity, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Secured Debt, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

(iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on (x) the Stated Maturity of the Debt or (y) if the maturity of the Secured Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (clause (y), an “Enforcement Event”), pursuant to Section 5.7, proceeds in respect of the Assets, including all amounts on deposit in the Collection Account, will be applied at the date or dates fixed by the Trustee in the following order of priority:

(A) (1) first, to the payment of taxes and governmental fees and registered office fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, without the application of the Administrative Expense Cap;

(B) (1) first, to the payment of accrued and unpaid interest on the Class A Debt, pro rata and pari passu based on amounts due (including, without limitation, default interest, if any, and interest thereon), the Class A-VF Commitment Fee (including any shortfalls) and the Class A-VF Additional Amounts up to the Class A-VF Additional Amount Cap (allocated pro rata in proportion to such amounts) and (2) second, to the payment of principal of the Class A Debt, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, until the Class A Debt has been paid in full;

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(C) (1) first, to the payment of accrued and unpaid interest on the Class B Notes, pro rata and pari passu based on amounts due (including, without limitation, default interest, if any, and interest thereon), and (2) second, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(D) (1) first, to the payment of accrued and unpaid interest on the Class C Notes (excluding Deferred Interest, but including interest on Deferred Interest), (2) second, to the payment of any Deferred Interest on the Class C Notes and (3) third, to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(E) to pay the amounts referred to in clauses (I) and (J) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein) to the extent not paid in full thereunder; and

(F) to pay the balance to the Holders of the Subordinated Notes.

All payments on the Class A-L Loans shall be remitted to the Class A-L Loan Agent for distribution by the Class A-L Loan Agent to the Holders of the Class A-L Loans.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(iv) On any Redemption Date in connection with a Refinancing in part by Class, Refinancing Proceeds and/or Contributions of cash (together with the Partial Refinancing Interest Proceeds available to pay the accrued interest portion of the Redemption Price and expenses incurred in connection with such Refinancing in part by Class) shall be applied in the following order of priority:

(A) to the extent such proceeds will be used to pay for expenses incurred in connection with such Refinancing in part by Class (as determined by the Collateral Manager), to pay any such expenses;

(B) to pay the Redemption Price of the applicable Class or Classes of Debt being refinanced, in the order of priority of such Class or Classes; and

(C) any remaining proceeds from the Refinancing in part by Class to be deposited in the Collection Account as Principal Proceeds.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

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(c) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, and standing instructions are hereby provided to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d) The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

(e) At any time during or after the Reinvestment Period, any Holder of Subordinated Notes may (i) make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) solely in the case of a Holder of Certificated Subordinated Notes, in accordance with Section 8.3(i), designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on its Subordinated Notes in accordance with Section 11.1(a)(i)(M) or Section 11.1(a)(ii)(I), to be a contribution to the Issuer (a “Contribution” and each such Person, a “Contributor”); provided that a Notice of Contribution in the form of Exhibit F (solely for Contributions of Cash or Eligible Investments) is provided. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion and shall notify the Trustee and the Collateral Administrator of any such acceptance. Upon receipt and acceptance by the Collateral Manager of a Contribution of cash or Eligible Investments, the Trustee will immediately deposit such Contribution into the Collection Account. A Contribution of cash or Eligible Investments may only be used for a Permitted Use or Permitted Uses as directed by the applicable Contributor at the time such Contribution is made, so long as the Collateral Manager consents to such Permitted Use(s) (or, if no direction is given by the Contributor, at the Collateral Manager’s reasonable discretion). No Contribution of Cash or Eligible Investments or portion thereof will be returned to any applicable holder of Subordinated Notes at any time. For administrative convenience any Contributions or transfers of Cash, Eligible Investments or Collateral Obligations made through one or more intermediate related entities or Affiliates of the Initial Subordinated Noteholder may instead be made on a net basis directly into the Issuer, and by bypassing such intermediate related entity or Affiliate. The value received by the Issuer in Cash, Eligible Investments and/or in the form of Collateral Obligations will not be affected by the elimination of such intermediate steps. In the case of any such payment made to the Issuer in the form of a combination of Cash and Collateral Obligations, the Cash portion of such payment shall be an amount equal to the total payment required to be made to the Issuer reduced by an amount equal to the fair market value as determined by the Collateral Manager as of the date of Contribution of the Collateral Obligations and Eligible Investments Contributed or transferred to the Issuer in respect of such payment. For the avoidance of doubt, any purchase of a Collateral

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Obligation by the Issuer pursuant to an “in-kind” Contribution from any holder of Subordinated Notes shall be subject to satisfaction of the Investment Criteria in connection therewith.

(f) Notwithstanding any other provision of this Indenture to the contrary, from and after the date on which no Secured Debt is deemed or considered to be Outstanding, (i) by 12:00 PM New York time, upon three Business Days prior notice to the Trustee, the Collateral Manager may designate any Business Day as a “Payment Date” for purposes of this Section 11.1 and distribute any Interest Proceeds or Principal Proceeds in accordance with the Priority of Payments and (ii) no further Monthly Reports or Distribution Reports shall be required to be prepared.

(g) Notwithstanding anything in this Indenture to the contrary, distributions made to the Class A-VF Noteholders will be paid by the Trustee to the Class A-VF Administrative Agent for further payment to the Class A-VF Noteholders.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. (a) Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell or substitute and the Trustee shall sell or substitute on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such sale), such sale meets the following requirements of this Section 12.1; provided that if an Enforcement Event has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation.

(b) Optional Sales. In no event may the Pool Balance (including any Delinquent Obligations, Restructured Obligations and Defaulted Obligations) optionally sold by the Issuer during any calendar year for any reason exceed 20% (rounded to the nearest whole number) (excluding sales where the Issuer retains at least 50% of the outstanding principal balance of such Collateral Obligation initially held by the Issuer) of the highest value of the Adjusted Pool Balance measured during the trailing twelve-month period preceding such sale. If a Collateral Obligation is optionally sold to an Affiliate (i) the amount received by the Issuer in connection with such sale must be equal to or greater than the Market Value and (ii) the proceeds of such sale (together with any contributions from holders of the Subordinated Notes) must be in an amount sufficient to not cause a breach of the Borrowing Base Condition (giving pro forma effect to such sale). In the event that the Issuer cannot or does not consent to an amendment to a Collateral Obligation as a result of any applicable restrictions set forth herein, such Collateral Obligation can be optionally sold to third parties (including Affiliates of the Issuer) without restriction (and shall not be included in the percentage limitation set forth in the first sentence of this Section 12.1(b)). Notwithstanding the foregoing, optional sales of Collateral Obligations to Affiliates of the

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Issuer pursuant to the immediately preceding sentence will only be permitted if (i) the conditions for sales described under Section 12.3(a) are met, including that the amount received by the Issuer in connection with such sale must be equal to or greater than the value thereof as determined pursuant to such conditions, and (ii) the Borrowing Base Condition is satisfied (giving pro forma effect to such sale) and the receipt of the proceeds thereof (together with any Contributions).

The foregoing limitations shall not apply to (a) sales of Credit Risk Obligations or (b) sales to unaffiliated third parties of (i) Delinquent Obligations, Restructured Obligations or Defaulted Obligations where the Collateral Manager has determined in good faith that the best recovery for such Collateral Obligations is the sale thereof, (ii) a Collateral Obligation which is subject to contractual purchase rights of unaffiliated third parties and such unaffiliated third party has exercised such right and (iii) a Collateral Obligation which is being refinanced and the related Obligor or new lender has requested that such Collateral Obligation be sold to an unaffiliated third party for the purpose of refinancing such Collateral Obligation.

(c) Optional Substitutions. In no event may the Pool Balance (including any Delinquent Obligations, Restructured Obligations and Defaulted Obligations) optionally substituted by the Issuer for any reason exceed 15% (rounded to the nearest whole number) of the highest value of the Adjusted Pool Balance measured since the Closing Date. Either (A) the Borrowing Base Condition must be satisfied immediately following any substitution or (B) if the Borrowing Base Condition is not satisfied immediately prior to a substitution, such substitution will maintain or lower the difference between the Aggregate Outstanding Amount of the Secured Notes and the Aggregate Borrowing Base. Each substituted Asset must satisfy the Investment Criteria as of its Cutoff Date, and each substituted Collateral Obligation must have an Internal Vista Risk Rating of no worse than the Internal Vista Risk Rating of the Asset it is replacing as of (x) if such Collateral Obligation had an Internal Vista Risk Rating of 2 or worse on the Cutoff Date therefor, such Cutoff Date or (y) if such Collateral Obligation had an Internal Vista Risk Rating of 1 on the Cutoff Date therefor, the related substitution date; provided that, in the case of this clause (y), the substituted asset must have an Internal Vista Risk Rating of 2 or better as of such substitution date. The Pool Balance following any optional substitution must be greater than or equal to the Pool Balance prior to such optional substitution. Each substituted Collateral Obligation must satisfy the Investment Criteria as of its Cutoff Date.

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, (including proceeds of the Class A-VF Notes), proceeds of draws under the Class A-VF Notes, proceeds of Additional Notes issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Collection Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer other than in Collateral Obligations with respect to which the Issuer has entered, during the Reinvestment Period, into a written trade ticket or other written binding commitment to purchase; provided that cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested in

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Eligible Investments following the Reinvestment Period. So long as no Enforcement Event has occurred and is continuing, during the Reinvestment Period, the Collateral Manager may instruct the Trustee to use Principal Proceeds to purchase additional obligations, in each case, subject to the requirement that each of the following criteria (such criteria collectively, the “Investment Criteria”) is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i) such obligation is a Collateral Obligation;

(ii) either (A) the Borrowing Base Condition will be satisfied or (B) if the Borrowing Base Condition is not satisfied immediately prior to such investment, such investment will maintain or lower the difference between the Aggregate Borrowing Base and the Aggregate Outstanding Amount of the Secured Debt;

(iii) either (A) each Level 1 Portfolio Test will be satisfied or (B) if any such test was not satisfied immediately prior to such investment, such test will be maintained or improved after giving effect to the investment;

(iv) the pro forma percentage of (1) Recurring Revenue Loans is less than or equal to 76.0% of the Pool Balance plus cash on deposit in the Reinvestment Collection Subaccount and (2) Specified Recurring Revenue Loans and Middle Market Loans combined is greater than or equal to 64.0% of the Pool Balance plus cash on deposit in the Reinvestment Collection Subaccount;

(v) the date on which the Issuer (or the Collateral Manager on behalf of the Issuer) commits to purchase such Collateral Obligation occurs during the Reinvestment Period; and

(vi) the acquisition thereof by the Issuer will not cause the aggregate principal balance of Fixed Rate Obligations then owned by the Issuer to exceed 10% of the Collateral Balance, measured as of the related Cutoff Date on a pro forma basis, giving effect to such proposed acquisition.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall, so long as the Collateral Manager anticipates that such purchase shall be settled no later than thirty (30) days following the end of the Reinvestment Period, be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee (which certification will be deemed to be made upon delivery of such schedule) that sufficient Principal Proceeds are available

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(including for this purpose, cash on deposit in the Principal Collection Subaccount and Reinvestment Collection Subaccount, as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(a) Trading Plan Period. During the Reinvestment Period and for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within 10 Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (i) no Trading Plan may result in the acquisition of Collateral Obligations with an Average Life less than six months, (ii) no Trading Plan may result in the acquisition of a group of Collateral Obligations if the difference between the shortest Average Life of any Collateral Obligation in such group and the longest Average Life of any Collateral Obligation in such group is greater than three years, (iii) no Trading Plan Period may include a Determination Date (unless such Determination Date is related to a Redemption Date), (iv) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (v) the Collateral Manager may modify any Trading Plan during a Trading Plan Period if it determines that, but for the occurrence of an Intervening Event, the Investment Criteria would have been satisfied by the original Trading Plan (provided that the Investment Criteria are satisfied by the modified Trading Plan) and (vi) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon expiration of the related Trading Plan Period, then the Collateral Manager will not enter into any subsequent Trading Plan without the consent of a Majority of the Controlling Class. The Collateral Manager shall provide prior written notice to the Rating Agency of any Trading Plan Period and, upon completion of any Trading Plan, any Collateral Obligations covered in such Trading Plan;

(b) Certification by Collateral Manager. Not later than the Cutoff Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such purchase).

The Investment Criteria will not be required to be satisfied in connection with any commitment to purchase a Collateral Obligation which purchase is scheduled to settle following the Redemption Date in connection with a Refinancing of the Secured Debt in whole with respect to which notice of redemption has been given as set forth in Section 9.4 (and will instead be required to comply with the terms of this Indenture as amended in connection with such Refinancing).

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Notwithstanding anything herein to the contrary, the Collateral Manager may instruct the Trustee to exchange (i) a Credit Risk Obligation for any other Credit Risk Obligations and any related Equity Securities (if any) (provided that (x) any Credit Risk Obligation to be received by the Issuer in such exchange shall not have a stated maturity later than the stated maturity of the Credit Risk Obligation to be exchanged and (y) after giving effect to such exchange, the Borrowing Base Condition shall be satisfied), (ii) a Defaulted Obligation for any other Defaulted Obligations (provided that the Level 1 Portfolio Test is satisfied) and/or any Credit Risk Obligations and related Equity Securities (if any) or (iii) an Equity Security for any other Equity Securities (provided that the Level 1 Portfolio Test is satisfied), any Credit Risk Obligations and/or any Defaulted Obligations; provided, however, in each case, that no debt obligation received in any such exchange shall be treated as a Collateral Obligation hereunder unless it satisfies the definition of “Collateral Obligation”.

(c) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time (including following the Reinvestment Period) in Eligible Investments in accordance with Article X.

Section 12.3 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with an Affiliate of the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not an Affiliate; provided that in the case of any Collateral Obligation sold or otherwise transferred to an Affiliate, the value thereof shall be the Market Value to the extent such prices are obtained from a nationally recognized independent pricing service engaged by the Collateral Manager or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reflected in the books and records of the Collateral Manager (so long as the Collateral Manager is an investment adviser registered with the Securities Exchange Commission under the Investment Advisers Act) consistent with the Collateral Manager Standard, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Retention Provider or VCSL or its affiliated designees pursuant to this Indenture at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Transfer Deposit Amount of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Retention Provider to the Issuer); provided that the foregoing limitations shall not apply to sales of Credit Risk Obligations; provided further that, the Trustee shall have no responsibility to oversee compliance with this paragraph by the other parties. Notwithstanding anything contained in this Article XII to the contrary, after the Closing Date, the Issuer shall not acquire any Collateral Obligation from an Affiliate of the Collateral Manager unless (i) such transfer is from a Seller, (ii) such transfer is from an Affiliate of the Collateral Manager that is a bankruptcy-remote special purpose vehicle or (iii) such transfer is made in accordance with the first proviso of this paragraph and other terms that the Collateral Manager determines, based upon advice of counsel, would not adversely impact

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the conclusions set forth in the Opinion of Counsel relating to true sale matters delivered by Winston & Strawn LLP.

(b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cutoff Date, an Officer’s certificate of the Issuer containing the statements set forth in a Delivery Certificate; provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket, confirmation of trade, or instruction to post or commit to trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) pursuant to Section 1.3(t).

(c) Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) with the consent of Holders evidencing at least (i) with respect to purchases or optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Debt and (ii) with respect to purchases or optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Debt and (2) of which the Rating Agency and the Trustee have been notified.

(d) Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation without the consent of a Majority of the Controlling Class.

ARTICLE XIII

RELATIONS AMONG HOLDERS OF DEBT

Section 13.1 Subordination. (a) Anything in this Indenture, the Class A-L Credit Agreement or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitutes a Junior Class agree for the benefit of the Holders of the Secured Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments. In the event one or more Holder(s) cause(s) the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in clause (b) of this Section 13.1, any claim(s) that such Holder(s) have against the Issuer (including under all Debt of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Debt (and each claim of each other secured

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creditor) held by each Holder of any Debt that does not seek to cause any such filing are paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The foregoing sentence shall constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code.

(b) The Holders of each Class of Debt and beneficial owners of each Class of Secured Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency, winding-up or a similar proceeding in the United States, or any other jurisdiction against the Issuer until the payment in full of all Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c) The Issuer shall, provided funds are available for such purpose, timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable law. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be payable as “Administrative Expenses.”

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture or the Class A-L Credit Agreement, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee and the Class A-L Loan Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by,

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counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the State of Delaware which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email or facsimile transmission or other similar unsecured electronic methods; provided that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions accompanied by an incumbency certificate, and the risk of interception and misuse by third parties. Any Person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by such Person

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and agrees that the security procedures (if any) to be followed in connection with such Person’s transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Class A-L Loan Agent, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Class A-L Loan Agent and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Class A-L Loan Agent reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or shall be provided by certification by such Holder. The principal amount of Class A-L Loans held by any Person, and the date of such Person’s holding the same, shall be proved by the Class A-L Loan Register or shall be provided by certification by such Holder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Debt issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon the applicable Note or note issued under the Class A-L Credit Agreement.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s internet website and will be entitled to exercise rights to vote, give consents and directions which Holders of the related Class of Debt are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Debt so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Debt. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Trustee shall be entitled to conclusively rely on the

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accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3 Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchasers, the Collateral Administrator, the Paying Agent and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders of any Debt or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Trustee and the Class A-L Loan Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee or the Class A-L Loan Agent addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee or the Class A-L Loan Agent, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to State Street Bank and Trust Company (in any capacity hereunder) will be deemed effective only upon receipt thereof by a Trust Officer of State Street Bank and Trust Company at the Corporate Trust Office;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii) the Initial Purchasers shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to: (A), Deutsche Bank Securities Inc., One Columbus Circle, New York, New York 10019-8735; or (B) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020;

(iv) the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator addressed to it at the Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto;

(v) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral

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Manager addressed to it at Vista Credit Strategic Lending Corp., 50 Hudson Yards, Floor 77, New York, New York 10001, Attention: Lauren Dillard, or at any other address previously furnished in writing to the parties hereto; and

(vi) the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to the Rating Agency addressed to it at, in the case of KBRA, Kroll Bond Rating Agency, LLC, 805 3rd Avenue, 29th Floor, New York, New York 10022, Attn: Structured Credit, or by email to StructuredCredit@kbra.com.

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee or the Class A-L Loan Agent and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee or the Class A-L Loan Agent to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Secured Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register or Class A-L Loan Register, as applicable, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing. Any notices to be provided or made available to the Holder of the Class A-VF Notes or Class A-L Lender may be provided or made available to the Class A-VF Administrative Agent of the Class A-L Loan Agent, as applicable, on their behalf.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee’s internet website.

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Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holders’ status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Debt and (to the extent provided herein) the Class A-L Loan

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Agent and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Debt or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10 Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non‑exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, Docusign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), each of which will be deemed an original, and all of which together constitute one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic

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signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Delivery of an executed counterpart signature page of this Indenture by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.17, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder or beneficial owner of Debt will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture or the Class A-L Credit Agreement, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture or the Class A-L Credit Agreement, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder or beneficial owner of Debt, or any of the other parties to this Indenture or the Class A-L Credit Agreement, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 hereof or the Class A-L Credit Agreement to which such Person sells or offers to sell any such Debt or any part thereof; (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that

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requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) KBRA (subject to Section 14.17); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Trustee’s, the Class A-L Loan Agent’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement, the Class A-L Credit Agreement or other transaction document related thereto; and provided that delivery to the Holders or beneficial owners of Debt or to the accountants by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or beneficial owners of Debt or to the accountants shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee, the Class A-L Loan Agent and the Collateral Administrator shall neither be required nor authorized to disclose to Holders or beneficial owners of Debt any Confidential Information in violation of this Section 14.15 or the Class A-L Credit Agreement. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner, such Holder or beneficial owner will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of Debt, by its acceptance of Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(e)).

(b) For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder or beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or beneficial owner of Debt or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder or beneficial owner of Debt other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator, a Holder or a beneficial owner of Debt, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) “Specified

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Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Distribution Reports.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16 Reserved.

Section 14.17 Communications with the Rating Agency. If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to Debt with the Rating Agency (or any of its respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. For the avoidance of doubt, nothing in this Section 14.17 shall prohibit the Trustee from making available on its internet website the Distribution Reports and other notices or documentation relating to the Debt or this Indenture. For the avoidance of doubt, the Accountants’ Reports or reports prepared by the Independent accountants pursuant to this Indenture (or information received, orally or in writing, about the contents of such reports) shall not be disclosed or distributed to the Rating Agency. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.18 Notices to KBRA; Rule 17g-5 Procedures. (a) To enable the Rating Agency to comply with their obligations under Rule 17g-5, the Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agency, all information the Issuer provides to the Rating Agency for the purposes of determining the initial credit rating of the Secured Debt or undertaking credit rating surveillance of the Secured Debt. In the case of information provided for the purposes of undertaking credit rating surveillance of the Secured Debt, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 14.18(b).

(b) To the extent that the Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to the Rating Agency’s credit rating surveillance of the Secured Debt, all responses to such inquiries or communications from the Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly forward such written response to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d) and

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the Collateral Administration Agreement and such responding party or its representative or advisor may provide such response to the Rating Agency and to the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at statestreet_cdo_services@statestreet.com, with the subject line specifically referencing “17g-5 Information” and “VCP RRL ABS V,” which the Information Agent shall promptly forward to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d) and the Collateral Administration Agreement.

(c) Subject to Section 14.17 hereof, the Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agency regarding any Collateral Obligation or the Debt; provided, that such party summarizes the information provided to the Rating Agency in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 14.18 and the Collateral Administration Agreement within one Business Day of such communication taking place. The Information Agent shall forward such summary to the Issuer’s Website in accordance with the procedures set forth in Section 14.18(d) and the Collateral Administration Agreement.

(d) All information to be made available to the Rating Agency pursuant to this Section 14.18 shall be forwarded by the Information Agent for posting on the Issuer’s Website pursuant to the Collateral Administration Agreement. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (New York time) or, if received after 12:00 p.m. (New York time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Issuer may remove it from the Issuer’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the Issuer’s Website. Access to the Issuer’s Website will be provided by the Issuer to (A) any NRSRO (other than the Rating Agency) upon receipt by the Issuer and the Information Agent of an NRSRO Certification in the form of Exhibit E hereto (which may be submitted electronically via the Issuer’s Website) and (B) the Rating Agency, without submission of an NRSRO Certification.

(e) None of the Issuer, the Trustee, or the Collateral Manager shall be responsible or liable for any delays caused by the failure of the Information Agent to forward the applicable response to the Issuer’s Website.

(f) Notwithstanding the requirements of this Section 14.18, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in, or respond to, any

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inquiry or oral communications from the Rating Agency. Neither the Trustee nor the Collateral Administrator shall be responsible for maintaining the Issuer’s Website, posting information on the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee, the Information Agent or the Collateral Administrator be deemed to make any representation as to the content of the Issuer’s Website (other than with respect to the Information Agent, to the extent such content was prepared by the Information Agent) or with respect to compliance by the Issuer’s Website with this Indenture, Rule 17g-5 or any other law or regulation.

(g) In connection with providing access to the Issuer’s Website, the Issuer may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for the dissemination of information in accordance with the terms of this Indenture and the Collateral Administration Agreement and makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the Rating Agency or NRSROs unless such information was delivered to the Information Agent at the email address set forth herein, with a subject heading of “VCP RRL ABS V, LLC” and sufficient detail to indicate that such information is required to be posted on the Issuer’s Website.

(h) Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or other law or regulation related thereto.

(i) Notwithstanding anything to the contrary in this Indenture (including, without limitation, Section 5.1), any failure by the Issuer or any other Person to comply with the provisions of this Section 14.18 shall not constitute an Event of Default or breach of this Indenture, the Collateral Management Agreement or any other agreement, and the Holders and the holders of any beneficial interests in the Debt shall have no rights with respect thereto or under this Section 14.18. This Section 14.18 may be amended or modified by agreement of the Collateral Manager, the Issuer, the Trustee, the Information Agent and the Rating Agency, without the consent of any Holders or any other Person.

(j) In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.19 Proceedings. Each purchaser, beneficial owner and subsequent transferee of any Debt will be deemed by its purchase to acknowledge and agree as follows: (i) (a) the express terms of this Indenture govern the rights of the Holders of the Debt to direct the commencement of a Proceeding against any person, (b) this Indenture contains limitations on the rights of the Holders of Debt to direct the commencement of any such Proceeding, and (c) each Holder of Debt shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (ii) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (iii) notwithstanding any provision of this Indenture, the Class A-L Credit Agreement or any provision of the Debt, or of the Collateral Administration Agreement or

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of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders of the Debt, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Class A-L Loan Agent, the Collateral Manager or the Collateral Administrator.

ARTICLE XV

Assignment Of Certain Agreements

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee at any time, including following the resignation or removal of the Collateral Manager.

(c) Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders of the Debt shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further

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assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Holders of the Debt and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii) The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) Except as otherwise set forth herein and therein (including pursuant to Section 9 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Debt issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(v) Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or

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any of its Affiliates has a conflict of interest between the Holder of any Debt and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (v) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(g) The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h) Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred with a request that the Trustee forward such notice to Holders, the Trustee shall, not later than two Business Days thereafter, forward such notice to the Holders of the Debt (as their names appear in the Register or Class A-L Loan Register, as applicable). The Trustee shall have no obligation to determine whether any such Cause exists.

Signature pages follow.

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IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

VCP RRL ABS V, LLC,
as Issuer

By: ___________________________________
Name:
Title:

22015383.7

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By: ___________________________________
Name:
Title:

22015383.7

Schedule 1

List of Collateral Obligations

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